PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED DECEMBER 17, 1996)
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                                  $550,000,000
                  HOME EQUITY LOAN PASS-THROUGH CERTIFICATES,
                           SERIES 1997-A1 AND 1997-A2

             UCFC ACCEPTANCE CORPORATION
                      DEPOSITOR
  UNITED COMPANIES LENDING CORPORATION(REGISTERED)                  [LOGO]
                      SERVICER                                      (REGISTERED)

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     The Home Equity Loan Pass-Through Certificates, Series 1997-A1 and 1997-A2 (the 'Certificates') represent beneficial ownership interests in one of two trust funds, UCFC Loan Trust 1997-A1 and UCFC Loan Trust 1997-A2 (each, a 'Trust'). The Classes of Certificates listed below (collectively, the 'Offered Certificates') will be unconditionally and irrevocably guaranteed as to payment of amounts due to the beneficial owners ('Owners') of such Certificates to the extent described herein pursuant to the terms of the Certificate Insurance Policy issued by MBIA Insurance Corporation ('MBIA').

                                                  (cover continued on next page)

                                                             INITIAL CLASS      PASS-THROUGH        ASSUMED FINAL
                                                           PRINCIPAL BALANCE        RATE        DISTRIBUTION DATE (1)
                                                           -----------------     -----------    ---------------------
Class A-1................................................    $ 119,935,000          (2)         October 15, 2008
Class A-2................................................    $  56,247,000         6.800%       February 15, 2012
Class A-3................................................    $  60,615,000         6.975%       April 15, 2016
Class A-4................................................    $  27,799,000         7.130%       April 15, 2018
Class A-5................................................    $  29,799,000         7.265%       June 15, 2022
Class A-6................................................    $  20,286,000         7.435%       November 15, 2024
Class A-7................................................    $  22,819,000         7.660%       June 15, 2028
Class A-8................................................    $  37,500,000         7.220%       June 15, 2028
Class A-9................................................    $ 175,000,000          (2)         March 15, 2027

(1) Determined as described under 'Maturity, Prepayment and Yield Considerations' herein.
(2) The Pass-Through Rate for this Class will be calculated by reference to the London interbank offered rate for one-month U.S. dollar deposits ('1-Month LIBOR') subject to the limitations described herein. See 'Description of the Certificates--Flow of Funds and Distributions on the Offered Certificates' herein.

                         ------------------------------


     INVESTORS SHOULD CONSIDER THE INFORMATION UNDER 'RISK FACTORS' BEGINNING ON PAGE 12 OF THE PROSPECTUS.

THE OFFERED CERTIFICATES REPRESENT INTERESTS IN THE RELATED TRUST AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF UCFC ACCEPTANCE CORPORATION, UNITED COMPANIES LENDING CORPORATION, THE TRUSTEE, MBIA OR ANY OF THEIR RESPECTIVE AFFILIATES. THE OFFERED CERTIFICATES AND THE HOME EQUITY LOANS ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY, NOR HAS ANY GOVERNMENTAL AGENCY PASSED UPON THE ACCURACY OF THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

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THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         ------------------------------

     The Offered Certificates will be purchased by Prudential Securities Incorporated, Credit Suisse First Boston Corporation and Salomon Brothers Inc (the 'Underwriters') from the Depositor and will be offered by the Underwriters from time to time in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor, including accrued interest, are expected to be approximately 99.9885087% of the aggregate principal balance of the Offered Certificates before deducting expenses payable by the Depositor estimated to be $1,092,376. See 'Underwriting' herein.

     The Offered Certificates are offered by the Underwriters subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that the Offered Certificates will be issued on or about March 27, 1997, and will thereafter be available from the Underwriters through the facilities of The Depository Trust Company on the Same Day Funds Settlement System and Cedel Bank, societe anonyme, and the Euroclear System.

PRUDENTIAL SECURITIES INCORPORATED

                           CREDIT SUISSE FIRST BOSTON

                                                            SALOMON BROTHERS INC
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            The date of this Prospectus Supplement is March 25, 1997

(Cover continued from front page)

     The assets of each Trust consist primarily of one or more pools (each a

'Loan Group') of single family residential home equity and home improvement loans ('Home Equity Loans') secured by liens on condominiums, townhouses, one- to four-family residences or mobile or manufactured homes treated as real estate under applicable state law (each, a 'Mortgaged Property' and collectively, the 'Mortgaged Properties'). Loan Group One will consist of fixed rate Home Equity Loans secured by first or second liens on the related Mortgaged Properties. Loan Group Two will consist of adjustable rate Home Equity Loans and Home Equity Loans the interest rates on which will become adjustable after a period of time (collectively, 'ARMs'), all of which will be secured by first liens on the related Mortgaged Properties. All of the Home Equity Loans, other than the Balloon Loans in Loan Group One (as defined herein), are fully amortizing. Each Trust also includes funds on deposit in a separate trust account (each a 'Pre-Funding Account') which may be used to purchase additional single family residential home equity and home improvement loans secured by liens on Mortgaged Properties (the 'Subsequent Loans') from time to time on or before May 15, 1997. On the Closing Date (as defined herein), cash in an amount not to exceed approximately $88,657,432 and $36,979,557 will be deposited in the Pre-Funding Account for Loan Group One and Loan Group Two, respectively, and may be used to acquire fixed rate Subsequent Loans secured by first or second liens for Loan Group One and Subsequent Loans which are ARMs secured by first liens for Loan Group Two.

     All of the Home Equity Loans were, and any Subsequent Loans will be, originated, directly or through correspondents or mortgage brokers, or purchased and re-underwritten, by United Companies (as defined below) or certain subsidiaries or affiliates thereof (United Companies, together with such subsidiaries and affiliates, the 'Originators'). Except for certain representations and warranties relating to the Home Equity Loans (including any Subsequent Loans) and certain other matters, United Companies' obligations with respect to the Home Equity Loans (including any Subsequent Loans) will be limited to its contractual servicing obligations.

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of March 1, 1997 (the 'Pooling and Servicing Agreement'), among UCFC Acceptance Corporation, as depositor (the 'Depositor'), United Companies Lending Corporation(Registered), as servicer ('United Companies' or the 'Servicer'), and Bankers Trust Company of California, N.A., as trustee (the 'Trustee'). Only the Offered Certificates are offered hereby. Distributions of principal and interest on the Offered Certificates will be made to the extent funds are available therefor on the 15th day of each month or, if such day is not a business day, on the next succeeding business day commencing in April 1997 (each, a 'Distribution Date') to holders of record on the last business day of the calendar month preceding the month of such Distribution Date (the 'Record Date').

     There is currently no secondary market for the Offered Certificates. The Underwriters intend to make a secondary market for the Offered Certificates, but no Underwriter is obligated to do so. There can be no assurance that a secondary market for any of the Offered Certificates will develop or, if one does develop, that it will continue or offer sufficient liquidity of investment.

     As described herein, separate elections will be made to treat certain assets and Accounts (as defined herein) of each Trust as a 'real estate mortgage investment conduit' ('REMIC') pursuant to the Internal Revenue Code of 1986, as amended (the 'Code'). The Offered Certificates will be 'regular interests' in a REMIC. See 'Certain Federal Income Tax Consequences' herein and in the Prospectus.

     The Offered Certificates issued by each Trust may be prepaid in whole in certain circumstances. See 'The Pooling and Servicing Agreement--Termination' herein.

                         ------------------------------

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                         ------------------------------

     The Certificates offered by this Prospectus Supplement constitute separate Series of Certificates being offered by the Depositor pursuant to its Prospectus dated December 17, 1996, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

                                SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Capitalized terms not otherwise defined herein have the meanings assigned to such terms in the Prospectus. See the 'Index of Principal Terms' in the Prospectus.

ISSUER....................................  UCFC Loan Trust 1997-A1 ('Trust One') and UCFC Loan Trust 1997-A2
                                             ('Trust Two') (each, a 'Trust').

SECURITIES OFFERED........................  Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6,
                                             Class A-7, Class A-8 and Class A-9 Certificates with the initial
                                             Class Principal Balances set forth on the cover page hereof. The
                                             Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and
                                             Class A-8 Certificates are sometimes referred to herein collectively as the 'Fixed Rate Certificates,' and the Class A-1 and Class A-9
                                             Certificates are sometimes referred to herein collectively as the
                                             'Floating Rate Certificates.'

TRANSACTION STRUCTURE.....................  In order to comply with various tax and securities requirements, the transaction has been structured as follows:

  A. TRUST ONE............................  The assets of Trust One will consist primarily of Loan Group One.
                                             Distributions on the Class A-1, Class A-2, Class A-3, Class A-4,
                                             Class A-5, Class A-6, Class A-7 and Class A-8 Certificates are
                                             measured by reference to payments on, and will reflect the performance of, the Home Equity Loans, including any Subsequent
                                             Loans, in Loan Group One.

  B. TRUST TWO............................  The assets of Trust Two will consist primarily of Loan Group Two.
                                             Distributions on the Class A-9 Certificates will be measured by reference to payments on, and will reflect the performance of, the
                                             Home Equity Loans, including any Subsequent Loans, in Loan Group
                                             Two.

  C. CREDIT ENHANCEMENT...................  Prior to the Subordination Termination Date, the Excess Interest from each Loan Group will be deposited into the Reserve Account until the amount on deposit therein equals the Specified Reserve Account
                                             Requirement for the related Distribution Date. Amounts on deposit in the Reserve Account will be available to fund shortfalls in required distributions on a Distribution Date, regardless of the Loan Group which experienced the shortfall. In addition, all Classes of Offered
                                             Certificates will have the benefit of the protection afforded by the
                                             Certificate Insurance Policy described herein, without distinction as to Trust, Loan Group or Class.

DEPOSITOR.................................  UCFC Acceptance Corporation, a Louisiana corporation (the
                                             'Depositor'). See 'The Depositor' in the Prospectus.


SERVICER..................................  United Companies Lending Corporation(Registered), a Louisiana
                                             corporation ('United Companies' or the 'Servicer'), a wholly-owned, indirect subsidiary of United Companies Financial Corporation. The
                                             Servicer's principal executive offices are located at 4041 Essen
                                             Lane, Baton Rouge, Louisiana 70809. See 'The Originators' herein and in the Prospectus.

TRUSTEE...................................  Bankers Trust Company of California, N.A. (the 'Trustee').

ORIGINATORS OF THE HOME EQUITY LOANS......  The Home Equity Loans were, and any Subsequent Loans will be, originated, either directly or through correspondents or mortgage brokers, or purchased and re-underwritten, by United Companies and certain subsidiaries and affiliates thereof (the 'Originators'). See
                                             'The Originators' herein and in the Prospectus and 'The Home Equity
                                             Loan Program' in the Prospectus.

APPROXIMATE AGGREGATE LOAN BALANCE AS OF
  THE CUT-OFF DATE........................  $424,363,011

CLOSING DATE..............................  On or about March 27, 1997.

CUT-OFF DATE..............................  The opening of business on March 1, 1997, except that the Cut-Off
                                             Date with respect to any Mortgage Note (as defined herein) dated on or after March 1, 1997, will be the date of such Mortgage Note.

THE HOME EQUITY LOANS.....................  All of the Home Equity Loans will consist of mortgages, deeds of trust or other instruments ('Mortgages') creating liens on single-
                                             family homes, including investment properties. Such homes may be condominiums, townhouses, one- to four-family residences or mobile or manufactured homes treated as real estate under applicable state law (each, a 'Mortgaged Property' and collectively, the 'Mortgaged
                                             Properties'). Loan Group One will consist of fixed rate Home Equity
                                             Loans secured by first or second liens on the related Mortgaged
                                             Properties. Loan Group Two will consist of adjustable rate Home
                                             Equity Loans and Home Equity Loans the interest rates on which will become adjustable after a period of time (collectively, 'ARMs'), all of which will be secured by first liens on the related Mortgaged
                                             Properties. All of the Home Equity Loans, other than the Balloon
                                             Loans in Loan Group One, will be fully amortizing, with payments generally due on the first day of each month (each, a 'Due Date').
                                             Although the Home Equity Loans may be prepaid at any time, prepayments may subject the borrower to a prepayment penalty, the terms and existence of which depend on state regulation. The Home
                                             Equity Loans generally will not be insured by primary mortgage insurance policies. The Home Equity Loans are not covered by any pool insurance or guaranteed by the Depositor, the Servicer, the

                                             Trustee, the Certificate Insurer or any of their respective affiliates.

                                            The per annum interest rate (the 'Mortgage Rate') borne by each ARM is subject to adjustment on the date set forth in the Mortgage Note for such ARM and at regular intervals thereafter (each, a 'Change
                                             Date') to equal the sum of (i) the applicable index (the 'Index'), and (ii) the number of basis points set forth in the related
                                             Mortgage Note (the 'Gross Margin'), subject to rounding and to the effects of the applicable Periodic Rate Cap, Lifetime Cap and
                                             Lifetime Floor. The 'Periodic Rate Cap' limits changes in the
                                             Mortgage Rate for each ARM on each Change Date. The 'Lifetime Cap'
                                             for each ARM is the maximum Mortgage Rate that may be borne by such
                                             ARM, and the 'Lifetime Floor' is the minimum Mortgage Rate that may be borne by such ARM.

                                            With respect to approximately 3.15% of the ARMs (by Principal Balance as of the Cut-Off Date): (i) the Index is the weekly average yield on United States treasury securities adjusted to a constant maturity of one year ('CMT'), as made available by the Federal Reserve Board as of the date 45 days (as set forth in the related Mortgage Note)
                                             before the applicable Change Date; (ii) the Change Dates will occur on the date set forth in the related

                                             Mortgage Note and every twelfth month thereafter; (iii) the Periodic
                                             Rate Cap is 200 basis points; (iv) the Lifetime Cap is 600 basis points greater than the initial Mortgage Rate; and (v) the Lifetime
                                             Floor generally equal to the Gross Margin.

                                            With respect to the remaining ARMs: (i) the Index is the London interbank offered rate for six-month United States dollar deposits
                                             ('6-Month LIBOR'), as published either in The Wall Street Journal, of the edition, if any, specified in the related Mortgage Note or by the Federal National Mortgage Association, and available as of the date before the applicable Change Date specified in the related
                                             Mortgage Note; (ii) the Change Dates will occur on the initial
                                             Change Date set forth in the related Mortgage Note and every sixth month thereafter; and (iii) the Lifetime Floor is either the initial
                                             Mortgage Rate or the Gross Margin as set forth in the related
                                             Mortgage Note.

                                            With respect to approximately 38.01% (by Principal Balance as of the
                                             Cut-Off Date) of the ARMs delivered on the Closing Date: the initial
                                             Change Date is the date on which the 24th scheduled monthly payment is due. After the initial Change Dates for such ARMs where the
                                             Periodic Rate Caps range from 300 basis points to 600 basis points, the Periodic Rate Cap generally is 100 basis points.


DESCRIPTION OF THE CERTIFICATES...........  The Certificates will be issued by the Trusts pursuant to the Pooling and Servicing Agreement, dated as of March 1, 1997 (the 'Pooling and
                                             Servicing Agreement'), among the Depositor, the Servicer and the
                                             Trustee. In addition to the Offered Certificates, Trust One will issue one or more additional Classes of Certificates, the 'Excess
                                             Interest Certificates' which, to a limited extent, are subordinated to the Offered Certificates. The Excess Interest Certificates are
                                             not being offered hereby. Each Trust also will issue a residual class of Certificates in each REMIC created by such Trust (the
                                             'Residual Certificates') which are not being offered hereby. The
                                             Offered Certificates, the Excess Interest Certificates and the
                                             Residual Certificates are collectively referred to as the
                                             'Certificates.'

                                            Each Class of Offered Certificates is issuable in original principal amounts of $25,000 and integral multiples of $1,000 in excess thereof, except that one Certificate of each Class may be issued in a different denomination.

PRE-FUNDING ACCOUNTS......................  On the Closing Date, the Trustee will establish and thereafter maintain with itself a separate trust account with respect to each of Loan Group One and Loan Group Two (each, a 'Pre-Funding
                                             Account'). On the Closing Date, cash in an amount not to exceed approximately $88,657,432 and $36,979,557 (each, a 'Pre-Funded
                                             Amount') will be deposited in the Pre-Funding Account for Loan Group
                                             One and Loan Group Two, respectively. Each Pre-Funded Amount may be used only to (i) acquire additional single family residential home equity and home improvement loans secured by liens on Mortgaged
                                             Properties (the 'Subsequent Loans') for the related Loan Group and
                                             (ii) make accelerated payments of principal of the related
                                             Certificates. All Subsequent Loans added to Loan Group One will bear fixed rates and will be secured by first

                                             or second liens on the related Mortgaged Properties, and all
                                             Subsequent Loans added to Loan Group Two will be ARMs and will be secured by first liens on the related Mortgaged Properties. During the period (the 'Pre-Funding Period') from the Closing Date to the earliest to occur of (i) the applicable Funding Termination Date
                                             (defined below), (ii) an Event of Default under the Pooling and
                                             Servicing Agreement and (iii) May 15, 1997, amounts on deposit in a
                                             Pre-Funding Account may be withdrawn from time to time to acquire
                                             Subsequent Loans for the related Loan Group in accordance with the
                                             Pooling and Servicing Agreement. The 'Funding Termination Date' for
                                             a Loan Group will be the date on which the related Pre-Funded Amount has been reduced to less than $100,000. Any Pre-Funded Amount remaining in a Pre-Funding Account at the end of the applicable

                                             Pre-Funding Period will be distributed on the Distribution Date at or immediately following the end of such Pre-Funding Period. If the
                                             Pre-Funded Amount so distributed is less than $100,000, it will be distributed as a Prepayment and allocated to the Classes of Offered
                                             Certificates then entitled to distributions of principal related to
                                             Loan Group One or Loan Group Two, as applicable, as provided herein;
                                             otherwise such amount will be distributed as principal of the outstanding Classes of Offered Certificates related to Loan Group
                                             One or Loan Group Two, as applicable, pro rata on the basis of their respective Class Principal Balances.

CAPITALIZED INTEREST ACCOUNTS.............  On the Closing Date, the Trustee will establish and thereafter maintain with itself a separate trust account with respect to each of Loan Group One and Loan Group Two (each, a 'Capitalized Interest
                                             Account'), into which amounts will be deposited. The amounts so deposited will be used by the Trustee on the Distribution Dates during the applicable Pre-Funding Period to fund the excess, if any, of the amount of interest accrued on the Classes of Certificates related to the applicable Loan Group at the applicable Pass-Through
                                             Rates over the Interest Remittance Amount for such Loan Group for such Distribution Dates.

DISTRIBUTION DATES AND RECORD DATES.......  On the 15th day of each month, or, if such day is not a business day, then the next succeeding business day, commencing in April 1997
                                             (each, a 'Distribution Date'), the Trustee will be required to distribute to the Owners of record of the Certificates as of the last business day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs (the 'Record
                                             Date') such Owners' Percentage Interests in the amounts required to be distributed to the Owners of each Class of Certificates on such
                                             Distribution Date.

AVAILABLE FUNDS...........................  As of any Distribution Date and with respect to any Loan Group,
                                             'Available Funds' will equal the sum of, without duplication, (a)
                                             the amount on deposit in the applicable Certificate Account on such
                                             Distribution Date plus (b) any amount transferred from the Reserve
                                             Account to the applicable Certificate Account on such Distribution
                                             Date, minus (c) the monthly premium of the Certificate Insurer and the monthly fees of the Trustee with respect to such Loan Group. The
                                             Pooling and Servicing Agreement provides that the term 'Available
                                             Funds' does not include Insured Payments and does not include any amounts that cannot be

                                             distributed to the Owners of the Certificates by the Trustee as a
                                             result of proceedings under the United States Bankruptcy Code. See
                                             'Description of the Certificates--Flow of Funds and Distributions on
                                             the Offered Certificates' herein.


DISTRIBUTIONS ON THE CERTIFICATES

  A. INTEREST DISTRIBUTIONS...............  Interest will accrue on each Fixed Rate Certificate at the applicable fixed Pass-Through Rate set forth or described on the cover hereof for each calendar month. Interest will accrue on each Class of
                                             Floating Rate Certificates at the then-applicable Pass-Through Rate during the period commencing on the 15th day of the month preceding the month of the applicable Distribution Date (or, in the case of the first Distribution Date, beginning on the Closing Date) and ending on the 14th day of the month of such Distribution Date. Such period for each Class of Offered Certificates is its respective
                                             'Accrual Period.' Interest on the Fixed Rate Certificates will be calculated on the basis of a 360-day year consisting of twelve
                                             30-day months. Interest on the Floating Rate Certificates will be calculated on the basis of a 360-day year for the actual number of days elapsed in each Accrual Period. See 'Maturity, Prepayment and
                                             Yield Considerations' herein.

                                            During each Accrual Period, the Pass-Through Rate for the Class A-1
                                             Certificates will be the lesser of the Class A-1 LIBOR Rate and the weighted average of the Mortgage Rates on the Home Equity Loans
                                             (including Subsequent Loans, if any) in Loan Group One minus the sum of the Servicing Fee Rate, the Trustee's Fee Rate and the premium
                                             (expressed as a per annum rate) for the Certificate Insurance Policy
                                             (collectively, the 'Expense Fee Rate'). The 'Class A-1 LIBOR Rate'
                                             for each Accrual Period will equal the sum of the London interbank offered rate for one-month U.S. dollar deposits ('1-Month LIBOR'), determined as described under 'Description of the Certificates--
                                             Calculation of 1-Month LIBOR' herein, and 0.10%.

                                            During each Accrual Period, the Pass-Through Rate for the Class A-9
                                             Certificates will be the lesser of the Class A-9 LIBOR Rate and the
                                             Net Funds Cap. The 'Class A-9 LIBOR Rate' for each Accrual Period will equal the sum of 1-Month LIBOR and the Pass-Through Margin. For
                                             each Accrual Period prior to the Servicer Optional Termination Date for Loan Group Two, the Pass-Through Margin will be 20 basis points.
                                             For each Accrual Period thereafter, the Pass-Through Margin will be
                                             40 basis points. As to any Distribution Date, the 'Net Funds Cap'
                                             will equal the lesser of (x) 14.63% and (y) a rate equal to the weighted average of the Mortgage Rates on the ARMs minus the Expense
                                             Fee Rate and beginning with the thirteenth Distribution Date, minus
                                             0.50% per annum.

                                            Interest accrued on the Offered Certificates during each Accrual
                                             Period will be distributed on each Distribution Date to the extent funds are available therefor. With respect to each Distribution
                                             Date, interest accruing during the related Accrual Period at the applicable Pass-Through Rate on the related Class Principal Balance
                                             (as defined below) immediately preceding such Distribution Date, is referred to herein as the 'Interest Distribution Amount' for such
                                             Class. See 'Description of the Certificates--

                                             Flow of Funds and Distributions on the Offered Certificates' herein.

  B. PRINCIPAL DISTRIBUTIONS..............  As to any Loan Group (including, with respect to Loan Group One or
                                             Loan Group Two, Subsequent Loans assigned thereto), the 'Basic
                                             Principal Amount' for a Distribution Date will equal the sum of the following: (i) the principal portion of all scheduled and
                                             unscheduled payments received on the Home Equity Loans during the calendar month preceding the calendar month in which such
                                             Distribution Date occurs (the 'Remittance Period'), including (a)
                                             any full or partial principal prepayments of any Home Equity Loans
                                             ('Prepayments') received during the related Remittance Period, (b)
                                             the proceeds received of any insurance policy relating to a Home
                                             Equity Loan, a Mortgaged Property or a Mortgaged Property acquired through foreclosure or by deed-in-lieu of foreclosure (each, an 'REO
                                             Property'), net of proceeds to be applied to the repair of the
                                             Mortgaged Property or released to the Mortgagor (as defined herein)
                                             and net of expenses reimbursable therefrom ('Insurance Proceeds'),
                                             (c) proceeds received in connection with the liquidation of any defaulted Home Equity Loans, whether by trustee's sale, foreclosure sale or otherwise ('Liquidation Proceeds'), net of fees and advances reimbursable therefrom ('Net Liquidation Proceeds'), (d) net rental income, if any, from REO Properties ('REO Proceeds') and (e)
                                             proceeds received in connection with a taking of a Mortgaged
                                             Property by condemnation or the exercise of eminent domain or in connection with a release of part of the Mortgaged Property from the related lien ('Released Mortgaged Property Proceeds'), (ii) the principal portion of all amounts deposited in the applicable
                                             Principal and Interest Account on the related Remittance Date by the applicable Originator in connection with the repurchase of, or the substitution of a substantially similar home equity loan for, a Home
                                             Equity Loan as to which there is defective documentation or a breach of a representation or warranty contained in the Pooling and
                                             Servicing Agreement or by the Servicer in connection with the purchase of any Home Equity Loan as permitted by the Pooling and
                                             Servicing Agreement, (iii) the principal balance of each defaulted
                                             Home Equity Loan or REO Property as to which the Servicer has determined that all amounts expected to be recovered have been recovered (each, a 'Liquidated Mortgage Loan') to the extent not included in the amounts described in the preceding clauses (i) and
                                             (ii) and (iv) with respect to Loan Group One or Loan Group Two, any amounts released from the related Pre-Funding Account at or following termination of the applicable Pre-Funding Period which are treated as a Prepayment.

                                            Distributions of principal of a Class of Offered Certificates will be measured by the Basic Principal Amount for the related Loan Group.
                                             As to any Distribution Date and Class of Offered Certificates, the
                                             'Principal Distribution Amount' will be an amount equal to the portion of the Basic Principal Amount for the related Loan Group allocated to such Class of Offered Certificates and the related
                                             Carry-Forward Amount. Distributions of principal will be allocated among the Classes of Certificates as described herein under
                                             'Description of the Certificates--Flow of Funds and Distributions on
                                             the Offered Certificates.'

                                            As to any Class of Offered Certificates and any Distribution Date,
                                             the 'Carry-Forward Amount' will equal the sum of (a) the amount, if any, by which the amount required to be distributed to the Owners of such Class of Offered Certificates as of the preceding Distribution
                                             Date exceeded the amount of the actual distribution (exclusive of amounts representing Insured Payments) to the Owners of such Class of Offered Certificates on such preceding Distribution Date, and (b)
                                             interest on the interest component of the amount, if any, described in clause (a) at one-twelfth of the applicable Pass-Through Rate for the immediately preceding Accrual Period.

                                            The 'Class Principal Balance' of any Class of Offered Certificates as
                                             of any date of determination will equal the original Class Principal
                                             Balance thereof on the Closing Date less the sum of all amounts previously distributed to the Owners of such Class of Offered
                                             Certificates on account of principal. See 'Description of the
                                             Certificates--Flow of Funds and Distributions on the Offered
                                             Certificates' herein.

REGISTRATION OF THE OFFERED
  CERTIFICATES............................  The Offered Certificates initially will be represented by one or more certificates registered in the name of Cede & Co. ('Cede'), the nominee of The Depository Trust Company ('DTC'). Persons acquiring beneficial ownership interests in the Offered Certificates will hold their interests through DTC, in the United States, or Cedel Bank, societe anonyme ('Cedel') or the Euroclear System ('Euroclear'), in
                                             Europe. Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Offered
                                             Certificates are in book-entry form, such Certificates will be evidenced by one or more Certificates registered in the name of
                                             Cede, as the nominee of DTC, or one of the relevant depositaries
                                             (collectively, the 'European Depositaries'). Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through
                                             Cedel or Euroclear, on the other, will be effected in DTC through
                                             Citibank N.A. ('Citibank') or The Chase Manhattan Bank ('Chase'),
                                             the relevant depositaries of Cedel and Euroclear, respectively, and each a participating member of DTC. The interests of such
                                             Certificateholders will be represented by book-entries on the records of DTC, participating members thereof ('Participants') and other entities, such as banks, brokers, dealers and trust companies that clear through or maintain custodial relationships with a
                                             Participant, either directly or indirectly ('Indirect
                                             Participants'). Certificates representing the Offered Certificates will be issued in definitive form only under the limited
                                             circumstances described in the Prospectus. References herein to
                                             'Holders' or 'Owners' reflect the rights of owners of the Offered
                                             Certificates only as they may indirectly exercise such rights through DTC and Participants, except as otherwise specified in the
                                             Prospectus. See 'Description of the Certificates--Book-Entry
                                             Certificates' herein and 'Risk Factors--Book-Entry Registration' and
                                             'Description of the Certificates--Book-Entry Registration' in the
                                             Prospectus.

SERVICING OF THE HOME EQUITY LOANS........  The Servicer has agreed to serve as master servicer for the Home
                                             Equity Loans (including Subsequent Loans) in accordance with the
                                             Pooling and Servicing Agreement. The Servicer may act through sub-servicers, including affiliates of the Servicer. The Home Equity
                                             Loans (including Subsequent Loans) will be serviced by the Servicer on a 'scheduled/actual' basis (i.e., 'scheduled' interest and
                                             'actual' principal receipts are required to be passed-through). See
                                             'The Pooling and Servicing Agreement' herein and in the Prospectus.

MONTHLY SERVICING FEE.....................  The Servicer will retain a fee equal to 0.50% per annum (the
                                             'Servicing Fee Rate'), payable monthly at one-twelfth the annual rate, of the then outstanding principal amount of each Home Equity
                                             Loan (including Subsequent Loans) as of the first day of each calendar month.

CERTIFICATE INSURANCE POLICY..............  MBIA Insurance Corporation, a New York stock insurance corporation
                                             (the 'Certificate Insurer'), will provide a certificate insurance policy (the 'Certificate Insurance Policy') relating to the Offered
                                             Certificates. Subject to the requirements of the Certificate
                                             Insurance Policy described under 'The Certificate Insurance Policy and the Certificate Insurer,' the Certificate Insurance Policy
                                             unconditionally and irrevocably guarantees that the full amount of each Insured Payment (as defined herein) will be received by the
                                             Trustee or its successor for distribution by the Trustee to the
                                             Owners from the Certificate Insurer. The Certificate Insurer's obligations under the Certificate Insurance Policy will be discharged to the extent funds equal to the amount required to be paid thereunder are received by the Trustee, whether or not such funds are properly applied by the Trustee. The Certificate Insurance
                                             Policy is noncancellable for any reason.

                                            The Certificate Insurance Policy does not (i) guarantee the

                                             Originators' obligations to repurchase or substitute for Home Equity
                                             Loans (including Subsequent Loans) with respect to which there has been a breach of representation, (ii) guarantee any specified rate of Prepayments or (iii) provide funds to redeem the Offered
                                             Certificates on any specified date.

                                            The Pooling and Servicing Agreement provides that to the extent the
                                             Certificate Insurer makes Insured Payments, the Certificate Insurer will be subrogated to the rights of the Owners of the Offered
                                             Certificates with respect to such Insured Payments. The Certificate
                                             Insurer will receive reimbursement for such Insured Payment, but only from the sources and in the manner provided in the Pooling and
                                             Servicing Agreement, the Guarantee Agreement and the Insurance
                                             Agreement, dated as of March 1, 1997, among the Certificate Insurer, the Depositor, the Servicer, the Trustee and the Underwriters (the
                                             'Insurance Agreement'). Such subrogation and reimbursement will have no effect on the Certificate Insurer's obligations under the
                                             Certificate Insurance Policy.

RESERVE ACCOUNT...........................  On the Closing Date, the Trustee will establish a reserve account comprised of three sub-accounts: the Spread Sub-Account; the
                                             Residual Sub-Account; and the Guarantee Fee Sub-Account
                                             (collectively, the 'Reserve Account'), and an initial deposit may be made into the Spread Sub-Account. On each Remittance Date on or prior to the Subordination Termination Date, the Trustee is required to deposit (i) the Spread for each Loan Group into the
                                             Spread Sub-Account, (ii) the Residual Remittance Amount for each
                                             Loan Group into the Residual Sub-Account and (iii) the Guarantee Fee for each Loan Group into the Guarantee Fee Sub-Account.

                                            As to any Remittance Date and Loan Group, the sum of the Spread, the
                                             Residual Remittance Amount and the Guarantee Fee will equal the
                                             Excess Interest for such Remittance Date and Loan Group. The 'Excess
                                             Interest' will equal the product of (x) one-twelfth of the difference between (i) the weighted average of the Mortgage Rates of the Home Equity Loans (including Subsequent Loans, if any) in such
                                             Loan Group as of the first day of the related Remittance Period and
                                             (ii) the Adjusted Pass-Through Rate for such Loan Group, and (y) the related Loan Group Principal Balance as of the last day of the related Remittance Period, to the extent such amount is received or advanced. The Pooling and Servicing Agreement permits the Reserve
                                             Account to be funded in part by one or more letters of credit acceptable to the Certificate Insurer.

                                            The 'Adjusted Pass-Through Rate' for any Loan Group and Distribution
                                             Date will equal the sum of (i) the weighted average Pass-Through

                                             Rate on the related Class(es) of Certificates, (ii) the Servicing
                                             Fee Rate, (iii) the Trustee's Fee Rate and (iv) the premium for the
                                             Certificate Insurance Policy (expressed as a per annum rate).

                                            The aggregate amount required to be on deposit at any time in the
                                             Reserve Account (taking into account the amounts available to be withdrawn under any letters of credit deposited therein) will be determined in accordance with the terms of the Pooling and Servicing
                                             Agreement (such amount, the 'Specified Reserve Account
                                             Requirement'). Amounts, if any, on deposit or to be deposited in the
                                             Reserve Account up to the Subordinated Amount (as defined below)
                                             will be available to fund any shortfall between the Available Funds for any Loan Group (before any withdrawals from the Reserve Account on a Distribution Date) and the Distribution Amount for the related
                                             Class(es) of Offered Certificates on any Distribution Date.
                                             Withdrawals from the Reserve Account for such purposes will be made first from the Spread Sub-Account, second from the Residual
                                             Sub-Account and third from the Guarantee Fee Sub-Account.

                                            The Pooling and Servicing Agreement provides that, in the event aggregate withdrawals from the Reserve Account with respect to shortfalls on the Offered Certificates equal the amount specified in the Pooling and Servicing Agreement (such amount, the 'Subordinated
                                             Amount'), no further withdrawals with respect to such shortfalls may be made from the Reserve Account, and the Specified Reserve Account
                                             Requirement will thereafter be zero. The Distribution Date on which the Subordinated Amount is reduced to zero is the 'Subordination
                                             Termination Date.'

                                            The provisions in the Pooling and Servicing Agreement relating to the
                                             Reserve Account may be amended in any respect by the Depositor, the
                                             Servicer and the Certificate Insurer without the consent of, or notice to, the Owners of the Offered Certificates. Such amendment could reduce or eliminate the funding requirements of the Reserve
                                             Account. Because amounts in the

                                             Reserve Account are available for all Classes of Offered
                                             Certificates, a disproportionate amount of funds may be used to benefit one Class of Offered Certificates, thereby reducing the funds available for the other Classes of Offered Certificates. In addition, funds on deposit in the Reserve Account may be used to provide credit enhancement for other transactions involving the
                                             Depositor or its affiliates and the Certificate Insurer.
                                             Notwithstanding any reduction in the funding requirements of the
                                             Reserve Account, or the depletion of the Subordinated Amount or the
                                             Reserve Account, the Certificate Insurer will be obligated on each
                                             Distribution Date to fund the full amount of each Insured Payment on such Distribution Date. See 'Description of the
                                             Certificates--Reserve Account' herein.

GUARANTEE AGREEMENT.......................  Pursuant to an agreement (the 'Guarantee Agreement') between the
                                             Certificate Insurer and Adobe, Inc., a Nevada corporation which is an indirect, wholly-owned subsidiary of the Servicer (the
                                             'Guarantor'), the Guarantor, in consideration of the Guarantee Fee, will agree to reimburse the Certificate Insurer an amount up to the amount specified in the Guarantee Agreement for Insured Payments that are not otherwise reimbursed as provided in the Pooling and
                                             Servicing Agreement and the Insurance Agreement. Payment of the
                                             Guarantee Fee is subordinated to the limited extent provided herein.

TERMINATION...............................  The Servicer will have the right to purchase all the Home Equity
                                             Loans remaining in a Loan Group on any Remittance Date when the aggregate Loan Balance of such Home Equity Loans has declined to 10%
                                             or less of an amount equal to the aggregate balances of the Home
                                             Equity Loans in such Loan Group as of the Cut-Off Date including the aggregate balances of the Subsequent Loans as of the related subsequent cut-off date(s) added to the applicable Loan Group (each, a 'Servicer Optional Termination Date'). See 'The Pooling and
                                             Servicing Agreement-- Termination' herein.

RATINGS...................................  It is a condition of the original issuance of the Offered
                                             Certificates that the Offered Certificates receive ratings of AAA by
                                             Fitch Investors Service L.P. ('Fitch'), Aaa by Moody's Investors
                                             Service, Inc. ('Moody's') and AAA by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ('S&P'). A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning entity. Such ratings address credit risk, but do not purport to address any prepayment risk associated with the Offered Certificates. See
                                             'Ratings' herein.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES...  REMIC Election.  For federal income tax purposes, separate elections will be made to treat certain of the assets and Accounts (as defined herein) of each Trust as a 'real estate mortgage investment conduit'
                                             ('REMIC'). The Offered Certificates will be designated as 'regular interests' in a REMIC.

                                            Tax Status of Offered Certificates.  The Offered Certificates will be treated as debt instruments of the applicable Trust for federal income tax purposes. Owners of the Offered Certificates, including

                                             Owners that generally report income on the cash method of
                                             accounting, will be required to include interest on the Offered
                                             Certificates, as applicable, in income in accordance with the accrual method of accounting.

                                            Original Issue Discount.  It is anticipated that the Offered
                                             Certificates will not be issued with original issue discount.
                                             However, any such original issue discount will be includible in the income of the Owner as it accrues under a method taking into account the compounding of interest and using a prepayment assumption equal to 25% HEP (in the case of Loan Group One) and 27% CPR (in the case of Loan Group Two). No representation is made as to whether the Home
                                             Equity Loans will prepay at the assumed rate or at any other rate.
                                             See 'Maturity, Prepayment and Yield Considerations' herein and
                                             'Certain Federal Income Tax Consequences' herein and in the
                                             Prospectus.

ERISA CONSIDERATIONS......................  As described under 'ERISA Considerations' herein, the Offered
                                             Certificates may not be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), or by individual retirement accounts or Keogh plans covering only a sole proprietor or partner which are not subject to ERISA but are subject to Section 4975 of the Code
                                             ('Plans'), except pursuant to certain exemptions from potential prohibited transaction rules of ERISA which prohibit a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan and related excise tax provisions of Section 4975 of the Code.

                                            Upon termination of a Pre-Funding Period, it is believed that
                                             Prohibited Transaction Exemption 90-32, 55 Fed. Reg. 23,147 (June 6,
                                             1990) (the 'Exemption'), which provides an exemption for
                                             transactions involving the purchase, holding or transfer of certain residential mortgage pool pass-through certificates by Plans, will apply to the Classes of Offered Certificates related to the Loan
                                             Group for which such Pre-Funding Period has ended. See 'ERISA
                                             Considerations' herein.

LEGAL INVESTMENT CONSIDERATIONS...........  The Offered Certificates will not constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market
                                             Enhancement Act of 1984, as amended ('SMMEA'). See 'Legal
                                             Investment' herein and in the Prospectus.

                             THE HOME EQUITY LOANS

GENERAL

     The Home Equity Loans were, and any Subsequent Loans will be, originated, directly or through correspondents or mortgage brokers, or purchased and re-underwritten, by the Originators in accordance with the policies set forth under 'The Home Equity Loan Program' in the Prospectus. All of the Home Equity Loans are, and all Subsequent Loans will be, Single Family Loans as described under 'The Trusts' in the Prospectus. All of the Home Equity Loans are, and all Subsequent Loans will be, non-conventional home equity and home improvement loans bearing fixed or adjustable interest rates (the 'Mortgage Rates') and evidenced by promissory notes (the 'Mortgage Notes') secured by deeds of trust, security deeds or mortgages on Mortgaged Properties. Certain of the Home Equity Loans (including Subsequent Loans) may have been made in connection with the dispositions of previously foreclosed Mortgaged Properties. Except for the Balloon Loans in Loan Group One, all of the Home Equity Loans are fully amortizing loans. Although the Home Equity Loans may be prepaid at any time, prepayment may subject the borrower to a prepayment penalty, the terms and existence of which depend on state regulation. The Mortgaged Properties securing the Home Equity Loans (including the Subsequent Loans) consist of single-family residences (which may be townhouses, one- to four-family dwellings, condominium units or mobile or manufactured homes treated as real estate under local law). The Mortgaged Properties may be owner-occupied (which includes second and vacation homes) and non-owner occupied investment properties. The Home Equity Loans will be divided into two groups (each, a 'Loan Group'): 'Loan Group One' and 'Loan Group Two.' Loan Group One will comprise the primary asset of Trust One and Loan Group Two will comprise the primary asset of Trust Two.

     Each Home Equity Loan (including Subsequent Loans, if any) in Loan Group One will bear interest at a fixed rate. Home Equity Loans (including Subsequent Loans, if any) in Loan Group One will be secured by first or second liens on the related Mortgaged Properties while the Home Equity Loans (including Subsequent Loans) in Loan Group Two will be secured by first liens on the related Mortgaged Properties. Certain of the Home Equity Loans in Loan Group One will have original terms to stated maturity of 15 years and amortization schedules of 30 years ('Balloon Loans'), leaving a substantial payment due at the stated maturity (each, a 'Balloon Payment').

     Each Home Equity Loan (including Subsequent Loans, if any) in Loan Group Two will be an ARM. The per annum interest rate borne by each ARM is subject to adjustment on the date set forth in the Mortgage Note for such ARM and at regular intervals thereafter (each, a 'Change Date') to equal the sum of (i) the applicable Index and (ii) the number of basis points set forth in the related Mortgage Note (the 'Gross Margin'), subject to rounding and to the effects of the applicable Periodic Rate Cap, Lifetime Cap and Lifetime Floor. The 'Periodic Rate Cap' limits changes in the Mortgage Rate for each ARM on each Change Date. The 'Lifetime Cap' for each ARM is the maximum Mortgage Rate that may be borne by such ARM, and the 'Lifetime Floor' is the minimum Mortgage Rate that may be borne by such ARM. The ARMs do not provide for negative amortization or limits on changes in the monthly payments.


     With respect to approximately 3.15% of the ARMs (by Principal Balance as of the Cut-Off Date): (i) the Index is the weekly average of the quoted yields on United States treasury securities adjusted to a constant maturity of one year ('CMT'), as made available by the Federal Reserve Board as of the date 45 days (as set forth in the related Mortgage Note) before the applicable Change Date;
(ii) the Change Dates will occur on the date set forth in the related Mortgage Note and every twelfth month thereafter; (iii) the Periodic Rate Cap is 200 basis points; (iv) the Lifetime Cap is 600 basis points greater than the initial Mortgage Rate; and (v) the Lifetime Floor is generally equal to the Gross Margin.

     With respect to the remaining ARMs: (i) the Index is the London interbank offered rate for six-month United States dollar deposits ('6-Month LIBOR'), as published either in The Wall Street Journal of the edition, if any, specified in the related Mortgage Note or by the Federal National Mortgage Association and available as of the date before the applicable Change Date specified in the related Mortgage Note; (ii) the Change Dates will occur on the initial Change Date set forth in the Mortgage Note and every sixth month thereafter; and (iii) the Lifetime Floor is either the initial Mortgage Rate or the Gross Margin as set forth in the related Mortgage Note.

     With respect to approximately 38.01% (by Principal Balance as of the Cut-Off Date) of the ARMs delivered on the Closing Date: the initial Change Date is the date on which the 24th scheduled monthly payment is due. After the initial Change Dates for such ARMs where the Periodic Rate Caps range from 300 basis points to 600 basis points, the Periodic Rate Cap generally is 100 basis points.

     Approximately 2.75% (by Principal Balance as of the Cut-Off Date) of the Home Equity Loans in Loan Group One provide that if each of the first twelve monthly payments are received within 30 days of the due dates therefor, the Mortgage Rate will be reduced by 100 basis points for the remaining term of the Home Equity Loan and the monthly payments will be recalculated to reflect such reduction and amortize the then-unpaid principal balance by the original maturity date.

STATISTICAL INFORMATION

     Set forth below is certain approximate statistical information as of the Cut-Off Date regarding the Home Equity Loans expected to be included in each Loan Group as of the Closing Date. Prior to the Closing Date, Home Equity Loans may be removed from any Loan Group and other Home Equity Loans may be substituted therefor. The Depositor believes that the information set forth herein with respect to each Loan Group as presently constituted is representative of the characteristics of each Loan Group as it will be constituted at the Closing Date, although certain characteristics of the Home Equity Loans in one or more Loan Groups may vary. The sum of the percentage columns in the following tables may not equal 100% due to rounding.

     LOAN GROUP ONE.  As of the Cut-Off Date: the Loan Balances ranged from

$5,290 to $534,781; the average Loan Balance was $48,906; the Mortgage Rates ranged from 8.500% to 18.500% per annum; the weighted average Mortgage Rate was 11.608% per annum; the original Combined Loan-to-Value Ratios ranged from 8.30% to 100.00%; the weighted average original Combined Loan-to-Value Ratio was 78.74%; the remaining terms to stated maturity ranged from 48 months to 360 months; the weighted average remaining term to stated maturity was 242 months; the loan ages ranged from 0 months to 178 months; the weighted average loan age was 1 month; and Balloon Loans constituted 13.98% of the aggregate Principal Balance as of the Cut-Off Date of the Home Equity Loans in Loan Group One.

                            GEOGRAPHIC DISTRIBUTION

                                                                                AGGREGATE UNPAID     % OF AGGREGATE
                                                             % OF AGGREGATE       LOAN BALANCE        UNPAID LOAN
                                          NUMBER OF GROUP    NUMBER OF GROUP       AS OF THE         BALANCE AS OF
STATE                                        ONE LOANS          ONE LOANS         CUT-OFF DATE      THE CUT-OFF DATE
---------------------------------------   ---------------    ---------------    ----------------    ----------------
Alabama................................           37                0.63%       $   2,046,177.63           0.71%
Arizona................................           35                0.60            1,841,081.47           0.64
Arkansas...............................          117                2.00            5,308,727.63           1.85
California.............................          129                2.20           10,725,593.31           3.75
Colorado...............................           43                0.73            2,877,337.16           1.00
Connecticut............................           34                0.58            2,379,394.54           0.83
Delaware...............................            9                0.15              642,615.25           0.22
Dist of Columbia.......................            4                0.07              292,669.33           0.10
Florida................................          439                7.50           22,659,947.29           7.91
Georgia................................          203                3.47            9,893,521.22           3.46
Idaho..................................           26                0.44            2,783,417.65           0.97
Illinois...............................          112                1.91            5,903,501.79           2.06
Indiana................................          261                4.46           10,880,646.80           3.80
Iowa...................................           60                1.02            2,627,555.06           0.92
Kentucky...............................          118                2.02            5,396,404.12           1.88
Louisiana..............................          715               12.21           29,025,179.47          10.14
Maine..................................           23                0.39              703,769.77           0.25
Maryland...............................           49                0.84            3,481,828.25           1.22
Massachusetts..........................           35                0.60            1,986,052.15           0.69
Michigan...............................          325                5.55           13,090,882.49           4.57
Minnesota..............................           12                0.20              407,606.81           0.14
Mississippi............................          359                6.13           15,229,126.82           5.32
Missouri...............................          144                2.46            6,307,523.92           2.20
Montana................................            2                0.03              111,650.00           0.04
Nebraska...............................           16                0.27              583,651.47           0.20
Nevada.................................           10                0.17              834,023.96           0.29
New Hampshire..........................           33                0.56            1,797,783.85           0.63
New Jersey.............................          108                1.84           10,594,240.00           3.70
New Mexico.............................           19                0.32              817,952.98           0.29
New York...............................          289                4.94           15,921,661.71           5.56
North Carolina.........................          388                6.63           18,839,530.76           6.58
Ohio...................................          357                6.10           16,015,531.02           5.59
Oklahoma...............................          164                2.80            6,666,975.77           2.33
Oregon.................................           17                0.29            1,482,754.09           0.52
Pennsylvania...........................          336                5.74           13,628,144.47           4.76
Rhode Island...........................            9                0.15              271,979.05           0.09
South Carolina.........................          194                3.31            9,013,185.51           3.15
Tennessee..............................          309                5.28           16,005,780.52           5.59
Texas..................................           39                0.67            2,115,903.87           0.74
Utah...................................           22                0.38            1,628,827.15           0.57
Virginia...............................           80                1.37            5,204,355.84           1.82
Washington.............................           25                0.43            1,980,554.26           0.69

West Virginia..........................           68                1.16            3,013,587.49           1.05
Wisconsin..............................           81                1.38            3,323,934.18           1.16
                                              ------             -------        ----------------        -------
  Total................................        5,855              100.00%       $ 286,342,567.88         100.00%
                                              ------             -------        ----------------        -------
                                              ------             -------        ----------------        -------

               ORIGINAL COMBINED LOAN-TO-VALUE RATIO DISTRIBUTION

                                                                                AGGREGATE UNPAID     % OF AGGREGATE
                                                             % OF AGGREGATE       LOAN BALANCE        UNPAID LOAN
RANGE OF ORIGINAL COMBINED                NUMBER OF GROUP    NUMBER OF GROUP       AS OF THE         BALANCE AS OF
LOAN-TO-VALUE RATIOS                         ONE LOANS          ONE LOANS         CUT-OFF DATE      THE CUT-OFF DATE
---------------------------------------   ---------------    ---------------    ----------------    ----------------
 5.001- 10.000%........................            1                0.02%       $       9,144.41           0.00%
10.001- 15.000.........................            6                0.10               82,745.02           0.03
15.001- 20.000.........................           20                0.34              357,933.58           0.13
20.001- 25.000.........................           33                0.56              513,029.67           0.18
25.001- 30.000.........................           39                0.67              944,800.12           0.33
30.001- 35.000.........................           64                1.09            1,453,928.53           0.51
35.001- 40.000.........................           72                1.23            1,755,962.07           0.61
40.001- 45.000.........................           87                1.49            2,715,848.68           0.95
45.001- 50.000.........................          163                2.78            4,617,938.18           1.61
50.001- 55.000.........................          153                2.61            5,512,911.54           1.93
55.001- 60.000.........................          210                3.59            7,217,254.02           2.52
60.001- 65.000.........................          243                4.15           10,112,197.31           3.53
65.001- 70.000.........................          401                6.85           17,512,160.79           6.12
70.001- 75.000.........................          660               11.27           32,139,612.52          11.22
75.001- 80.000.........................        1,425               24.34           78,828,946.94          27.53
80.001- 85.000.........................          715               12.21           35,970,157.83          12.56
85.001- 90.000.........................          811               13.85           47,617,607.35          16.63
90.001- 95.000.........................          352                6.01           18,060,440.89           6.31
95.001-100.000.........................          400                6.83           20,919,948.43           7.31
                                              ------             -------        ----------------        -------
     Total.............................        5,855              100.00%       $ 286,342,567.88         100.00%
                                              ------             -------        ----------------        -------
                                              ------             -------        ----------------        -------

     The Combined Loan-to-Value Ratios shown above represent the ratio of the sum of the principal amount of each Home Equity Loan and the unpaid principal balance of the related first mortgage loan, if any, at the time of origination of such Home Equity Loan divided by the lesser of the appraised value of the related Mortgaged Property at the time of origination (the 'Appraised Values') or the purchase price of such Mortgaged Property, if applicable. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Home Equity Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Home Equity Loans become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, defaults, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

                           MORTGAGE RATE DISTRIBUTION

                                                                                AGGREGATE UNPAID     % OF AGGREGATE
                                                             % OF AGGREGATE       LOAN BALANCE        UNPAID LOAN
RANGE OF                                  NUMBER OF GROUP    NUMBER OF GROUP       AS OF THE         BALANCE AS OF
MORTGAGE RATES                               ONE LOANS          ONE LOANS         CUT-OFF DATE      THE CUT-OFF DATE
---------------------------------------   ---------------    ---------------    ----------------    ----------------
 8.251- 8.500%.........................            3                0.05%       $     116,296.35           0.04%
 8.501- 8.750..........................            1                0.02              194,887.81           0.07
 8.751- 9.000..........................            1                0.02               51,000.00           0.02
 9.001- 9.250..........................           11                0.19              691,962.57           0.24
 9.251- 9.500..........................           19                0.32            1,170,393.29           0.41
 9.501- 9.750..........................          124                2.12            4,645,445.19           1.62
 9.751-10.000..........................          134                2.29            8,777,970.19           3.07
10.001-10.250..........................           92                1.57            5,133,932.67           1.79
10.251-10.500..........................          431                7.36           24,704,305.88           8.63
10.501-10.750..........................          196                3.35           13,745,299.33           4.80
10.751-11.000..........................          630               10.76           34,122,390.59          11.92
11.001-11.250..........................          335                5.72           18,289,643.81           6.39
11.251-11.500..........................          508                8.68           30,302,038.80          10.58
11.501-11.750..........................          757               12.93           34,751,401.03          12.14
11.751-12.000..........................          557                9.51           28,150,164.32           9.83
12.001-12.250..........................          402                6.87           19,433,106.74           6.79
12.251-12.500..........................          307                5.24           16,650,159.58           5.81
12.501-12.750..........................          551                9.41           16,196,737.74           5.66
12.751-13.000..........................          137                2.34            6,156,169.23           2.15
13.001-13.500..........................          332                5.67           13,154,770.54           4.59
13.501-13.750..........................          139                2.37            4,418,318.68           1.54
13.751-14.000..........................           55                0.94            1,630,395.71           0.57
14.001-14.250..........................           55                0.94            1,557,770.19           0.54
14.251-14.500..........................           14                0.24              386,284.51           0.13
14.501-14.750..........................           39                0.67            1,273,083.74           0.44
14.751-15.000..........................            5                0.09              124,592.50           0.04
15.001-15.250..........................           16                0.27              430,565.97           0.15
15.251-15.500..........................            2                0.03               38,970.26           0.01
15.751-16.000..........................            1                0.02               14,873.43           0.01
18.251-18.500..........................            1                0.02               29,637.23           0.01
                                              ------             -------        ----------------        -------
     Total.............................        5,855              100.00%       $ 286,342,567.88         100.00%
                                              ------             -------        ----------------        -------
                                              ------             -------        ----------------        -------

        DISTRIBUTION OF OUTSTANDING LOAN BALANCES AS OF THE CUT-OFF DATE

                                                                                AGGREGATE UNPAID     % OF AGGREGATE
                                                             % OF AGGREGATE       LOAN BALANCE        UNPAID LOAN

RANGE OF                                  NUMBER OF GROUP    NUMBER OF GROUP       AS OF THE         BALANCE AS OF
LOAN BALANCES                                ONE LOANS          ONE LOANS         CUT-OFF DATE      THE CUT-OFF DATE
---------------------------------------   ---------------    ---------------    ----------------    ----------------
     $0.01-  25,000.00.................        1,410               24.08%       $  25,623,576.75           8.95%
 25,000.01-  50,000.00.................        2,427               41.45           88,610,463.58          30.95
 50,000.01- 100,000.00.................        1,582               27.02          106,458,740.83          37.18
100,000.01- 150,000.00.................          302                5.16           36,428,339.27          12.72
150,000.01- 200,000.00.................           79                1.35           13,611,725.16           4.75
200,000.01- 250,000.00.................           28                0.48            6,239,189.37           2.18
250,000.01- 300,000.00.................           14                0.24            3,907,203.62           1.36
300,000.01- 350,000.00.................            2                0.03              634,302.00           0.22
350,000.01- 400,000.00.................            4                0.07            1,525,369.27           0.53
400,000.01- 450,000.00.................            2                0.03              824,794.84           0.29
450,000.01- 500,000.00.................            3                0.05            1,426,982.77           0.50
500,000.01- 550,000.00.................            2                0.03            1,051,880.42           0.37
                                              ------             -------        ----------------        -------
     Total.............................        5,855              100.00%       $ 286,342,567.88         100.00%
                                              ------             -------        ----------------        -------
                                              ------             -------        ----------------        -------

                        LIEN STATUS AND OCCUPANCY STATUS

                                                                                AGGREGATE UNPAID     % OF AGGREGATE
                                                             % OF AGGREGATE       LOAN BALANCE        UNPAID LOAN
LIEN STATUS AND                           NUMBER OF GROUP    NUMBER OF GROUP       AS OF THE         BALANCE AS OF
OCCUPANCY STATUS                             ONE LOANS          ONE LOANS         CUT-OFF DATE      THE CUT-OFF DATE
---------------------------------------   ---------------    ---------------    ----------------    ----------------
First Lien Non-Owner Occupied..........          617               10.54%       $  22,937,556.23           8.01%
First Lien Owner Occupied..............        4,732               80.82          249,812,153.09          87.24
First Lien Second Home.................            7                0.12              600,910.48           0.21
Multiple Properties....................           14                0.24              870,718.35           0.30
Second Lien Owner Occupied.............          485                8.28           12,121,229.73           4.23
                                              ------             -------        ----------------        -------
     Total.............................        5,855              100.00%       $ 286,342,567.88         100.00%
                                              ------             -------        ----------------        -------
                                              ------             -------        ----------------        -------

                     DISTRIBUTION OF LOAN AGES (IN MONTHS)

                                                                                AGGREGATE UNPAID     % OF AGGREGATE
RANGE OF                                                     % OF AGGREGATE       LOAN BALANCE        UNPAID LOAN
LOAN AGES                                 NUMBER OF GROUP    NUMBER OF GROUP       AS OF THE         BALANCE AS OF

(MONTHS)                                     ONE LOANS          ONE LOANS         CUT-OFF DATE      THE CUT-OFF DATE
---------------------------------------   ---------------    ---------------    ----------------    ----------------
      0................................        3,051               52.11%       $ 145,866,042.24          50.94%
  1- 12................................        2,709               46.27          135,612,113.47          47.36
 13- 24................................           33                0.56            2,021,511.07           0.71
 25- 36................................           26                0.44            1,613,280.50           0.56
 37- 48................................            7                0.12              286,751.43           0.10
 49- 60................................            2                0.03               62,704.43           0.02
 61- 72................................            1                0.02               16,613.66           0.01
 73- 84................................           20                0.34              676,607.54           0.24
 85- 96................................            1                0.02               33,249.89           0.01
 97-108................................            1                0.02               11,276.45           0.00
109-120................................            1                0.02               39,719.74           0.01
121-132................................            1                0.02               34,050.03           0.01
169-180................................            2                0.03               68,647.43           0.02
                                              ------             -------        ----------------        -------
     Total.............................        5,855              100.00%       $ 286,342,567.88         100.00%
                                              ------             -------        ----------------        -------
                                              ------             -------        ----------------        -------

                                 PROPERTY TYPE

                                                                                AGGREGATE UNPAID     % OF AGGREGATE
                                                             % OF AGGREGATE       LOAN BALANCE        UNPAID LOAN
                                          NUMBER OF GROUP    NUMBER OF GROUP       AS OF THE         BALANCE AS OF
PROPERTY TYPE                                ONE LOANS          ONE LOANS         CUT-OFF DATE      THE CUT-OFF DATE
---------------------------------------   ---------------    ---------------    ----------------    ----------------
Condominium............................          114                1.95%       $   5,922,025.62           2.07%
Duplex.................................          281                4.80           13,052,587.01           4.56
Fourplex...............................           24                0.41            1,530,881.14           0.53
Manufactured House.....................          369                6.30           14,291,916.55           4.99
Modular Housing........................           14                0.24              710,906.65           0.25
PUD....................................            2                0.03              174,077.81           0.06
Rowhome................................          129                2.20            3,995,007.08           1.40
Semi-Detached..........................           12                0.20              506,525.69           0.18
Single Detached Family.................        4,845               82.75          242,634,684.02          84.74
Townhouse..............................           24                0.41            1,285,456.43           0.45
Triplex................................           41                0.70            2,238,499.88           0.78
                                              ------             -------        ----------------        -------
     Total.............................        5,855              100.00%       $ 286,342,567.88         100.00%
                                              ------             -------        ----------------        -------
                                              ------             -------        ----------------        -------

                   DISTRIBUTION OF REMAINING TERM TO MATURITY
                       (IN MONTHS) AS OF THE CUT-OFF DATE

                                                                                AGGREGATE UNPAID     % OF AGGREGATE
                                                             % OF AGGREGATE       LOAN BALANCE        UNPAID LOAN
RANGE OF MONTHS                           NUMBER OF GROUP    NUMBER OF GROUP       AS OF THE         BALANCE AS OF
REMAINING TO MATURITY                        ONE LOANS          ONE LOANS         CUT-OFF DATE      THE CUT-OFF DATE
---------------------------------------   ---------------    ---------------    ----------------    ----------------
 37- 48................................            3                0.05%       $      35,200.00           0.01%
 49- 60................................          131                2.24            5,528,378.93           1.93
 61- 72................................           10                0.17              164,415.94           0.06
 73- 84................................           45                0.77            1,705,948.47           0.60
 85- 96................................           23                0.39              432,628.17           0.15
 97-108................................           26                0.44              672,001.29           0.23
109-120................................          745               12.72           28,997,571.48          10.13
121-132................................            3                0.05               82,063.72           0.03
133-144................................          123                2.10            3,592,374.64           1.25
145-156................................           16                0.27              594.938.60           0.21
157-168................................           18                0.31              661,960.88           0.23
169-180................................        2,455               41.93          100,376,674.85          35.05
181-192................................            2                0.03               68,647.43           0.02
205-216................................            2                0.03              166,309.09           0.06
217-228................................            2                0.03               39,892.87           0.01
229-240................................          822               14.04           40,665,653.81          14.20
241-252................................            1                0.02               39,719.74           0.01
253-264................................            2                0.03              110,254.93           0.04
277-288................................            4                0.07              294,886.57           0.10
289-300................................           47                0.80            2,211,560.06           0.77
313-324................................            1                0.02              135,048.43           0.05
325-336................................           14                0.24            1,129,312.23           0.39
337-348................................           10                0.17            1,275,475.06           0.45
349-360................................        1,350               23.06           97,361,650.69          34.00
                                              ------             -------        ----------------        -------
     Total.............................        5,855              100.00%       $ 286,342,567.88         100.00%
                                              ------             -------        ----------------        -------
                                              ------             -------        ----------------        -------

     LOAN GROUP TWO. As of the Cut-Off Date: the Loan Balances ranged from $8,883 to $400,000; the average Loan Balance was $91,043; the current Mortgage Rates ranged from 6.750% to 13.500% per annum; the weighted average current Mortgage Rate was 9.723% per annum; the original Loan-to-Value Ratios ranged from 14.10% to 100.00%; the weighted average original Loan-to-Value Ratio was 82.35%; the remaining terms to stated maturity ranged from 52 months to 360 months; the weighted average remaining term to stated maturity was 340 months; the loan ages ranged from 0 months to 152 months; the weighted average loan age was 3 months; the Gross Margins ranged from 3.625% to 9.750%; the weighted average Gross Margin was 5.388%; the Lifetime Floors ranged from 2.125% to 13.500%; the weighted average Lifetime Floor was 9.538%; the Lifetime Caps ranged from 12.750% to 19.500%; the weighted average Lifetime Cap was 15.773%; the weighted average current Mortgage Rate of the ARMs with initial fixed Mortgage Rates was 9.356% per annum; the weighted average number of months to the next Change Date for the ARMs with initial fixed Mortgage Rates was 23 months; and the weighted average number of months to the next Change Date for the remaining ARMs was 7 months.

                            GEOGRAPHIC DISTRIBUTION

                                                                               AGGREGATE UNPAID     % OF AGGREGATE
                                                            % OF AGGREGATE       LOAN BALANCE         UNPAID LOAN
                                         NUMBER OF GROUP    NUMBER OF GROUP       AS OF THE          BALANCE AS OF
STATE                                       TWO LOANS          TWO LOANS         CUT-OFF DATE      THE CUT-OFF DATE
--------------------------------------   ---------------    ---------------    ----------------    -----------------
Alabama...............................            1                0.07%       $      46,103.49            0.03%
Arizona...............................           24                1.58            2,126,419.81            1.54
Arkansas..............................            5                0.33              332,575.55            0.24
California............................          330               21.77           53,784,358.25           38.97
Colorado..............................           16                1.06            1,673,606.14            1.21
Connecticut...........................            6                0.40              499,435.21            0.36
Delaware..............................            3                0.20              262,900.00            0.19
Dist. of Columbia.....................            7                0.46              918,059.97            0.67
Florida...............................           16                1.06            1,091,768.17            0.79
Georgia...............................           13                0.86            1,340,775.59            0.97
Idaho.................................            5                0.33              402,865.96            0.29
Illinois..............................           50                3.30            4,149,564.44            3.01
Indiana...............................           80                5.28            4,180,277.93            3.03
Iowa..................................           22                1.45            1,162,766.12            0.84
Kentucky..............................           34                2.24            2,127,791.59            1.54
Louisiana.............................           30                1.98            1,928,941.97            1.40
Maine.................................           23                1.52            1,535,450.99            1.11
Maryland..............................            4                0.26              553,703.35            0.40
Massachusetts.........................           10                0.66            1,086,926.06            0.79
Michigan..............................           82                5.41            4,569,362.55            3.31
Minnesota.............................           11                0.73              701,746.24            0.51
Mississippi...........................           20                1.32              989,123.44            0.72
Missouri..............................           26                1.72            1,386,032.77            1.00
Nebraska..............................            5                0.33              222,418.98            0.16
Nevada................................            3                0.20              371,088.26            0.27
New Hampshire.........................            8                0.53              425,034.82            0.31
New Jersey............................           23                1.52            2,286,421.70            1.66
New Mexico............................           11                0.73            1,409,868.02            1.02
New York..............................           52                3.43            4,337,351.50            3.14
North Carolina........................           41                2.70            2,368,493.36            1.72
Ohio..................................          190               12.53           10,500,215.31            7.61
Oklahoma..............................           27                1.78            1,134,221.78            0.82
Oregon................................           51                3.36            5,397,022.43            3.91

Pennsylvania..........................           70                4.62            3,605,607.39            2.61
Rhode Island..........................            5                0.33              475,423.47            0.34
South Carolina........................            6                0.40              386,789.47            0.28
Tennessee.............................           41                2.70            2,761,948.40            2.00
Texas.................................            5                0.33              564,032.04            0.41
Utah..................................           41                2.70            4,888,030.94            3.54
Virginia..............................           20                1.32            1,383,882.32            1.00
Washington............................           44                2.90            5,596,389.67            4.05
West Virginia.........................           15                0.99              861,072.26            0.62
Wisconsin.............................           40                2.64            2,194,575.03            1.59
                                             ------             -------        ----------------         -------
     Total............................        1,516              100.00%       $ 138,020,442.74          100.00%
                                             ------             -------        ----------------         -------
                                             ------             -------        ----------------         -------

                   ORIGINAL LOAN-TO-VALUE RATIO DISTRIBUTION

                                                                                AGGREGATE UNPAID     % OF AGGREGATE
                                                             % OF AGGREGATE       LOAN BALANCE        UNPAID LOAN
RANGE OF ORIGINAL                         NUMBER OF GROUP    NUMBER OF GROUP       AS OF THE         BALANCE AS OF
LOAN-TO-VALUE RATIOS                         TWO LOANS          TWO LOANS         CUT-OFF DATE      THE CUT-OFF DATE
---------------------------------------   ---------------    ---------------    ----------------    ----------------
10.001- 15.000%........................            1                0.07%       $      31,500.00           0.02%
15.001- 20.000.........................            2                0.13               81,977.37           0.06
20.001- 25.000.........................            4                0.26              185,261.68           0.13
25.001- 30.000.........................            4                0.26              156,500.00           0.11
30.001- 35.000.........................            8                0.53              238,583.98           0.17
35.001- 40.000.........................            7                0.46              323,210.02           0.23
40.001- 45.000.........................           16                1.06            1,043,915.15           0.76
45.001- 50.000.........................           17                1.12              765,967.23           0.55
50.001- 55.000.........................           25                1.65            1,070,749.82           0.78
55.001- 60.000.........................           28                1.85            1,460,484.54           1.06
60.001- 65.000.........................           52                3.43            2,992,419.66           2.17
65.001- 70.000.........................           76                5.01            5,396,933.12           3.91
70.001- 75.000.........................          139                9.17           11,102,346.13           8.04
75.001- 80.000.........................          267               17.61           27,631,911.74          20.02
80.001- 85.000.........................          279               18.40           27,310,320.47          19.79
85.001- 90.000.........................          381               25.13           43,543,022.48          31.55
90.001- 95.000.........................          119                7.85            8,394,870.46           6.08
95.001-100.000.........................           91                6.00            6,290,468.89           4.56
                                              ------             -------        ----------------        -------
     Total.............................        1,516              100.00%       $ 138,020,442.74         100.00%
                                              ------             -------        ----------------        -------
                                              ------             -------        ----------------        -------

     The Loan-to-Value Ratios shown above represent the ratio of the principal amount of each Home Equity Loan divided by the lesser of the appraised value of the related Mortgaged Property at the time of origination (the 'Appraised Values') or the purchase price of such Mortgaged Property, if applicable. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Home Equity Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Home Equity Loans become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

                       CURRENT MORTGAGE RATE DISTRIBUTION


                                                                                AGGREGATE UNPAID     % OF AGGREGATE
                                                             % OF AGGREGATE       LOAN BALANCE        UNPAID LOAN
RANGE OF CURRENT                          NUMBER OF GROUP    NUMBER OF GROUP       AS OF THE         BALANCE AS OF
MORTGAGE RATES                               TWO LOANS          TWO LOANS         CUT-OFF DATE      THE CUT-OFF DATE
---------------------------------------   ---------------    ---------------    ----------------    ----------------
 6.501- 7.000%.........................            3                0.20%       $     270,280.66           0.20%
 7.001- 7.500..........................            4                0.26              513,851.82           0.37
 7.501- 7.750..........................            9                0.59            1,355,710.46           0.98
 7.751- 8.000..........................           14                0.92            2,029,237.05           1.47
 8.001- 8.250..........................           34                2.24            5,071,197.14           3.67
 8.251- 8.500..........................           71                4.68           10,409,621.09           7.54
 8.501- 8.750..........................           53                3.50            6,814,625.52           4.94
 8.751- 9.000..........................           74                4.88            9,953,173.64           7.21
 9.001- 9.250..........................           55                3.63            6,455,830.01           4.68
 9.251- 9.500..........................          121                7.98           12,730,495.44           9.22
 9.501- 9.750..........................          175               11.54           18,955,402.77          13.73
 9.751-10.000..........................          181               11.94           16,101,224.48          11.67
10,001-10.250..........................          226               14.91           16,066,609.54          11.64
10.251-10.500..........................           63                4.16            7,000,288.44           5.07
10.501-10.750..........................          128                8.44            6,929,618.76           5.02
10.751-11.000..........................          203               13.39           11,696,752.28           8.47
11.001-11.250..........................           18                1.19            1,170,219.97           0.85
11.251-11.500..........................           30                1.98            1,334,472.58           0.97
11.501-11.750..........................           27                1.78            1,453,943.71           1.05
11.751-12.000..........................           14                0.92              819,335.44           0.59
12.001-12.250..........................            4                0.26              463,623.24           0.34
12.251-12.500..........................            3                0.20              155,655.98           0.11
12.501-12.750..........................            3                0.20              102,938.82           0.07
12.751-13.000..........................            2                0.13              150,033.90           0.11
13.001-13.500..........................            1                0.07               16,300.00           0.01
                                              ------             -------        ----------------        -------
     Total.............................        1,516              100.00%       $ 138,020,442.74         100.00%
                                              ------             -------        ----------------        -------
                                              ------             -------        ----------------        -------

        DISTRIBUTION OF OUTSTANDING LOAN BALANCES AS OF THE CUT-OFF DATE

                                                                                AGGREGATE UNPAID     % OF AGGREGATE
                                                             % OF AGGREGATE       LOAN BALANCE        UNPAID LOAN
RANGE OF                                  NUMBER OF GROUP    NUMBER OF GROUP       AS OF THE         BALANCE AS OF
LOAN BALANCES                                TWO LOANS          TWO LOANS         CUT-OFF DATE      THE CUT-OFF DATE
---------------------------------------   ---------------    ---------------    ----------------    ----------------
$      0.01- 25,000.00.................           94                6.20%       $   1,919,243.65           1.39%
  25,000.01- 50,000.00.................          366               24.14           14,080,517.78          10.20
  50,000.01-100,000.00.................          571               37.66           40,571,274.59          29.40
 100,000.01-150,000.00.................          238               15.70           29,119,489.89          21.10
 150,000.01-200,000.00.................          142                9.37           24,600,733.72          17.82
 200,000.01-250,000.00.................           53                3.50           11,848,182.95           8.58
 250,000.01-300,000.00.................           32                2.11            8,886,290.87           6.44
 300,000.01-350,000.00.................           13                0.86            4,336,353.72           3.14
 350,000.01-400,000.00.................            7                0.46            2,658,355.57           1.93
                                              ------             -------        ----------------        -------
     Total.............................        1,516              100.00%       $ 138,020,442.74         100.00%
                                              ------             -------        ----------------        -------
                                              ------             -------        ----------------        -------

                        LIEN STATUS AND OCCUPANCY STATUS

                                                                                AGGREGATE UNPAID     % OF AGGREGATE
                                                             % OF AGGREGATE       LOAN BALANCE        UNPAID LOAN
LIEN STATUS AND                           NUMBER OF GROUP    NUMBER OF GROUP       AS OF THE         BALANCE AS OF
OCCUPANCY STATUS                             TWO LOANS          TWO LOANS         CUT-OFF DATE      THE CUT-OFF DATE
---------------------------------------   ---------------    ---------------    ----------------    ----------------
First Lien Non-Owner Occupied..........           79                5.21%       $   3,713,030.83           2.69%
First Lien Owner Occupied..............        1,437               94.79          134,307,411.91          97.31
                                              ------             -------        ----------------        -------
     Total.............................        1,516              100.00%       $ 138,020,442.74         100.00%
                                              ------             -------        ----------------        -------
                                              ------             -------        ----------------        -------

                     DISTRIBUTION OF LOAN AGES (IN MONTHS)

                                                                                AGGREGATE UNPAID     % OF AGGREGATE
RANGE OF                                                     % OF AGGREGATE       LOAN BALANCE        UNPAID LOAN
LOAN AGES                                 NUMBER OF GROUP    NUMBER OF GROUP       AS OF THE         BALANCE AS OF
(MONTHS)                                     TWO LOANS          TWO LOANS         CUT-OFF DATE      THE CUT-OFF DATE
---------------------------------------   ---------------    ---------------    ----------------    ----------------

  0-  6................................         1,422              93.80%       $ 132,018,420.86          95.65%
  7- 12................................            21               1.39            1,715,559.42           1.24
 13- 18................................             6               0.40              564,160.10           0.41
 19- 24................................            13               0.86              653,635.96           0.47
 25- 30................................            14               0.92              846,098.19           0.61
 31- 36................................             2               0.13              169,531.12           0.12
 37- 42................................             7               0.46              474,119.23           0.34
 43- 48................................             5               0.33              296,849.17           0.22
 49- 54................................             1               0.07               46,926.30           0.03
 61- 66................................             5               0.33              310,170.45           0.22
 67- 72................................             3               0.20              107,226.31           0.08
 73- 78................................             4               0.26              120,974.50           0.09
 79- 84................................             2               0.13               81,779.05           0.06
 85- 90................................             1               0.07               36,607.81           0.03
 91- 96................................             5               0.33              209,795.48           0.15
 97-102................................             1               0.07              139,482.14           0.10
103-108................................             1               0.07               65,863.15           0.05
121-126................................             1               0.07               52,923.23           0.04
127-132................................             1               0.07               52,754.60           0.04
151-156................................             1               0.07               57,565.67           0.04
                                              -------            -------        ----------------        -------
     Total.............................         1,516             100.00%       $ 138,020,442.74         100.00%
                                              -------            -------        ----------------        -------
                                              -------            -------        ----------------        -------

                                 PROPERTY TYPE

                                                                                AGGREGATE UNPAID     % OF AGGREGATE
                                                             % OF AGGREGATE       LOAN BALANCE        UNPAID LOAN
                                          NUMBER OF GROUP    NUMBER OF GROUP       AS OF THE         BALANCE AS OF
PROPERTY TYPE                                TWO LOANS          TWO LOANS         CUT-OFF DATE      THE CUT-OFF DATE
-------------                             ---------------    ---------------    ----------------    ----------------
Condominium............................           40                2.64%       $   3,733,126.66           2.70%
Duplex.................................           55                3.63            4,042,300.47           2.93
Fourplex...............................            7                0.46              752,500.82           0.55
Manufactured House.....................            7                0.46              488,791.11           0.35
Modular Housing........................            3                0.20              188,900.00           0.14
PUD....................................            6                0.40              857,538.78           0.62
Rowhome................................           17                1.12            1,441,404.48           1.04
Semi-Detached..........................            9                0.59              463,921.10           0.34
Single Detached Family.................        1,350               89.05          124,013,814.10          89.85
Townhouse..............................            7                0.46              708,924.54           0.51
Triplex................................           15                0.99            1,329,220.68           0.96
                                              ------             -------        ----------------        -------
Total..................................        1,516              100.00%       $ 138,020,442.74         100.00%

                                              ------             -------        ----------------        -------
                                              ------             -------        ----------------        -------

                   DISTRIBUTION OF REMAINING TERM TO MATURITY
                       (IN MONTHS) AS OF THE CUT-OFF DATE

                                                                                AGGREGATE UNPAID     % OF AGGREGATE
                                                             % OF AGGREGATE       LOAN BALANCE        UNPAID LOAN
RANGE OF MONTHS                           NUMBER OF GROUP    NUMBER OF GROUP       AS OF THE         BALANCE AS OF
REMAINING TO MATURITY                        TWO LOANS          TWO LOANS         CUT-OFF DATE      THE CUT-OFF DATE
---------------------                     ---------------    ---------------    ----------------    ----------------
 49- 60................................            2                0.13%       $      25,781.90           0.02%
 73- 84................................            2                0.13               47,526.01           0.03
 85- 96................................            4                0.26              148,793.78           0.11
 97-108................................            2                0.13               65,687.65           0.05
109-120................................           14                0.92              401,528.91           0.29
133-144................................            1                0.07               37,957.14           0.03
145-156................................            3                0.20               91,974.01           0.07
157-168................................            4                0.26              119,540.38           0.09
169-180................................          203               13.39            8,680,357.64           6.29
205-216................................            3                0.20              109,882.10           0.08
217-228................................            2                0.13               55,057.99           0.04
229-240................................           95                6.27            4,880,400.89           3.54
253-264................................            3                0.20              243,287.02           0.18
265-276................................            2                0.13              121,567.78           0.09
277-288................................            2                0.13               92,458.54           0.07
289-300................................           12                0.79              749,755.09           0.54
301-312................................            2                0.13               83,725.10           0.06
313-324................................           10                0.66              696,212.46           0.50
325-336................................           14                0.92            1,010,199.86           0.73
337-348................................           12                0.79              948,944.06           0.69
349-360................................        1,124               74.14          119,409,804.43          86.52
                                              ------             -------        ----------------        -------
Total..................................        1,516              100.00%       $ 138,020,442.74         100.00%
                                              ------             -------        ----------------        -------
                                              ------             -------        ----------------        -------

                         DISTRIBUTION OF GROSS MARGINS

                                                                                AGGREGATE UNPAID     % OF AGGREGATE
                                                             % OF AGGREGATE       LOAN BALANCE        UNPAID LOAN
RANGE OF                                  NUMBER OF GROUP    NUMBER OF GROUP       AS OF THE         BALANCE AS OF
GROSS MARGINS                                TWO LOANS          TWO LOANS         CUT-OFF DATE      THE CUT-OFF DATE

-------------                             ---------------    ---------------    ----------------    ----------------
3.501- 4.000%..........................          119                7.85%       $   7,542,608.34           5.46%
4.001- 4.500...........................          199               13.13           20,188,967.61          14.63
4.501- 5.000...........................          163               10.75           16,940,609.25          12.27
5.001- 5.500...........................          414               27.31           41,214,034.45          29.86
5.501- 6.000...........................          421               27.77           33,324,235.08          24.14
6.001- 6.500...........................           97                6.40           10,025,366.98           7.26
6.501- 7.000...........................           61                4.02            5,212,823.69           3.78
7.001- 7.500...........................           20                1.32            1,786,746.53           1.29
7.501- 8.000...........................           12                0.79              901,723.63           0.65
8.001- 8.500...........................            6                0.40              597,096.44           0.43
8.501- 9.000...........................            2                0.13              143,962.00           0.10
9.001- 9.500...........................            1                0.07               73,468.74           0.05
9.501-10.000...........................            1                0.07               68,800.00           0.05
                                              ------             -------        ----------------        -------
     Total.............................        1,516              100.00%       $ 138,020,442.74         100.00%
                                              ------             -------        ----------------        -------
                                              ------             -------        ----------------        -------

                         DISTRIBUTION OF LIFETIME CAPS

                                                                                AGGREGATE UNPAID     % OF AGGREGATE
                                                             % OF AGGREGATE       LOAN BALANCE        UNPAID LOAN
RANGE OF                                  NUMBER OF GROUP    NUMBER OF GROUP       AS OF THE         BALANCE AS OF
LIFETIME CAPS                                TWO LOANS          TWO LOANS         CUT-OFF DATE      THE CUT-OFF DATE
-------------                             ---------------    ---------------    ----------------    ----------------
12.501-13.000%.........................            3                0.20%       $     270,280.66           0.20%
13.001-13.500..........................            9                0.59              800,152.46           0.58
13.501-14.000..........................           20                1.32            3,070,505.97           2.22
14.001-14.500..........................          102                6.73           14,888,004.30          10.79
14.501-15.000..........................          109                7.19           14,946,271.86          10.83
15.001-15.500..........................          160               10.55           18,380,886.36          13.32
15.501-16.000..........................          351               23.15           35,389,753.16          25.64
16.001-16.500..........................          299               19.72           23,618,136.13          17.11
16.501-17.000..........................          347               22.89           19,911,099.74          14.43
17.001-17.500..........................           53                3.50            3,166,375.57           2.29
17.501-18.000..........................           43                2.84            2,357,952.99           1.71
18.001-18.500..........................           10                0.66              646,334.52           0.47
18.501-19.000..........................            6                0.40              327,119.88           0.24
19.001-19.500..........................            4                0.26              247,569.14           0.18
                                              ------             -------        ----------------        -------
     Total.............................        1,516              100.00%       $ 138,020,442.74         100.00%
                                              ------             -------        ----------------        -------
                                              ------             -------        ----------------        -------

                        DISTRIBUTION OF LIFETIME FLOORS

                                                                                AGGREGATE UNPAID     % OF AGGREGATE
                                                             % OF AGGREGATE       LOAN BALANCE        UNPAID LOAN
RANGE OF                                  NUMBER OF GROUP    NUMBER OF GROUP       AS OF THE         BALANCE AS OF
LIFETIME FLOORS                              TWO LOANS          TWO LOANS         CUT-OFF DATE      THE CUT-OFF DATE
---------------------------------------   ---------------    ---------------    ----------------    ----------------
 2.001- 2.500%.........................            1                0.07%       $      36,798.80           0.03%
 3.001- 3.500..........................            1                0.07               59,542.57           0.04
 3.501- 4.000..........................           74                4.88            4,257,733.30           3.08
 5.501- 6.000..........................            1                0.07               39,976.99           0.03
 6.501- 7.000..........................            2                0.13              194,405.62           0.14
 7.001- 7.500..........................            4                0.26              513,851.82           0.37
 7.501- 8.000..........................           23                1.52            3,384,947.51           2.45
 8.001- 8.500..........................          107                7.06           15,616,183.50          11.31
 8.501- 9.000..........................          117                7.72           16,113,749.14          11.67
 9.001- 9.500..........................          148                9.76           17,757,577.73          12.87
 9.501-10.000..........................          323               21.31           33,223,427.44          24.07
10.001-10.500..........................          291               19.20           23,265,121.40          16.86
10.501-11.000..........................          330               21.77           18,476,422.82          13.39
11.001-11.500..........................           46                3.03            2,483,274.03           1.80
11.501-12.000..........................           37                2.44            1,852,885.27           1.34
12.001-12.500..........................            6                0.40              541,305.98           0.39
12.501-13.000..........................            4                0.26              186,938.82           0.14
13.001-13.500..........................            1                0.07               16,300.00           0.01
                                              ------             -------        ----------------        -------
     Total.............................        1,516              100.00%       $ 138,020,442.74         100.00%
                                              ------             -------        ----------------        -------
                                              ------             -------        ----------------        -------

                      NUMBER OF MONTHS TO NEXT CHANGE DATE

                                                                                AGGREGATE UNPAID     % OF AGGREGATE
                                                             % OF AGGREGATE       LOAN BALANCE        UNPAID LOAN
MONTHS TO                                 NUMBER OF GROUP    NUMBER OF GROUP       AS OF THE         BALANCE AS OF
NEXT CHANGE DATE                             TWO LOANS          TWO LOANS         CUT-OFF DATE      THE CUT-OFF DATE
---------------------------------------   ---------------    ---------------    ----------------    ----------------
 1.....................................            3                0.20%       $     226,476.62           0.16%
 2.....................................           12                0.79              580,992.32           0.42
 3.....................................           12                0.79            1,331,355.34           0.96
 4.....................................           18                1.19            1,611,739.48           1.17
 5.....................................           54                3.56            3,388,546.52           2.46
 6.....................................          314               20.71           23,773,680.76          17.22
 7.....................................          567               37.40           41,336,476.23          29.95
 8.....................................          170               11.21           11,803,137.79           8.55

 9.....................................            2                0.13               84,565.58           0.06
10.....................................            8                0.53              374,145.64           0.27
11.....................................            7                0.46              430,038.10           0.31
12.....................................           10                0.66              624,078.52           0.45
17.....................................            1                0.07              293,812.45           0.21
20.....................................            1                0.07               81,100.89           0.06
21.....................................           52                3.43            7,045,586.52           5.10
22.....................................           68                4.49           11,627,570.45           8.42
23.....................................          108                7.12           18,147,916.91          13.15
24.....................................           87                5.74           11,625,422.62           8.42
25.....................................           22                1.45            3,633,800.00           2.63
                                              ------             -------        ----------------        -------
     Total.............................        1,516              100.00%       $ 138,020,442.74         100.00%
                                              ------             -------        ----------------        -------
                                              ------             -------        ----------------        -------

SUBSEQUENT LOANS

     The Depositor expects to sell Subsequent Loans to Trust One for Loan Group One and to Trust Two for Loan Group Two during the applicable Pre-Funding Periods. The purchase price for such Subsequent Loans will equal the outstanding principal balances thereof as the related subsequent cut-off date and will be paid by withdrawal of funds on deposit in the applicable Pre-Funding Account. The Subsequent Loans generally will have been originated more recently than, and may have other characteristics which differ from, the Home Equity Loans initially included in the applicable Loan Group. As a result, following any sale of Subsequent Loans, the description of Loan Group One and/or Loan Group Two set forth above may not accurately reflect the characteristics of all of the Home Equity Loans and Subsequent Loans in such Loan Group. However, the Subsequent Loans must conform to the representations and warranties set forth in the Pooling and Servicing Agreement. Following the end of each Pre-Funding Period, the Depositor expects that the Home Equity Loans (including Subsequent Loans) in Loan Group One and Loan Group Two will have the following approximate characteristics.

LOAN GROUP ONE
  Average Unpaid Principal Balance...................................................   at least $40,000
  Weighted Average Mortgage Rate.....................................................   11.30% - 11.925%
  Weighted Average Remaining Term to Stated Maturity.................................   240 months - 246 months
  Weighted Average Original Combined Loan-to-Value Ratio.............................   not more than 85%
  Weighted Average Loan Age..........................................................   0 months - 4 months
  Loans Secured by Primary Residences................................................   at least 85%
  Single Family Detached.............................................................   at least 80%
  State Distribution
     Florida.........................................................................   not more than 11%
     Georgia.........................................................................   not more than 6%
     Indiana.........................................................................   not more than 6%
     Louisiana.......................................................................   not more than 14%
     Michigan........................................................................   not more than 7%
     Mississippi.....................................................................   not more than 7%
     New York........................................................................   not more than 7%
     North Carolina..................................................................   not more than 9%
     Ohio............................................................................   not more than 9%
     Pennsylvania....................................................................   not more than 7%
     South Carolina..................................................................   not more than 7%
     Tennessee.......................................................................   not more than 9%
     Any other individual state......................................................   not more than 5%

LOAN GROUP TWO
  Average Unpaid Principal Balance...................................................   at least $80,000
  Weighted Average Initital Mortgage Rate............................................   9.45% - 10.00%
  Weighted Average Remaining Term to Stated Maturity.................................   336 months - 342 months

  Weighted Average Original Loan-to-Value Ratio......................................   not more than 85%
  Weighted Average Loan Age..........................................................   2 months - 6 months
  Weighted Average Gross Margin......................................................   at least 5.25%
  Loans Secured by Primary Residences................................................   at least 90%
  Single Family Detached.............................................................   at least 85%
  State Distribution
     California......................................................................   not more than 40%
     Illinois........................................................................   not more than 6%
     Indiana.........................................................................   not more than 6%
     Michigan........................................................................   not more than 7%
     New York........................................................................   not more than 6%
     Ohio............................................................................   not more than 9%
     Pennsylvania....................................................................   not more than 7%
     Tennessee.......................................................................   not more than 7%
     Washington......................................................................   not more than 7%
     Any other individual state......................................................   not more than 5%

                 MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

     Prepayments. The weighted average life of and, if purchased at a price other than par, the yield to maturity on, a Class of Offered Certificates will be directly related to the rate of payment of principal of the Home Equity Loans (which, for purposes of this discussion, includes Subsequent Loans, if any) within the related Loan Group, including for this purpose Prepayments, delinquencies, liquidations due to defaults, casualties and condemnations, and repurchases of Home Equity Loans by the Originators or the Servicer. The Home Equity Loans may be prepaid by the related obligors on the Mortgage Notes ('Mortgagors') at any time. However, prepayment may subject the Mortgagor to a prepayment penalty, the existence and terms of which depend on state regulation. The actual rate of principal prepayments on pools of home equity loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of home equity loans at any time because of specific factors relating to the home equity loans in the particular pool, including, among other things, the age of the home equity loans, the geographic locations of the properties securing the home equity loans, the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment. Generally, however, because the Home Equity Loans in Loan Group One bear interest at fixed rates, and the rate of prepayment on fixed rate home equity loans is sensitive to prevailing interest rates, if prevailing interest rates were to fall, the Home Equity Loans in Loan Group One may be subject to higher prepayment rates. Conversely, if prevailing interest rates were to rise, the rate of prepayments on the Home Equity Loans in Loan Group One could decrease.

     Although all of the Home Equity Loans in Loan Group Two are ARMs, approximately 38.01% (by Principal Balance as of the Cut-Off Date) of the ARMs

bear Mortgage Rates that will not adjust until the 24th scheduled monthly payment ('2/28 Loans'). As is the case with fixed rate Home Equity Loans, the ARMs may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, Mortgagors with ARMs may be inclined to refinance their ARMs with a fixed rate loan to 'lock in' a lower interest rate. The prepayment behavior of the 2/28 Loans may differ from that of the fixed rate Home Equity Loans and the other ARMs. As a 2/28 Loan approaches its initial Change Date, the borrower may become more likely to refinance such loan to avoid an increase in the Mortgage Rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the Mortgage Rate before adjustment. The existence of the applicable Periodic Rate Cap, Lifetime Cap and Lifetime Floor also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience on the ARMs may differ from that on the fixed rate Home Equity Loans because the amount of the monthly payments on the ARMs are subject to adjustment on each Change Date. If such different experience were to occur, the prepayment experience on the Class A-9 Certificates may differ from that on the other Classes of Offered Certificates.

     The prepayment experience on non-conventional home equity loans may differ from that on conventional first mortgage loans, primarily due to the credit quality of the typical borrower. Because the credit histories of many home equity borrowers may preclude them from other traditional sources of financing, such borrowers may be less likely to refinance due to a decline in market interest rates. Non-conventional home equity loans may experience more prepayments in a rising interest rate environment as the borrowers' finances are stressed to the point of default. However, the increased level of competition among home equity lenders has increased the awareness among credit-impaired borrowers of the availability of credit and the attraction of refinancing.

     If purchased at a price other than par, the yield to maturity on an Offered Certificate will be affected by the rate and timing of payments of principal, including Prepayments, of the Home Equity Loans within the related Loan Group. If the actual rate of payments on the Home Equity Loans within the related Loan Group is slower than the rate anticipated by an investor who purchases an Offered Certificate at a discount, the actual yield to maturity to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Home Equity Loans within the related Loan Group is faster than the rate anticipated by an investor who purchases an Offered Certificate at a premium, the actual yield to maturity to such investor will be lower than such investor's anticipated yield.

     Subsequent Loans. As described herein, the Depositor expects to sell Subsequent Loans to Trust One for Loan Group One and to Trust Two for Loan Group Two during the applicable Pre-Funding Periods. If a Pre-Funded Amount is not used to purchase Subsequent Loans for the related Loan Group, the unused portion will be applied as a Prepayment and allocated to the related Class or Classes of Offered Certificates then entitled to distributions of principal as provided herein, if such unused portion is less than $100,000; otherwise, such unused funds will be distributed as principal of the outstanding Classes of Offered Certificates related to the applicable Loan Group pro rata on the basis of their respective Class Principal Balances, in either case on the Distribution Date at or immediately after the end of the applicable Pre-Funding Period.

     Assumed Final Distribution Dates. The Assumed Final Distribution Date for each Class of Offered Certificates is set forth on the cover hereof. The Assumed Final Distribution Dates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates were determined on the basis of the Structuring Assumptions (defined below) and the assumption that there are no Prepayments. The Assumed Final Distribution Dates for the Class A-7 and Class A-8 Certificates were determined by adding thirteen months to the date of maturity of the latest possible maturing Home Equity Loan in Loan Group One and, further assuming in the case of the Class A-7 and Class A-8 Certificates, that the Subsequent Loans are purchased in May 1997 with the first scheduled payment due in June 1997 and have a remaining term to maturity of 360 months. The Assumed Final Distribution Date for the Class A-9 Certificates was set to equal the Distribution Date in the 360th month following the Closing Date. The weighted average life of each Class of Offered Certificates is likely to be shorter, and the final Distribution Date could occur significantly earlier than the applicable Assumed Final Distribution Date because (i) Prepayments are likely to occur, (ii) the Originators may repurchase Home Equity Loans in the event of breaches of representations and warranties and (iii) the Servicer may purchase the Home Equity Loans in the related Loan Group on or after the applicable Servicer Optional Termination Date.

     Balloon Loans. The ability of Mortgagors to make payments of Balloon Payments will normally depend on each Mortgagor's ability to obtain refinancing of its Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing is required, including, without limitation, real estate values, the Mortgagor's financial situation and prevailing mortgage loan interest rates. Although the Originators sometimes provide refinancing of Balloon Loans and may refinance any Home Equity Loan, they are under no obligation to do so, and make no representation or warranty that they will do so in the case of any Home Equity Loan. Delinquencies, if any, in the payment of Balloon Payments may delay the date on which the Class Principal Balance of one or more Classes of Fixed Rate Certificates is reduced to zero, and may increase the weighted average lives of such Certificates. Although a low interest rate environment may facilitate the refinancing of a Balloon Loan, the receipt and reinvestment by Certificateholders of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Balloon Loan. Conversely, a high interest rate environment may make it more difficult for the Mortgagor to accomplish a refinancing and may result in delinquencies or defaults.

     Floating Rate Certificates. Each Accrual Period for the Floating Rate Certificates will consist of the actual number of days elapsed from the 15th day of the month preceding the month of the applicable Distribution Date (or, in the case of the first Accrual Period, from the Closing Date) through the 14th day of the month of such Distribution Date. After the initial Accrual Period, the Pass-Through Rate for each Class of Floating Rate Certificates will be adjusted by reference to changes in the level of 1-Month LIBOR, subject to the effects of the applicable limitation described herein.


     The Pass-Through Rate for the Class A-1 Certificates may be calculated by reference to the weighted average Mortgage Rate of the fixed rate Home Equity Loans in Loan Group One. If Home Equity Loans bearing higher fixed Mortgage Rates were to prepay, the weighted average Mortgage Rate of such Home Equity Loans would be lower than otherwise would be the case. Changes in 1-Month LIBOR may not correlate with changes in prevailing rates of interest. It is possible that a lower level of prevailing interest rates, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of 1-Month LIBOR. If the Class A-1 LIBOR Rate were to be higher than the weighted average Mortgage Rate minus the Expense Fee Rate of the Home Equity Loans in Loan Group One, the Pass-Through Rate for the Class A-1 Certificates would be lower than otherwise would be the case. There is no mechanism to compensate Owners of the Class A-1 Certificates in such event.

     The Pass-Through Rate for the Class A-9 Certificates may be calculated by reference to the Mortgage Rates on the ARMs. Although the Mortgage Rates on the ARMs are subject to adjustment, the Mortgage Rates adjust less frequently than the Class A-9 Pass-Through Rate and adjust by reference to the Index. Changes in 1-Month LIBOR may not correlate with changes in the applicable Index and either may not correlate with prevailing interest rates. It is possible that an increased level of 1-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Class A-9 Certificates.

     Certain of the ARMs, including the 2/28 Loans, were originated with initial Mortgage Rates that were based on competitive conditions and did not equal the sum of the Index and the related Gross Margin. As a result, the Mortgage Rates on such ARMs are more likely to adjust on their first, and possibly subsequent Change Dates, subject to the effects of the applicable Periodic Rate Cap and Lifetime Cap. Because the Pass-Through Rate for the Class A-9 Certificates is limited by the Net Funds Cap on each Distribution Date, limits on changes in the Mortgage Rates of the ARMs may limit changes in the Pass-Through Rate for the Class A-9 Certificates. In addition, the Mortgage Rates for the 2/28 Loans will not adjust until the date on which the 24th scheduled monthly payment is due.

     The Net Funds Cap on a Distribution Date will depend, in part, on the weighted average of the then-current Mortgage Rates of the outstanding ARMs. If the ARMs bearing higher Mortgage Rates were to prepay, the weighted average Mortgage Rate of the ARMs, and consequently the Net Funds Cap, would be lower than otherwise would be the case. There is no mechanism to compensate the Owners of the Class A-9 Certificates if the Pass-Through Rate for the Class A-9 Certificates is limited by the Net Funds Cap.

     For additional factors which may affect the yield on the Offered Certificates, see 'Maturity, Prepayment and Yield Considerations' in the Prospectus.


PAYMENT LAG FEATURE OF THE FIXED RATE CERTIFICATES

     The Pooling and Servicing Agreement provides that each Accrual Period for the Fixed Rate Certificates will be the calendar month prior to each Distribution Date. Collections on the Home Equity Loans are not distributed to the Owners of the Offered Certificates until at least the 15th day of the following month. As a result, the yield to the Owners of the Fixed Rate Certificates will be slightly lower than would be the case if each Accrual Period were to be from Distribution Date to Distribution Date.

STRUCTURING ASSUMPTIONS

     The information in the decrement tables has been prepared on the basis of the following assumed characteristics of the Home Equity Loans and the following additional assumptions (collectively, the 'Structuring Assumptions'): (i) the Home Equity Loans in Loan Group One prepay at the specified percentages of HEP (as defined below) and the Home Equity Loans in Loan Group Two prepay at the specified percentages of CPR (as defined below), (ii) no defaults or delinquencies in the payment by Mortgagors of principal of and interest on the Home Equity Loans are experienced, (iii) the initial Class Principal Balance of each Class of Offered Certificates is as set forth on the cover page hereof,
(iv) interest accrues on each Class of Offered Certificates in each period at the applicable Pass-Through Rate or initial Pass-Through Rate described herein,
(v) distributions in respect of the Offered Certificates are received in cash on the 15th day of each month commencing in April 1997, (vi) the Servicer does not exercise its option to repurchase the Home Equity Loans described herein under 'The Pooling and Servicing Agreement--Realization Upon Defaulted Home Equity Loans,' and the Home Equity Loans in Loan Group Two are purchased on the first Servicer Optional Termination Date for Loan Group Two, (vii) the Fixed Rate Certificates and the Floating Rate Certificates are purchased on March 31, 1997,
(viii) scheduled payments on the Home Equity Loans are received on the first day of each month commencing in the calendar month following the Closing Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (ix) prepayments represent prepayments in full of individual Home Equity Loans and are received on the last day of each month and include 30 days' interest thereon, commencing in the calendar month of the Closing Date,
(x) the scheduled monthly payment for each Home Equity Loan has been calculated based on the assumed Home Equity Loan characteristics set forth in the following table such that each Home Equity Loan will amortize in amounts sufficient to repay the balance of such Home Equity Loan by its indicated remaining term to maturity, (xi) all of the indicated Subsequent Loans purchased with funds from the Pre-Funding Accounts are purchased during April 1997 and May 1997 as indicated in the following table, (xii) the Trusts consist of 22 Home Equity Loans with the characteristics set forth in the following table, (xiii) the levels of 6-Month LIBOR, CMT and 1-Month LIBOR remain constant at 5.875%, 5.810% and 5.668%, respectively, and (xiv) the Mortgage Rate for each Home Equity Loan in Loan Group Two is adjusted on its next Change Date (and on subsequent Change Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Index and (b) the Gross Margin (such sum being subject to the applicable Periodic Rate Cap). While it is assumed that each of the Home Equity Loans prepays at the specified percentages of HEP or CPR, as applicable, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Home Equity Loans which will be delivered to the Trustee (including Subsequent Loans) and characteristics of the Home Equity Loans assumed in preparing the tables herein.

     Prepayments of home equity loans are commonly measured relative to a prepayment standard or model. The model used with respect to the Offered Certificates in Trust One is the Home Equity Prepayment ('HEP') assumption. HEP assumes that a pool of loans prepays in the first month at a constant prepayment rate that corresponds in CPR to one-tenth the given HEP percentage and increases by an additional one-tenth each month thereafter until the tenth month, where it remains at a CPR equal to the given HEP percentage. The model used with respect to the Offered Certificates in Trust Two is the Constant Prepayment Rate ('CPR'). CPR represents an assumed constant rate of prepayment each month, expressed as an annual rate, relative to the then outstanding principal balance of a pool of home equity loans for the life of such home equity loans. Neither model purports to be either an historical description of the prepayment experience of any pool of home equity loans or a prediction of the anticipated rate of prepayment of any home equity loans, including the Home Equity Loans to be included in the Loan Groups.


                                                    ORIGINAL      REMAINING     REMAINING                   MONTHS
                                        CURRENT      TERM TO       TERM TO     AMORTIZING                TO NEXT RATE   PERIODIC
                        PRINCIPAL      MORTGAGE     MATURITY      MATURITY        TERM         GROSS      ADJUSTMENT      RATE
                        BALANCE($)      RATE(%)    (IN MONTHS)   (IN MONTHS)   (IN MONTHS)   MARGIN(%)       DATE        CAP(%)
                      --------------   ---------   -----------   -----------   -----------   ---------   ------------   --------
LOAN GROUP ONE
Fixed...............   13,694,270.78     11.972        114           113           113         n/a         n/a            n/a
Fixed...............   89,083,801.73     11.637        179           178           178         n/a         n/a            n/a
Fixed...............   40,871,055.63     11.821        240           239           239         n/a         n/a            n/a
Fixed...............  102,660,605.17     11.516        359           357           357         n/a         n/a            n/a
Fixed Balloon.......   23,384,663.87     11.276        329           105           328         n/a         n/a            n/a
Fixed Balloon.......   16,648,170.70     11.656        360           179           359         n/a         n/a            n/a
Fixed(1)............   64,514,438.54     11.636        260           260           260         n/a         n/a            n/a
Fixed Balloon(1)....   10,485,561.46     11.434        342           137           342         n/a         n/a            n/a
Fixed(2)............   11,748,020.87     11.636        260           260           260         n/a         n/a            n/a
Fixed Balloon(2)....    1,909,411.25     11.434        342           137           342         n/a         n/a            n/a

LOAN GROUP TWO
CMT.................    4,354,074.67      9.401        339           313           313         4.000            7         2.000
6-Month LIBOR.......    5,910,245.25      9.890        346           339           339         5.707            4         1.024
6-Month LIBOR.......   23,098,023.70      9.904        337           335           335         5.669            6         1.012
6-Month LIBOR.......   40,852,839.28     10.003        328           327           327         5.341            7         1.001
6-Month LIBOR.......   11,350,050.00     10.076        330           330           330         5.170            8         1.000
6-Month LIBOR.......    7,420,499.86      9.799        360           356           356         5.555           21         1.062
6-Month LIBOR.......   11,627,570.45      9.502        360           357           357         5.521           22         1.036
6-Month LIBOR.......   18,147,916.91      9.253        360           358           358         5.373           23         1.052
6-Month LIBOR.......   11,625,422.62      9.284        360           359           359         5.456           24         1.046

6-Month LIBOR.......    3,633,800.00      8.732        360           360           360         5.043           25         1.063
6-Month LIBOR(1)....   25,000,000.00      9.733        343           343           343         5.433            6         1.023
6-Month LIBOR(2)....   11,979,557.26      9.733        343           343           343         5.433            6         1.023

------------------
(1) Assumes transfer to the respective Trust in April 1997 with monthly payments calculated thereafter using the assumed characteristics set forth above.

(2) Assumes transfer to the respective Trust in May 1997 with monthly payments calculated thereafter using the assumed characteristics set forth above.

DECREMENT TABLES

     The following tables indicate, based on the Structuring Assumptions, the percentages of the initial Class Principal Balance of the Classes of Offered Certificates that would be outstanding after each of the dates shown at various percentages of HEP or CPR, as applicable, and the corresponding weighted average lives of such Classes. It is not likely that (i) all of the Home Equity Loans will have the characteristics assumed, (ii) the Home Equity Loans will prepay at the specified percentages of HEP or CPR, as applicable, or at any other constant percentage or (iii) the levels of 1-Month LIBOR, CMT and 6-Month LIBOR will remain constant at the levels assumed or at any other levels. Moreover, the diverse remaining terms to maturity of the Home Equity Loans could produce slower or faster principal distributions than indicated in the tables at the specified percentages of HEP or CPR, as applicable, even if the weighted average remaining term to maturity of the Home Equity Loans is consistent with the remaining terms to maturity of the Home Equity Loans specified in the Structuring Assumptions.

                       PERCENT OF INITIAL CLASS PRINCIPAL
                              BALANCE OUTSTANDING*

                                                    CLASS A-1                                 CLASS A-2
                                                PERCENTAGE OF HEP                         PERCENTAGE OF HEP
            DISTRIBUTION               -----------------------------------       ------------------------------------
                DATE                   0%      18%     25%     27%     32%        0%      18%     25%     27%     32%
------------------------------------   ---     ---     ---     ---     ---       ----     ---     ---     ---     ---
Initial Percent.....................   100%    100%    100%    100%    100%       100%    100%    100%    100%    100%
March 1998..........................    96     58      42      38      27         100     100     100     100     100
March 1999..........................    91      5       0       0       0         100     100     48      31       0
March 2000..........................    85      0       0       0       0         100     21       0       0       0
March 2001..........................    79      0       0       0       0         100      0       0       0       0
March 2002..........................    73      0       0       0       0         100      0       0       0       0
March 2003..........................    65      0       0       0       0         100      0       0       0       0
March 2004..........................    57      0       0       0       0         100      0       0       0       0
March 2005..........................    51      0       0       0       0         100      0       0       0       0
March 2006..........................    30      0       0       0       0         100      0       0       0       0
March 2007..........................    21      0       0       0       0         100      0       0       0       0
March 2008..........................    12      0       0       0       0         100      0       0       0       0
March 2009..........................     0      0       0       0       0          87      0       0       0       0
March 2010..........................     0      0       0       0       0          61      0       0       0       0
March 2011..........................     0      0       0       0       0          31      0       0       0       0
March 2012..........................     0      0       0       0       0           0      0       0       0       0
March 2013..........................     0      0       0       0       0           0      0       0       0       0
March 2014..........................     0      0       0       0       0           0      0       0       0       0
March 2015..........................     0      0       0       0       0           0      0       0       0       0
March 2016..........................     0      0       0       0       0           0      0       0       0       0
March 2017..........................     0      0       0       0       0           0      0       0       0       0
March 2018..........................     0      0       0       0       0           0      0       0       0       0
March 2019..........................     0      0       0       0       0           0      0       0       0       0

March 2020..........................     0      0       0       0       0           0      0       0       0       0
March 2021..........................     0      0       0       0       0           0      0       0       0       0
March 2022..........................     0      0       0       0       0           0      0       0       0       0
March 2023..........................     0      0       0       0       0           0      0       0       0       0
March 2024..........................     0      0       0       0       0           0      0       0       0       0
March 2025..........................     0      0       0       0       0           0      0       0       0       0
March 2026..........................     0      0       0       0       0           0      0       0       0       0
March 2027..........................     0      0       0       0       0           0      0       0       0       0
                                       ---     ---     ---     ---     ---       ----     ---     ---     ---     ---
Weighted Average Life (years)**.....   7.1     1.1     0.9     0.8     0.8       13.3     2.7     2.0     1.9     1.6
                                       ---     ---     ---     ---     ---       ----     ---     ---     ---     ---
                                       ---     ---     ---     ---     ---       ----     ---     ---     ---     ---

------------------
 * Rounded to the nearest whole percentage.

** The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Principal Balance of such Certificate on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Principal Balance of such Certificate referred to in clause (a).

                       PERCENT OF INITIAL CLASS PRINCIPAL
                              BALANCE OUTSTANDING*

                                                    CLASS A-3                                  CLASS A-4
                                                PERCENTAGE OF HEP                          PERCENTAGE OF HEP
            DISTRIBUTION               ------------------------------------       ------------------------------------
                DATE                    0%      18%     25%     27%     32%        0%      18%     25%     27%     32%
------------------------------------   ----     ---     ---     ---     ---       ----     ---     ---     ---     ---
Initial Percent.....................    100%    100%    100%    100%    100%       100%    100%    100%    100%    100%
March 1998..........................    100     100     100     100     100        100     100     100     100     100
March 1999..........................    100     100     100     100     90         100     100     100     100     100
March 2000..........................    100     100     46      27       0         100     100     100     100     65
March 2001..........................    100     57       0       0       0         100     100     59      20       0
March 2002..........................    100      6       0       0       0         100     100      0       0       0
March 2003..........................    100      0       0       0       0         100     33       0       0       0
March 2004..........................    100      0       0       0       0         100      0       0       0       0
March 2005..........................    100      0       0       0       0         100      0       0       0       0
March 2006..........................    100      0       0       0       0         100      0       0       0       0
March 2007..........................    100      0       0       0       0         100      0       0       0       0
March 2008..........................    100      0       0       0       0         100      0       0       0       0
March 2009..........................    100      0       0       0       0         100      0       0       0       0
March 2010..........................    100      0       0       0       0         100      0       0       0       0
March 2011..........................    100      0       0       0       0         100      0       0       0       0

March 2012..........................     78      0       0       0       0         100      0       0       0       0
March 2013..........................     62      0       0       0       0         100      0       0       0       0
March 2014..........................     45      0       0       0       0         100      0       0       0       0
March 2015..........................     24      0       0       0       0         100      0       0       0       0
March 2016..........................      1      0       0       0       0         100      0       0       0       0
March 2017..........................      0      0       0       0       0          48      0       0       0       0
March 2018..........................      0      0       0       0       0           3      0       0       0       0
March 2019..........................      0      0       0       0       0           0      0       0       0       0
March 2020..........................      0      0       0       0       0           0      0       0       0       0
March 2021..........................      0      0       0       0       0           0      0       0       0       0
March 2022..........................      0      0       0       0       0           0      0       0       0       0
March 2023..........................      0      0       0       0       0           0      0       0       0       0
March 2024..........................      0      0       0       0       0           0      0       0       0       0
March 2025..........................      0      0       0       0       0           0      0       0       0       0
March 2026..........................      0      0       0       0       0           0      0       0       0       0
March 2027..........................      0      0       0       0       0           0      0       0       0       0
                                       ----     ---     ---     ---     ---       ----     ---     ---     ---     ---
Weighted Average Life (years)**.....   16.7     4.2     3.0     2.8     2.3       20.0     5.8     4.1     3.8     3.1
                                       ----     ---     ---     ---     ---       ----     ---     ---     ---     ---
                                       ----     ---     ---     ---     ---       ----     ---     ---     ---     ---

------------------
 * Rounded to the nearest whole percentage.

** The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Principal Balance of such Certificate on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Principal Balance of such Certificate referred to in clause (a).

                       PERCENT OF INITIAL CLASS PRINCIPAL
                              BALANCE OUTSTANDING*

                                                  CLASS A-5                                     CLASS A-6
                                              PERCENTAGE OF HEP                             PERCENTAGE OF HEP
          DISTRIBUTION              -------------------------------------       ------------------------------------------
              DATE                   0%       18%     25%     27%     32%        0%       18%       25%      27%      32%
---------------------------------   -----     ---     ---     ---     ---       -----     ----     -----     ----     ----
Initial Percent..................     100%    100%    100%    100%    100%        100%    100%       100%    100%     100%
March 1998.......................     100     100     100     100     100         100     100        100     100      100
March 1999.......................     100     100     100     100     100         100     100        100     100      100
March 2000.......................     100     100     100     100     100         100     100        100     100      100
March 2001.......................     100     100     100     100     37          100     100        100     100      100
March 2002.......................     100     100     60      27       0          100     100        100     100       39
March 2003.......................     100     100      0       0       0          100     100        100      59        0

March 2004.......................     100     74       0       0       0          100     100         42       9        0
March 2005.......................     100     49       0       0       0          100     100         27       0        0
March 2006.......................     100      8       0       0       0          100     100          0       0        0
March 2007.......................     100      0       0       0       0          100      68          0       0        0
March 2008.......................     100      0       0       0       0          100      31          0       0        0
March 2009.......................     100      0       0       0       0          100       0          0       0        0
March 2010.......................     100      0       0       0       0          100       0          0       0        0
March 2011.......................     100      0       0       0       0          100       0          0       0        0
March 2012.......................     100      0       0       0       0          100       0          0       0        0
March 2013.......................     100      0       0       0       0          100       0          0       0        0
March 2014.......................     100      0       0       0       0          100       0          0       0        0
March 2015.......................     100      0       0       0       0          100       0          0       0        0
March 2016.......................     100      0       0       0       0          100       0          0       0        0
March 2017.......................     100      0       0       0       0          100       0          0       0        0
March 2018.......................     100      0       0       0       0          100       0          0       0        0
March 2019.......................      64      0       0       0       0          100       0          0       0        0
March 2020.......................      47      0       0       0       0          100       0          0       0        0
March 2021.......................      27      0       0       0       0          100       0          0       0        0
March 2022.......................       5      0       0       0       0          100       0          0       0        0
March 2023.......................       0      0       0       0       0           70       0          0       0        0
March 2024.......................       0      0       0       0       0           29       0          0       0        0
March 2025.......................       0      0       0       0       0            0       0          0       0        0
March 2026.......................       0      0       0       0       0            0       0          0       0        0
March 2027.......................       0      0       0       0       0            0       0          0       0        0
                                    -----     ---     ---     ---     ---       -----     ----     -----     ----     ----
Weighted Average Life (years)**..    22.9     7.9     5.2     4.7     3.9        26.5     10.5       7.2     6.3      4.9
                                    -----     ---     ---     ---     ---       -----     ----     -----     ----     ----
                                    -----     ---     ---     ---     ---       -----     ----     -----     ----     ----

------------------
 * Rounded to the nearest whole percentage.

** The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Principal Balance of such Certificate on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Principal Balance of such Certificate referred to in clause (a).

                       PERCENT OF INITIAL CLASS PRINCIPAL
                              BALANCE OUTSTANDING*

                                                         CLASS A-7                                  CLASS A-8
                                                     PERCENTAGE OF HEP                          PERCENTAGE OF HEP
             DISTRIBUTION                 ---------------------------------------    ---------------------------------------
                 DATE                      0%      18%      25%      27%      32%     0%      18%      25%      27%      32%
---------------------------------------   ----     ----     ----     ----     ---    ----     ----     ----     ----     ---

Initial Percent........................    100%    100 %    100 %    100 %    100%    100%    100 %    100 %    100 %    100%
March 1998.............................    100     100      100      100      100     100     100      100      100      100
March 1999.............................    100     100      100      100      100     100     100      100      100      100
March 2000.............................    100     100      100      100      100     100     100      100      100      100
March 2001.............................    100     100      100      100      100      99      91       87       86      83
March 2002.............................    100     100      100      100      100      98      82       76       74      69
March 2003.............................    100     100      100      100      82       96      68       59       56      50
March 2004.............................    100     100      100      100      54       93      54       43       40      33
March 2005.............................    100     100      100       99      53       83      26       16       14      11
March 2006.............................    100     100       93       73      39       57      10        4        3       2
March 2007.............................    100     100       69       53      27       49       5        2        1       1
March 2008.............................    100     100       50       37      18       41       2        1        0       0
March 2009.............................    100      94       34       25      11       29       1        0        0       0
March 2010.............................    100      72       23       17       7       23       0        0        0       0
March 2011.............................    100      54       16       11       4       17       0        0        0       0
March 2012.............................    100      36       10        7       2        9       0        0        0       0
March 2013.............................    100      28        7        4       1        7       0        0        0       0
March 2014.............................    100      21        5        3       1        6       0        0        0       0
March 2015.............................    100      15        3        2       1        4       0        0        0       0
March 2016.............................    100      11        2        1       0        3       0        0        0       0
March 2017.............................    100       8        1        1       0        2       0        0        0       0
March 2018.............................    100       5        1        0       0        1       0        0        0       0
March 2019.............................    100       4        1        0       0        1       0        0        0       0
March 2020.............................    100       3        0        0       0        0       0        0        0       0
March 2021.............................    100       2        0        0       0        0       0        0        0       0
March 2022.............................    100       1        0        0       0        0       0        0        0       0
March 2023.............................    100       1        0        0       0        0       0        0        0       0
March 2024.............................    100       1        0        0       0        0       0        0        0       0
March 2025.............................     85       0        0        0       0        0       0        0        0       0
March 2026.............................     38       0        0        0       0        0       0        0        0       0
March 2027.............................      0       0        0        0       0        0       0        0        0       0
                                          ----     ----     ----     ----     ---    ----     ----     ----     ----     ---
Weighted Average Life (years)**........   28.7     15.1     11.6     10.8     8.6    10.7     6.9      6.3      6.2      6.0
                                          ----     ----     ----     ----     ---    ----     ----     ----     ----     ---
                                          ----     ----     ----     ----     ---    ----     ----     ----     ----     ---

------------------
 * Rounded to the nearest whole percentage.

** The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Principal Balance of such Certificate on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Principal Balance of such Certificate referred to in clause (a).

                       PERCENT OF INITIAL CLASS PRINCIPAL
                              BALANCE OUTSTANDING*


                                                         CLASS A-7                                  CLASS A-8
                                                     PERCENTAGE OF HEP                          PERCENTAGE OF HEP
             DISTRIBUTION                 ---------------------------------------    ---------------------------------------
                 DATE                      0%      18%      25%      27%      32%     0%      18%      25%      27%      32%
---------------------------------------   ----     ----     ----     ----     ---    ----     ----     ----     ----     ---
Initial Percent........................    100%    100 %    100 %    100 %    100%    100%    100 %    100 %    100 %    100%
March 1998.............................    100     100      100      100      100     100     100      100      100      100
March 1999.............................    100     100      100      100      100     100     100      100      100      100
March 2000.............................    100     100      100      100      100     100     100      100      100      100
March 2001.............................    100     100      100      100      100      99      91       87       86      83
March 2002.............................    100     100      100      100      100      98      82       76       74      69
March 2003.............................    100     100      100      100      82       96      68       59       56      50
March 2004.............................    100     100      100      100      54       93      54       43       40      33
March 2005.............................    100     100      100       99      53       83      26       16       14      11
March 2006.............................    100     100       93       73      39       57      10        4        3       2
March 2007.............................    100     100       69       53      27       49       5        2        1       1
March 2008.............................    100     100       50       37      18       41       2        1        0       0
March 2009.............................    100      94       34       25      11       29       1        0        0       0
March 2010.............................    100      72       23       17       7       23       0        0        0       0
March 2011.............................    100      54       16       11       4       17       0        0        0       0
March 2012.............................    100      36       10        7       2        9       0        0        0       0
March 2013.............................    100      28        7        4       1        7       0        0        0       0
March 2014.............................    100      21        5        3       1        6       0        0        0       0
March 2015.............................    100      15        3        2       1        4       0        0        0       0
March 2016.............................    100      11        2        1       0        3       0        0        0       0
March 2017.............................    100       8        1        1       0        2       0        0        0       0
March 2018.............................    100       5        1        0       0        1       0        0        0       0
March 2019.............................    100       4        1        0       0        1       0        0        0       0
March 2020.............................    100       3        0        0       0        0       0        0        0       0
March 2021.............................    100       2        0        0       0        0       0        0        0       0
March 2022.............................    100       1        0        0       0        0       0        0        0       0
March 2023.............................    100       1        0        0       0        0       0        0        0       0
March 2024.............................    100       1        0        0       0        0       0        0        0       0
March 2025.............................     85       0        0        0       0        0       0        0        0       0
March 2026.............................     38       0        0        0       0        0       0        0        0       0
March 2027.............................      0       0        0        0       0        0       0        0        0       0
                                          ----     ----     ----     ----     ---    ----     ----     ----     ----     ---
Weighted Average Life (years)**........   28.7     15.1     11.6     10.8     8.6    10.7     6.9      6.3      6.2      6.0
                                          ----     ----     ----     ----     ---    ----     ----     ----     ----     ---
                                          ----     ----     ----     ----     ---    ----     ----     ----     ----     ---

------------------
 * Rounded to the nearest whole percentage.

** The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Principal Balance of such Certificate on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class

   Principal Balance of such Certificate referred to in clause (a).

                       PERCENT OF INITIAL CLASS PRINCIPAL
                              BALANCE OUTSTANDING*

                                                                                               CLASS A-9
                                                                                           PERCENTAGE OF CPR
                                DISTRIBUTION                                    ---------------------------------------
                                    DATE                                         0%      18%      27%      30%      35%
-----------------------------------------------------------------------------   ----     ----     ----     ----     ---
Initial Percent..............................................................    100%    100 %    100 %    100 %    100%
March 1998...................................................................     99      82       73       70      65
March 1999...................................................................     99      67       53       49      42
March 2000...................................................................     98      54       38       34      27
March 2001...................................................................     97      44       28       24      18
March 2002...................................................................     97      36       20       16      11
March 2003...................................................................     96      29       15       11       0
March 2004...................................................................     95      24       11        0       0
March 2005...................................................................     93      19        0        0       0
March 2006...................................................................     92      16        0        0       0
March 2007...................................................................     91      13        0        0       0
March 2008...................................................................     89      10        0        0       0
March 2009...................................................................     87       0        0        0       0
March 2010...................................................................     86       0        0        0       0
March 2011...................................................................     83       0        0        0       0
March 2012...................................................................     81       0        0        0       0
March 2013...................................................................     78       0        0        0       0
March 2014...................................................................     75       0        0        0       0
March 2015...................................................................     72       0        0        0       0
March 2016...................................................................     68       0        0        0       0
March 2017...................................................................     63       0        0        0       0
March 2018...................................................................     59       0        0        0       0
March 2019...................................................................     53       0        0        0       0
March 2020...................................................................     47       0        0        0       0
March 2021...................................................................     40       0        0        0       0
March 2022...................................................................     33       0        0        0       0
March 2023...................................................................     24       0        0        0       0
March 2024...................................................................     15       0        0        0       0
March 2025...................................................................      0       0        0        0       0
March 2026...................................................................      0       0        0        0       0
March 2027...................................................................      0       0        0        0       0
                                                                                ----     ----     ----     ----     ---
Weighted Average Life (years)**..............................................   20.6     4.4      2.8      2.5      2.1
                                                                                ----     ----     ----     ----     ---
                                                                                ----     ----     ----     ----     ---


------------------
 * Rounded to the nearest whole percentage.

** The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Principal Balance of such Certificate on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Principal Balance of such Certificate referred to in clause (a).

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each Class of Offered Certificates will be issued in original principal amounts of $25,000 and integral multiples of $1,000 in excess thereof, except that one Certificate of each Class may be issued in a different denomination. Each Trust will issue one or more additional Classes of Certificates, the 'Excess Interest Certificates' which, to a limited extent, are subordinated to the Offered Certificates. The Excess Interest Certificates are not being offered hereby. Each Trust also will issue a residual class in each REMIC created by such Trust (the 'Residual Certificates') which are not being offered hereby.

DISTRIBUTION DATES AND DISTRIBUTIONS

     On the 15th day of each month, or, if such day is not a business day then the next succeeding business day, commencing in April 1997, (each, a 'Distribution Date'), the Trustee will be required to distribute to the Owners of record of the Certificates as of the last business day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs (the 'Record Date'), such Owners' Percentage Interests in the amounts required to be distributed to the Owners of each Class of Certificates on such Distribution Date.

     Each Owner of record of a Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Distribution Date to the Owners of the related Class of Certificates. The 'Percentage Interest' of each Offered Certificate as of any date of determination will be equal to the percentage obtained by dividing the principal balance of such Certificate as of the Cut-Off Date by the Class Principal Balance of the applicable Class of Certificates as of the Cut-Off Date.

BOOK-ENTRY CERTIFICATES

     The Offered Certificates will be book-entry certificates (the 'Book-Entry Certificates'). Persons acquiring beneficial ownership interests in the Offered Certificates ('Certificate Owners') will hold their Offered Certificates through DTC in the United States, or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Offered Certificates and will initially be registered in the name of Cede, the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Cedel and Chase will act as depositary for Euroclear (in such capacities, individually the 'Relevant Depositary' and collectively the 'European Depositaries'). Except as described below, no person acquiring a Book-Entry Certificate (each, a 'beneficial owner') will be entitled to receive a physical certificate representing such Certificate (a 'Definitive Certificate'). Unless and until Definitive Certificates are issued, it is anticipated that the only 'Certificateholder' of the Offered Certificates will be Cede, as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a 'Financial Intermediary') that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Cedel or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the trustee through DTC and DTC Participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the 'Rules'), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Offered Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see 'Certain Federal Income Tax Consequences--Foreign Investors' and '--Backup Withholding' herein and 'Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements' in Annex I hereto.

     Transfers between Participants will occur in accordance with DTC Rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons directly holding certificates or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ('Cedel Participants') and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ('Euroclear Participants') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the 'Euroclear Operator'), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the 'Cooperative'). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the 'Terms and Conditions'). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See 'Certain Federal Income Tax Consequences--Foreign Investors' and '--Backup Withholding' herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust will be provided to Cede, as nominee of DTC, and may be made available by Cede to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Certificates which conflict with actions taken with respect to other Offered Certificates.

     Definitive Certificates will be issued to beneficial owners of the

Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, elects to terminate the book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined herein), beneficial owners having Percentage Interests aggregating not less than 51% advise the Trustee and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Offered Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the Depositor, the Servicer, the Certificate Insurer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

FLOW OF FUNDS AND DISTRIBUTIONS ON THE OFFERED CERTIFICATES

     The Principal and Interest Accounts. The Pooling and Servicing Agreement requires the Servicer to establish one or more custodial accounts (each, a 'Principal and Interest Account') on behalf of the Trustee at a depository institution meeting the requirements set forth in the Pooling and Servicing Agreement. A separate Principal and Interest Account will be established and maintained for each Loan Group. The Pooling and Servicing Agreement requires the Servicer to deposit all collections (other than amounts escrowed for taxes and insurance) related to the Home Equity Loans to the applicable Principal and Interest Account on a daily basis (but no later than the first business day after receipt). All funds in the Principal and Interest Accounts are required to be invested in Eligible Investments. Investment earnings on funds held in the Principal and Interest Accounts are for the account of the Servicer.

     Pursuant to the Pooling and Servicing Agreement, on the tenth day (the 'Remittance Date') of each month commencing in April 1997, the Servicer is required to remit to the Trustee the following amounts with respect to each Loan Group (including any related Subsequent Loans): (i) an amount equal to the sum of (x) the aggregate portions of the interest payments (whether or not collected) becoming due on the Home Equity Loans in the related Loan Group during the immediately preceding Remittance Period, calculated at the applicable

Adjusted

Pass-Through Rate (defined below) and (y) any Compensating Interest (calculated for this purpose at the applicable Adjusted Pass-Through Rate) due with respect to the Home Equity Loans in the related Loan Group with respect to the immediately preceding Remittance Period, but for purposes of this clause (i) net of the Servicing Fee (the amount described in this clause (i) being the 'Interest Remittance Amount'), (ii) an amount equal to the sum of (x) all scheduled principal collected by the Servicer on the Home Equity Loans in the related Loan Group during the immediately preceding Remittance Period and (y) any Prepayments, Net Liquidation Proceeds (but only to the extent that such Net Liquidation Proceeds do not exceed the Loan Balance of the related Home Equity
Loan), REO Proceeds and Released Mortgaged Property Proceeds, in each case, only to the extent collected on the Home Equity Loans in the related Loan Group during the preceding Remittance Period (the amount described in this clause (ii) being the 'Principal Remittance Amount'), (iii) all Loan Purchase Prices and Substitution Amounts with respect to such Remittance Date and the related Loan Group and (iv) an amount equal to the Excess Interest for the related Loan Group. The 'Excess Interest' with respect to each Loan Group and for any Remittance Date is the product of (x) one-twelfth of the difference between (i) the weighted average Mortgage Rate on the Home Equity Loans (including Subsequent Loans, if any) in such Loan Group as of the first day of the related Remittance Period and (ii) the applicable Adjusted Pass-Through Rate and (y) the related Loan Group Principal Balance as of the last day of the related Remittance Period, to the extent such amount is received or advanced. For any Remittance Date, the Interest Remittance Amount, the Principal Remittance Amount and the amounts described in clause (iii) of the second preceding sentence, with respect to each Loan Group, are collectively referred to as the 'Monthly Remittance' for such Remittance Date.

     The 'Adjusted Pass-Through Rate' for a Loan Group will equal the sum of the following, each expressed as a per annum rate: (i) the Servicing Fee; (ii) the premium due to the Certificate Insurer; (iii) the fees due to the Trustee; and
(iv) as to Loan Group One, the weighted average of the Pass-Through Rate for the Class A-1 Certificates (as in effect for the applicable Accrual Period), and the Pass-Through Rates for the Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class A-8 Certificates and as to Loan Group Two, the Pass-Through Rate for the Class A-9 Certificates (as in effect for the applicable Accrual Period).

     Delinquency Advances. The Pooling and Servicing Agreement requires that if, on any Remittance Date, the amount then on deposit in any Principal and Interest Account from collections on the related Loan Group with respect to the preceding Remittance Period is less than the applicable Monthly Remittance plus, prior to the Subordination Termination Date, the aggregate amount of Excess Interest for the related Loan Group with respect to the immediately preceding Remittance Period, then the Servicer is required to deposit to the applicable Principal and Interest Account a sufficient amount of its own funds ('Delinquency Advances') to make such amount equal to the sum of the Interest Remittance Amount, the Principal Remittance Amount, plus, prior to the

Subordination Termination Date, the aggregate amount of Excess Interest related to such Loan Group.

     The Servicer is permitted to fund its payment of Delinquency Advances on any Remittance Date from collections on the Home Equity Loans deposited in the applicable Principal and Interest Account subsequent to the related Remittance Period, but must reimburse such Principal and Interest Account for any such amounts on or prior to a subsequent Remittance Date on which such amounts are required.

     Accounts. The Pooling and Servicing Agreement provides that the Trustee will create and maintain the Excess Interest Accounts, the Insured Payment Accounts, the Certificate Accounts, the Pre-Funding Accounts, the Capitalized Interest Accounts and the Reserve Account, including the Spread Sub-Account, the Residual Sub-Account and the Guarantee Fee Sub-Account (collectively, the 'Accounts'). Pursuant to the Pooling and Servicing Agreement, the Trustee will be required to maintain a separate accounting, on a Loan Group basis, of the amounts deposited in or withdrawn from each of the Accounts. The Pooling and Servicing Agreement provides that the Trustee will (i) deposit the initial deposit, if any, in the Spread Sub-Account, (ii) deposit the Pre-Funded Amounts in the Pre-Funding Accounts, (iii) deposit the required amounts in the Capitalized Interest Accounts, (iv) deposit monthly in the appropriate Certificate Account (each, a 'Certificate Account') the remittances received from the Servicer with respect to the Home Equity Loans in the related Loan Group described in clauses (i) through (iii) above under 'The Principal and Interest Accounts,' (v) deposit monthly in the appropriate Excess Interest Account (each, an 'Excess Interest Account') all remittances of Excess Interest received from the Servicer with respect to the related Loan Group and (vi) deposit all Insured Payments in the appropriate Insured Payment Account (each, an 'Insured Payment Account'). On each Distribution Date prior to the Subordination Termination Date, the Trustee will withdraw, in the priority indicated, the following amounts from each Excess Interest Account and deposit such amounts as follows: (i) the Spread to the Spread Sub-Account; (ii) the Residual Remittance Amount to the Residual Sub-Account; and (iii) the Guarantee Fee to the Guarantee Fee Sub-Account; provided, however, that no such amount will be required to be so deposited to the extent that such deposit would cause the aggregate amount so deposited in the Reserve Account to exceed the Specified Reserve Account Requirement for such Distribution Date.

     Distributions on Offered Certificates. On each Distribution Date, in preparation of making distributions to Certificate Owners, the Trustee will be required (i) on the Distribution Dates prior to termination of the applicable Pre-Funding Period, to transfer from the applicable Capitalized Interest Account to the related Certificate Account an amount equal to the excess of (a) the Interest Distribution Amount for each related Class of Certificates, over (b) the Interest Remittance Amount for such Loan Group, (ii) on the Distribution Date occurring at or immediately following the end of the applicable Pre-Funding Period, to transfer from the related Pre-Funding Account to the applicable

Certificate Account the amount remaining on deposit in such Pre-Funding Account,
(iii) if the amount on deposit in the Certificate Account with respect to the related Loan Group is insufficient to pay the full amount of the Distribution Amount for the related Class or Classes of Offered Certificates, and the fees of the Trustee and the premium due to the Certificate Insurer applicable to such Loan Group for such Distribution Date, to transfer to such Certificate Account the amount of such insufficiency first, from the Spread Sub-Account, second from the Residual Sub-Account and third from the Guarantee Fee Sub-Account, in each case to the extent of amounts available therein, (iv) from amounts on deposit in each Certificate Account, to pay the premium due the Certificate Insurer and the fees of the Trustee applicable to the related Loan Group and (v) to transfer to the appropriate Certificate Account from funds on deposit in the related Insured Payment Account, the amount of any shortfalls in the Distribution Amounts for the related Class or Classes of Offered Certificates.

     On each Distribution Date, the Trustee will be required to make the following disbursements and transfers from the applicable Certificate Account:

          (i) from the Certificate Account for Loan Group One in the following order of priority:

               (a) concurrently, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class A-8 Certificates, the applicable Interest Distribution Amount for such Distribution Date;

               (b) to the Class A-8 Certificates, the product of (x) the applicable Priority Percentage and (y) the Pro-Rata Percentage of the applicable Principal Distribution Amount, until the Class Principal Balance thereof is reduced to zero;

               (c) sequentially, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class A-8 Certificates, in that order, the remaining applicable Principal Distribution Amount, until their respective Class Principal Balances have been reduced to zero;

               (d) to the Certificate Insurer, any remaining Reimbursement Obligations (as defined in the Insurance Agreement); and

               (e) to the Residual Certificates, any remaining funds and, at or immediately following the end of the Pre-Funding Period for Loan Group One, any amounts remaining in the Capitalized Interest Account for Loan Group One.

          (ii) from the Certificate Account for Loan Group Two in the following order of priority:

               (a) to the Class A-9 Certificates, the Interest Distribution Amount for such Distribution Date;

               (b) to the Class A-9 Certificates, the applicable Principal Distribution Amount until the Class Principal Balance thereof has been reduced to zero;


               (c) to the Certificate Insurer, any remaining Reimbursement Obligations; and

               (d) to the Residual Certificates, any remaining funds and, at or immediately following the end of the Pre-Funding Period for Loan Group Two, any amounts remaining in the Capitalized Interest Account for Loan Group Two.

     Any distributions in reduction of the Class Principal Balance of a Class of Offered Certificates on a Distribution Date will include any Carry-Forward Amount for such Class and Distribution Date to the extent funds are available therefor.

     On each Distribution Date, to the extent the amount on deposit in the Reserve Account exceeds the Specified Reserve Account Requirement for such Distribution Date, such excess will be distributed to the Owners of the Excess Interest Certificates or paid to the person entitled thereto.

     If prior to any Distribution Date, the Trustee determines that Available Funds for a Loan Group on such Distribution Date will be insufficient to fund the full amount of the Distribution Amount for the related Class or Classes of Offered Certificates, the Trustee will be required to make a claim for an Insured Payment under the Certificate Insurance Policy.

     The Pooling and Servicing Agreement provides that to the extent the Certificate Insurer makes Insured Payments, the Certificate Insurer will be subrogated to the rights of the Owners of the applicable Class of Offered Certificates with respect to such Insured Payments, will be deemed, to the extent of the payments so made, to be a registered Owner of such Class of Offered Certificates and will be entitled to reimbursement for such Insured Payments, with interest thereon at the Late Payment Rate specified in the Insurance Agreement on each Distribution Date following the making of an Insured Payment, only after the Owners of the applicable Class of Offered Certificates have received the amount due such Owners on such Distribution Date.

     For purposes of the provisions described above, the following terms have the respective meanings ascribed to them below, each determined as of any Distribution Date, and the term 'Home Equity Loans' includes Subsequent Loans.

     'Accrual Period' means with respect to any Distribution Date and (i) the Fixed Rate Certificates, the calendar month preceding the month of such Distribution Date and (ii) the Floating Rate Certificates, the period beginning on the 15th day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, beginning on the Closing Date) and ending on the 14th day of the month of such Distribution Date.

     'Available Funds' means, as of any Distribution Date and with respect to any Loan Group, the sum, without duplication, of (a) the amount on deposit in the applicable Certificate Account on such Distribution Date, plus (b) any amount transferred from the Reserve Account to the applicable Certificate Account on such Distribution Date, minus (c) the monthly premium due the Certificate Insurer and the monthly fees of the Trustee applicable to such Loan Group. The Pooling and Servicing Agreement provides that the term 'Available Funds' does not include Insured Payments and does not include any amounts that cannot be distributed to the Owners of the Offered Certificates by the Trustee as a result of proceedings under the United States Bankruptcy Code.

     'Basic Principal Amount' means, as to any Distribution Date and with respect to any Loan Group, the sum, without duplication, of the following amounts with respect to such Loan Group: (i) the principal portion of all scheduled and unscheduled payments received on the Home Equity Loans during the calendar month preceding the calendar month in which such Distribution Date occurs (the 'Remittance Period'), including (a) any full or partial principal prepayments of any Home Equity Loans ('Prepayments') received during the related Remittance Period, (b) the proceeds of any insurance policy relating to a Home Equity Loan, a Mortgaged Property or a property related to Mortgages foreclosed or for which deeds in lieu of foreclosure have been accepted, and held by the Servicer pending disposition (an 'REO Property'), net of proceeds to be applied to the repair of the Mortgaged Property or released to the Mortgagor and net of expenses reimbursable therefrom ('Insurance Proceeds'), (c) proceeds received in connection with the liquidation of any defaulted Home Equity Loans, whether by trustee's sale, foreclosure sale or otherwise ('Liquidation Proceeds'), net of fees and advances reimbursable therefrom ('Net Liquidation Proceeds'), (d) net rental income, if any, from REO Properties ('REO Proceeds') and (e) proceeds received in connection with a taking of a Mortgaged Property by condemnation or the exercise of eminent domain or in connection with a release of part of the Mortgaged Property from the related lien ('Released Mortgaged Property Proceeds'), (ii) the principal portion of all amounts deposited into the applicable Principal and Interest Account by the Originators in connection with the repurchase of, or the substitution of a substantially similar home equity loan for, a Home Equity Loan as to which there is defective documentation or a breach of a representation or warranty contained in the Pooling and

Servicing Agreement or by the Servicer in connection with the purchase of any Home Equity Loan as permitted by the Pooling and Servicing Agreement, (iii) the principal balance of each defaulted Home Equity Loan or REO Property as to which the Servicer has determined that all amounts expected to be recovered have been recovered (each, a 'Liquidated Mortgage Loan') to the extent not included in the amounts described in the preceding clauses (i) and (ii) and (iv) with respect to Loan Group One or Loan Group Two, any amounts released from the related Pre-Funding Account at or following termination of the applicable Pre-Funding Period which are treated as a Prepayment.

     'Carry-Forward Amount' means with respect to any Class of Offered Certificates the sum of (i) the amount, if any, by which (x) the related Distribution Amount as of the immediately preceding Distribution Date exceeded
(y) the amount of the actual distribution (exclusive of any amount representing Insured Payments) to the Owners of such Class of Offered Certificates on such preceding Distribution Date and (ii) interest on the interest component of the amount, if any, described in clause (i) at one-twelfth the applicable Pass-Through Rate for the immediately preceding Accrual Period.

     'Class Principal Balance' means with respect to any Class of Offered Certificates, the Class Principal Balance of such Class on the Closing Date, reduced by the sum of all amounts previously distributed to the Owners of such Class of Offered Certificates in respect of principal on all previous Distribution Dates.

     'Distribution Amount' means with respect to any Class of Offered Certificates and any Distribution Date, the sum of the applicable Principal Distribution Amount and the applicable Interest Distribution Amount for such Distribution Date.

     'Interest Distribution Amount' means with respect to any Class of Offered Certificates and any Distribution Date, the interest accrued during the related Accrual Period at the applicable Pass-Through Rate on the related Class Principal Balance immediately prior to such Distribution Date.

     'Principal Distribution Amount' means with respect to any Class of Offered Certificates and any Distribution Date, the sum of (i) an amount equal to the portion of the Basic Principal Amount for the related Loan Group for such Distribution Date allocated to such Class of Offered Certificates and (ii) the applicable Carry-Forward Amount for such Distribution Date.

     'Priority Percentage' for any Distribution Date will be as follows:

DISTRIBUTION DATES                                                            PRIORITY PERCENTAGE
---------------------------------------------------------------------------   -------------------
April 1997 - March 2000....................................................             0%
April 2000 - March 2002....................................................            45%
April 2002 - March 2003....................................................            80%
April 2003 - March 2004....................................................           100%
April 2004 and thereafter..................................................           300%

     'Pro-Rata Percentage' means with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Class Principal Balance of the Class A-8 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Class Principal Balance of the Offered Certificates in Trust One immediately prior to such Distribution Date.

CALCULATION OF 1-MONTH LIBOR

     The respective Pass-Through Rates for the Class A-1 and Class A-9 Certificates for the Accrual Period beginning on March 27, 1997 and ending on April 14, 1997 will be determined on the business day preceding the Closing Date. Thereafter, on the second business day preceding each Distribution Date (each such date, an 'Interest Determination Date'), the Trustee will determine the London interbank offered rate for one-month U.S. dollar deposits ('1-Month

LIBOR') for the next Accrual Period for the Floating Rate Certificates on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. As used in this section, 'business day' means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; 'Reuters Screen LIBO Page' means the display designated as page 'LIBO' on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks); and 'Reference Banks' means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the

Reuters Screen LIBO Page on the Interest Determination Date in question, (iii) which have been designated as such by the Trustee and (iv) not controlling, controlled by, or under common control with, the Depositor.

     On each Interest Determination Date, 1-Month LIBOR for the related Accrual Period for the Floating Rate Certificates will be established by the Trustee as follows:

          (a) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, 1-Month LIBOR for the related Accrual Period for the Floating Rate Certificates shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).

          (b) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, 1-Month LIBOR for the related Accrual Period for the Floating Rate Certificates shall be the higher of
     (x) 1-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate. The 'Reserve Interest Rate' shall be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Trustee cannot determine such arithmetic mean, (ii) the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

          (c) If on the Interest Determination Date in April, the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (b) above, 1-Month LIBOR shall be 1-Month LIBOR for the preceding Accrual Period.

     The establishment of 1-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to each Class of Floating Rate Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Trustee at (714) 253-7575.

RESERVE ACCOUNT

     On the Closing Date, the Trustee will establish and thereafter maintain with itself a reserve account comprised of three sub-accounts: the Spread Sub-Account; the Residual Sub-Account; and the Guarantee Fee Sub-Account (collectively, the 'Reserve Account'). On the Closing Date, an initial deposit may be made into the Spread Sub-Account. On each Remittance Date on or prior to the Subordination Termination Date, the Trustee is required to deposit (i) the Spread for each Loan Group into the Spread Sub-Account, (ii) the Residual Remittance Amount for each Loan Group into the Residual Sub-Account and (iii) the Guarantee Fee for each Loan Group into the Guarantee Fee Sub-Account. As to any Remittance Date and Loan Group, the sum of the Spread, the Residual Remittance Amount and the Guarantee Fee will equal the Excess Interest for such Remittance Date and Loan Group. The Pooling and Servicing Agreement permits the Reserve Account to be funded in part by cash or by one or more letters of credit (each, a 'Letter of Credit').

     The aggregate amount required to be on deposit at any time in the Reserve Account (after taking into account the amounts available to be withdrawn under any Letters of Credit deposited therein) will be determined in accordance with the terms of the Pooling and Servicing Agreement (such amount, the 'Specified Reserve Account Requirement'). Amounts, if any, on deposit in the Reserve Account up to the Subordinated Amount (as defined below) will be available to fund any shortfall between the Available Funds for any Loan Group (before any withdrawals from the Reserve Account on a Distribution Date) and the Distribution Amount for the related Class or Classes of Offered Certificates. Withdrawals from the Reserve Account for such purposes will be made first from the Spread Sub-Account, second from the Residual Sub-Account and third from the Guarantee Fee Sub-Account.

     The Pooling and Servicing Agreement provides that, in the event aggregate withdrawals from the Reserve Account with respect to shortfalls on the Offered Certificates equal the amount specified in the Pooling and Servicing Agreement (such amount, the 'Subordinated Amount'), no further withdrawals with respect to such shortfalls may be made from the Reserve Account, and the Specified Reserve Account Requirement will thereafter be zero. The Distribution Date on which the Subordinated Amount is reduced to zero is the 'Subordination Termination Date.'

     The Pooling and Servicing Agreement additionally provides that the Specified Reserve Account Requirement and the Subordinated Amount may decline over time based on criteria established by the Certificate Insurer, even if no withdrawals from the Reserve Account are made.

     The provisions of the Pooling and Servicing Agreement relating to the Reserve Account may be amended in any respect by the Depositor, the Servicer and the Certificate Insurer without the consent of, or notice to, the Owners of the

Offered Certificates. Such amendment could reduce or eliminate the funding requirements of the Reserve Account. Because amounts in the Reserve Account are available for all Classes of Offered Certificates, a disproportionate amount of funds may be used to benefit one Class of Offered Certificates, thereby reducing the funds available for the other Classes of Offered Certificates. In addition, funds on deposit in the Reserve Account may be used to provide credit enhancement for other transactions involving the Depositor or its affiliates and the Certificate Insurer. Notwithstanding any reduction in or elimination of the funding requirements of the Reserve Account, or depletion of the Subordinated Amount, the Certificate Insurer will be obligated, in accordance with the terms of the Certificate Insurance Policy, on each Distribution Date to fund the full amount of the Distribution Amount for each Class of the Offered Certificates on such Distribution Date. If the Certificate Insurer breaches its obligations, any realized losses on the Home Equity Loans will be allocated among the Offered Certificates on a pro rata basis.

                                THE ORIGINATORS

OVERVIEW

     United Companies, headquartered in Baton Rouge, Louisiana, originates, purchases, sells and services primarily first lien, non-conventional, home equity loans which are typically not loans for the purchase of homes. These loans are made primarily to individuals who may not otherwise qualify for conventional loans which are readily marketable to government-sponsored mortgage agencies or conduits and available through most commercial banks and many other lending institutions. It operates through a branch network and correspondent (i.e., wholesale) loan programs. As of December 31, 1996, United Companies' branch network consisted of 185 offices located in 42 states.

     In order to expand its distribution network, United Companies initiated, during the third quarter of 1992, a wholesale loan network of correspondents and brokers through a division operating under the registered servicemark UNICOR Mortgage(Registered). In January 1996, the division began operating as a separately incorporated affiliate of United Companies, UNICOR Mortgage(Registered), Inc. ('UNICOR') and, as of December 31, 1996, UNICOR was operating in 48 states. UNICOR offers fixed and adjustable rate home equity loans to borrowers of a credit quality comparable to borrowers who typically receive loans through the United Companies' branch network. Loans may be secured by one or more single family, owner-occupied or non-owner occupied, and multi-family properties. A network of field account executives solicit qualifying loans from mortgage correspondents and brokers within target markets by employing a combination of direct solicitation, participation in seminars, trade shows and conventions, as well as advertising directed at the mortgage lender/broker market.

     Correspondents and brokers are subjected to an approval process, including but not limited to verification that appropriate local, state and federal requirements for licensing are obtained and maintained and are required to execute a contract with UNICOR prior to closing any loans. Appraisers and closing agents are also subjected to an approval process including verification that certification and licensing requirements are obtained and maintained. All loans are underwritten prior to approval and funding by UNICOR personnel under guidelines comparable to those used for loans originated by United Companies through its branch network.

     In order to further expand its distribution network, United Companies began, during late 1993, another wholesale loan network which offers substantially the same products as the UNICOR program to banks and other financial depository institutions through its division operating under the registered servicemark GINGER MAE(Registered), the acronym for the Good Neighbor Reinvestment Mortgage Assistance Loan Program. This program is intended to permit participating institutions to originate loans to borrowers who do not qualify for conventional credit. Loans purchased by United Companies under this program are underwritten by the United Companies personnel prior to approval and funding under substantially the same guidelines as those utilized by UNICOR. As of
                                       S-48

December 31, 1996, GINGER MAE(Registered) had 342 financial institutions in 26 states participating in the GINGER MAE(Registered) program.

     Home equity loans also are purchased in bulk by Southern Mortgage Acquisition, Inc., an affiliate of United Companies, and are re-underwritten by United Companies or UNICOR personnel prior to purchase utilizing the underwriting guidelines of United Companies.

HOME EQUITY LOANS

     The Originators' principal products are home equity loans with a fixed amount, and term to maturity, which is typically secured by a first mortgage on the borrower's residence. These types of loans are commonly referred to as 'B' and 'C' grade loans. These loans are distinct from home equity revolving lines of credit, which are generally secured by a second mortgage and typically carry a floating interest rate. United Companies is an approved FNMA and FHLMC seller/servicer and an approved FHA lender. The Originators originated $1.542 billion and $2.241 billion in home equity loans during the years ended December 31, 1995 and 1996, respectively. The Originators also make second mortgage loans. Most of the Originators' loan originations are sold in the secondary market, and servicing rights are retained by United Companies on substantially all loans sold.

     As of December 31, 1996 approximately 96.8% in aggregate principal amount of the home equity loans owned by the Originators and/or serviced by United Companies are secured by a first mortgage with the remaining 3.2% in aggregate principal amount secured by second or multi-property mortgages. The average home equity loan at origination was approximately $49,000 during 1995, and $56,000 during 1996. Typically, the proceeds of the home equity loan will be used by the borrower to refinance an existing first mortgage in order to finance home improvements or for debt consolidation. On most home equity loans for home improvements, the loan proceeds are disbursed to an escrow agent which, according to guidelines established by the Originators, releases such proceeds upon completion of the improvements or in draws as the work on the improvements progresses. Costs incurred by the borrower for loan origination, including origination points, and appraisal, legal and title fees, are often included in the amount financed.


     The Originators' principal market for home equity loans is individuals who may not otherwise qualify for conventional loans which are readily marketable to the government-sponsored mortgage agencies or conduits and available through most commercial banks and many other lending institutions. Loans to such borrowers may present a greater risk and therefore produce higher loan origination fees and interest rates as compared to loans to customers of banks and thrifts. There are generally numerous competitors for these borrowers in each of the Originators' geographic markets. Principal competitors include recognized national and regional lenders. The Originators believe that prompt underwriting and response to loan applications provide a competitive advantage in loan originations.

DELINQUENCY AND LOSS EXPERIENCE

     The following two tables set forth information relating to the delinquency, default and loan loss experience of United Companies for its servicing portfolio of home equity loans as of the dates indicated in the first table and for the periods indicated in the second table, including loans owned by United Companies or its affiliates and loans serviced for others.

                           DELINQUENCY EXPERIENCE ON
                          UNITED COMPANIES' PORTFOLIO
                              OF HOME EQUITY LOANS

                                                                                     AS OF DECEMBER 31,
                                                                           --------------------------------------
                                                                              1994          1995          1996
                                                                           ----------    ----------    ----------
                                                                                   (DOLLARS IN THOUSANDS)
Number of home equity loans.............................................   $   52,289    $   69,723    $   88,491
Dollar amount of home equity loans......................................    1,683,698     2,701,481     4,040,138
                                                                           ----------    ----------    ----------
                                                                           ----------    ----------    ----------
Delinquency Period(1)
  30-59 days............................................................         2.13%         2.73%         3.39%
  60-89 days............................................................         0.46%         0.61%         1.31%
  90 days and over......................................................         0.17%         0.28%         0.71%

Defaults(1)
  Foreclosures in process...............................................         3.01%         2.78%         3.36%
  Bankruptcy............................................................         1.90%         1.75%         1.83%

Real Estate Owned & Serviced............................................   $   20,628    $   30,073    $   53,678

------------------

(1) As a percentage of total 'dollar amount of home equity loans' as of the date indicated.

              LOAN LOSS EXPERIENCE ON UNITED COMPANIES' PORTFOLIO
                              OF HOME EQUITY LOANS

                                                                                  YEAR ENDING DECEMBER 31,
                                                                           --------------------------------------
                                                                              1994          1995          1996
                                                                           ----------    ----------    ----------
                                                                                   (DOLLARS IN THOUSANDS)
Average dollar amount of home equity loans outstanding during period....   $1,404,419    $2,192,590    $3,370,810
Net Losses
  Gross Losses (1)......................................................   $   12,745    $   13,818    $   19,484
  Recoveries (2)........................................................   $   (1,051)   $   (1,597)   $   (2,371)
                                                                           ----------    ----------    ----------
  Net Losses (3)........................................................   $   11,694    $   12,221    $   17,113
                                                                           ----------    ----------    ----------
                                                                           ----------    ----------    ----------
Net Losses as a percentage of average amount outstanding................        0.84%         0.56%         0.51%

------------------
(1) 'Gross Losses' are amounts which have been determined to be uncollectible relating to home equity loans for each respective period.
(2) 'Recoveries' are recoveries from liquidation proceeds and deficiency judgments.
(3) 'Net Losses' means 'Gross Losses' minus 'Recoveries.'

     The Servicer believes that the increase in delinquencies and defaults is not attributable to any single factor but rather reflects a combination of factors, such as the greater level of consumer debt generally and economic conditions in the areas in which the mortgaged properties are located.

     Loans are placed on a non-accrual status when they are 150 days past due.

     The above delinquency, default and loan loss experience represents United Companies' recent experience. However, the delinquency, default and net loss percentages may be affected by the increase in the size and relative lack of seasoning of a substantial portion of the portfolio. In addition, United Companies can neither quantify the impact of property value declines, if any, on the Home Equity Loans nor predict whether, to what extent or how long such declines may exist. In a period of such decline, the rates of delinquencies, defaults and losses on the Home Equity Loans could be higher than those heretofore experienced in the residential mortgage lending industry in general. Adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Home Equity Loans and, accordingly, the actual rates of delinquencies, defaults and losses. As a result, the information in the above tables should not be considered as a basis for assessing the likelihood, amount or severity of delinquencies or losses on the Home Equity Loans and no assurance can be given that the delinquency, default and loss experience presented in the tables will be indicative of such experience on the Home Equity Loans.

                      THE POOLING AND SERVICING AGREEMENT

GENERAL

     The Certificates will be issued in classes (each, a 'Class') pursuant to the Pooling and Servicing Agreement, dated as of March 1, 1997 (the 'Pooling and Servicing Agreement'), among the Depositor, the Servicer and the Trustee. The Trustee will make available for inspection a copy of the Pooling and Servicing Agreement (without exhibits or schedules) to the Owners of the Certificates on written request. The following summary, together with the information set forth in the Prospectus under the caption 'The Pooling and Servicing Agreement' describes the material terms of the Pooling and Servicing Agreement, but does not purport to describe all of the terms of the Pooling and Servicing Agreement and is therefore qualified in its entirety by reference to the Pooling and Servicing Agreement. Reference is made to the Prospectus for important additional information regarding the terms of the Pooling and Servicing Agreement and the Certificates.

PRE-FUNDING ACCOUNT

     On the Closing Date, the Trustee will establish and thereafter maintain with itself a separate trust account with respect to each of Loan Group One and Loan Group Two (each, a 'Pre-Funding Account'). On the Closing Date, the applicable Pre-Funded Amount will be deposited in the Pre-Funding Account for Loan Group One and Loan Group Two, respectively. Each Pre-Funded Amount may be used only to (i) acquire additional single family residential home equity and home improvement loans (the 'Subsequent Loans') for the related Loan Group and
(ii) make accelerated payments of principal of the Offered Certificates related to such Loan Group. All Subsequent Loans added to Loan Group One will bear fixed rates, and all Subsequent Loans added to Loan Group Two will be ARMs. During the period (the 'Pre-Funding Period') from the Closing Date to the earliest to occur of (a) the applicable Funding Termination Date (defined below), (b) an Event of Default under the Pooling and Servicing Agreement and (c) May 15, 1997, amounts on deposit in a Pre-Funding Account may be withdrawn from time to time to acquire Subsequent Loans for the related Loan Group in accordance with the Pooling and Servicing Agreement. The 'Funding Termination Date' for a Loan Group will be the date on which the related Pre-Funded Amount has been reduced to less than $100,000. Any Pre-Funded Amount remaining in a Pre-Funding Account at the end of the applicable Pre-Funding Period will be distributed on the Distribution Date at or immediately following the end of such Pre-Funding Period. If the Pre-Funded Amount so distributed is less than $100,000, it will be distributed as a Prepayment and allocated to the Classes of Offered Certificates then entitled to distributions of principal related to Loan Group One or Loan Group Two, as applicable, as provided herein; otherwise such amount will be distributed as principal of the Classes of Offered Certificates related to Loan Group One or Loan Group Two, as applicable, pro rata on the basis of their respective Class Principal Balances.


CAPITALIZED INTEREST ACCOUNTS

     On the Closing Date, the Trustee will establish and thereafter maintain with itself a separate trust account with respect to each of Loan Group One and Loan Group Two (each, a 'Capitalized Interest Account'), into which amounts will be deposited. The amounts so deposited will be used by the Trustee on the Distribution Dates during the applicable Pre-Funding Period to fund the excess, if any, of the amount of interest accrued on the Classes of Certificates related to the applicable Loan Group at the applicable Pass-Through Rates, over the Interest Remittance Amount for such Loan Group for such Distribution Dates.

COMPENSATING INTEREST

     A full month's interest at the applicable Adjusted Pass-Through Rate (minus the Servicing Fee), plus, prior to the Subordination Termination Date, a full month's Excess Interest with respect to each Home Equity Loan in a Loan Group, is due to the Trustee on the outstanding Loan Balance of each Home Equity Loan as of the beginning of each Remittance Period. If a Prepayment of a Home Equity Loan occurs during any calendar month, any difference between the interest collected from the Mortgagor during such calendar month and the full month's interest at the applicable Adjusted Pass-Through Rate, plus, prior to the Subordination Termination Date, a full month's Excess Interest with respect to such Home Equity Loan ('Compensating Interest') that is due is required to be deposited by the Servicer to the applicable Principal and Interest Account and will be included in the Monthly Remittance and the aggregate amount of Excess Interest, if any, to be made available to the Trustee for each Loan Group on the next succeeding Remittance Date; provided, however, that the Servicer's obligation in respect of Compensating Interest is limited to the aggregate amount of its Servicing Fee for the related Remittance Period.

ASSIGNMENT OF HOME EQUITY LOANS

     The Depositor will deliver or cause to be delivered to the Trustee on or before the Closing Date Mortgage Notes duly endorsed to the order of the Trustee. The other items described in clauses (a)(i)-(iv) under 'The Pooling and Servicing Agreement--Assignment of Mortgage Assets' in the Prospectus are required to be delivered within 30 days after the Closing Date (subject to certain extensions as set forth therein). In lieu of delivering certified copies of mortgages and intervening assignments, the originals of which are unavailable due to the recording process and originals of title policies or binders, the Depositor will deliver or cause to be delivered a computerized list of such documents.

DUE-ON-SALE CLAUSES; ASSUMPTION AND SUBSTITUTION AGREEMENTS

     When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer, to the extent it has knowledge of such conveyance or prospective conveyance, is required to exercise its rights to accelerate the maturity of the related Home Equity Loan under any 'due on sale' clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer will not be required to exercise any such right if the 'due-on-sale' clause, in the reasonable belief of the Servicer, is not enforceable under applicable law; and provided further, that the Servicer may refrain from exercising any such right if the Certificate Insurer gives its prior consent to such non-enforcement. See 'The Pooling and Servicing Agreement--Enforcement of Due on Sale Clauses' in the Prospectus.

REALIZATION UPON DEFAULTED HOME EQUITY LOANS

     In accordance with the Pooling and Servicing Agreement, if the Servicer has actual knowledge that a Mortgaged Property which the Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure contains environmental or hazardous waste risks known to the Servicer, the Servicer will notify the Certificate Insurer and the Trustee prior to acquiring the Property. The Servicer is not permitted to take any action with respect to such a Mortgaged Property without the prior written approval of the Certificate Insurer.

     The Servicer has the right and the option under the Pooling and Servicing Agreement, but not the obligation, to purchase for its own account any Home Equity Loan (i) which becomes delinquent, in whole or in part, as to four consecutive monthly installments or any Home Equity Loan as to which enforcement proceedings have been brought by the Servicer and (ii) (x) with respect to which the Certificate Insurer has refused to give its consent to the Servicer's non-exercise of its rights under any 'due-on-sale' clause and (y) which is in default or as to which a default is imminent. Any such Home Equity Loan so purchased will be purchased by the Servicer on a Remittance Date at a purchase price equal to the Loan Purchase Price thereof, which purchase price will be deposited in the applicable Principal and Interest Account.

EVIDENCE OF COMPLIANCE

     The accountant's report and officer's certificate referred to in the Prospectus under 'The Pooling and Servicing Agreement--Evidence of Compliance' must be delivered on or before the last day of April of each year, commencing in 1998.

ASSIGNMENT OF POOLING AND SERVICING AGREEMENT

     The Servicer may not assign its obligations under the Pooling and Servicing Agreement, in whole or in part, unless it shall have first obtained the written consent of the Trustee and the Certificate Insurer; provided, however, that any assignee must meet the eligibility requirements set forth in the Pooling and Servicing Agreement for a successor servicer.

REMOVAL AND RESIGNATION OF SERVICER


     The Certificate Insurer or, with the consent of the Certificate Insurer, the Trustee (or the Owners acting on behalf of the Trustee) may remove the Servicer upon the occurrence of any Event of Default, as defined in the Prospectus under 'The Pooling and Servicing Agreement--Removal and Resignation of the Master Servicer.' In addition, the Certificate Insurer has the option to remove the Servicer in the event that certain delinquency triggers set forth in the Pooling and Servicing Agreement are met.

TERMINATION

     The Pooling and Servicing Agreement provides that a Trust will terminate upon the payment to the Owners of all related Certificates from amounts other than those available under the Certificate Insurance Policy all amounts required to be paid to such Owners upon the final payment and other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the applicable Loan Group or Loan Groups.

     At its option, the Servicer may purchase all (but not fewer than all) remaining Home Equity Loans and other property acquired by foreclosure, deed in lieu of foreclosure or otherwise, then constituting a Loan Group, and thereby effect early retirement of the related Certificates, on any Distribution Date when the aggregate outstanding Loan Balances of the Home Equity Loans in such Loan Group is 10% or less of an amount equal to the aggregate principal balances of the related Home Equity Loans on the Cut-Off Date including, the aggregate balances of the Subsequent Loans as of the related subsequent cut-off date(s) added to the applicable Loan Group.

     The Owners of the applicable Class or Classes of Offered Certificates would receive from the proceeds of such purchase any accrued interest thereon together with any principal not yet paid, in the order set forth herein under 'Description of the Certificates--Flow of Funds and Distributions on Offered Certificates.'

THE TRUSTEE

     Pursuant to the Pooling and Servicing Agreement, Bankers Trust Company of California, N.A. will serve as trustee of each Trust. See 'The Pooling and Servicing Agreement--The Trustee' in the Prospectus.

          THE CERTIFICATE INSURANCE POLICY AND THE CERTIFICATE INSURER

     The following information has been supplied by the Certificate Insurer for inclusion in this Prospectus Supplement.

     The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Certificate Insurance Policy, thereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received by the Trustee or its successor, as trustee for the Owners, on behalf of the Owners from the Certificate Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Certificate Insurer's obligations under the Certificate Insurance Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Certificate Insurance Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Obligations unless such acceleration is at the sole option of the Certificate Insurer.

     Notwithstanding the foregoing paragraph, the Certificate Insurance Policy does not cover shortfalls, if any, attributable to the liablity of the Trusts, any REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability). The Certificate Insurance Policy does not (i) cover the Originators' obligations to repurchase or substitute for Home Equity Loans (including Subsequent Loans), (ii) guarantee any specified rate of Prepayments or (iii) provide funds to redeem the Obligations on any specified date.

     The Certificate Insurer will pay an Insured Payment that is a Preference Amount on the Business Day (as described below) following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the

Certificate Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment and
(iv) appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Owner in any legal proceedings related to such preference payment, such instruments being in a form satisfactory to the Certificate Insurer, provided that if such documents are received after 12:00 noon, New York City time, on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

     The Certificate Insurer will pay any other amount payable under the Certificate Insurance Policy no later than 12:00 noon, New York City time, on the later of the Payment Date on which the related Distribution Amount is due or the Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Certificate Insurer or any successor fiscal agent appointed by the Certificate Insurer (the 'Fiscal Agent') of a Notice (as described below); provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the Certificate Insurance Policy, such Notice shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Fiscal Agent, as

the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

     Insured Payments due under the Certificate Insurance Policy unless otherwise stated in the Certificate Insurance Policy will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to any Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

     The Fiscal Agent is the agent of the Certificate Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Certificate Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Certificate Insurance Policy.

     As used in the Certificate Insurance Policy, the following terms shall have the following meanings:

     'Business Day' means any day other than a Saturday, a Sunday or a day on which the Certificate Insurer and banking institutions in New York City or in the city in which the corporate trust office of the Trustee under the Pooling and Servicing Agreement is located are authorized or obligated by law or executive order to close.

     'Insured Payment' means (i) as of any Payment Date and any Obligations, the sum of (x) the applicable Interest Shortfall Amount and (y) the applicable Principal Shortfall Amount and (ii) any Preference Amount with respect to which the affected Owners have complied with the provisions of the Certificate Insurance Policy and Section 4.2 of the Pooling and Servicing Agreement during the related Remittance Period.

     'Notice' means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the Certificate Insurance Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Payment Date.

     'Obligations' means $550,000,000 UCFC Loan Trust 1997-A1 and UCFC Loan Trust 1997-A2, Home Equity Loan Pass Through Certificates Series 1997-A1, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class A-8 and Series 1997-A2, Class A-9.

     'Owner' means each Owner (as defined in the Pooling and Servicing Agreement) of a Certificate which constitutes an Obligation under the Certificate Insurance Policy (other than the Trustee, the Depositor or the Servicer) who, on the applicable Payment Date, is entitled under the terms of the applicable Certificate to payment thereunder.

     'Pooling and Servicing Agreement' means the Pooling and Servicing Agreement dated as of March 1, 1997 among UCFC Acceptance Corporation, as Depositor, United Companies Lending Corporation(Registered), as Servicer, and Bankers Trust Company of California, N.A., as Trustee, without regard to any amendment or supplement thereto which has not been consented to by the Certificate Insurer.

     'Preference Amount' means any amount previously distributed to an Owner on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

     Capitalized terms used in the Certificate Insurance Policy and not otherwise defined therein shall have the respective meanings set forth in the Pooling and Servicing Agreement as of the date of execution of the Certificate Insurance Policy, without giving effect to any subsequent amendment or modification to the Pooling and Servicing Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

     Any notice under the Certificate Insurance Policy or service of process on the Fiscal Agent of the Certificate Insurer may be made at the address listed below for the Fiscal Agent of the Insurer or such other address as the Certificate Insurer shall specify in writing to the Trustee.

     The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006 Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Trustee in writing.

     The Certificate Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

     THE INSURANCE PROVIDED BY THE CERTIFICATE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

     The Certificate Insurance Policy is not cancellable for any reason. The premiums on the Certificate Insurance Policy are not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Obligations.

     The Certificate Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Certificate Insurer. The Certificate Insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Certificate Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Certificate Insurer, changes in control and transactions among affiliates. Additionally, the Certificate Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

     The consolidated financial statements of the Certificate Insurer, a wholly-owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1995 and December 31, 1994 and for each of the three years in the period ended December 31, 1995, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1995 and the consolidated financial statements of the Certificate Insurer and its subsidiaries for the nine months ended September 30, 1996 and for the periods ending September 30, 1996 and September 30, 1995, included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ending September 30, 1996, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for puposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

     All financial statements of the Certificate Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Offered Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

     The tables below present selected financial information of the Certificate Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ('SAP') and generally accepted accounting principles ('GAAP'):

                                                                                                SAP
                                                                              ---------------------------------------
                                                                              DECEMBER 31, 1995    SEPTEMBER 30, 1996
                                                                              -----------------    ------------------
                                                                                  (AUDITED)           (UNAUDITED)
                                                                                           (IN MILLIONS)
Admitted Assets............................................................        $ 3,814               $4,348
Liabilities................................................................          2,540                2,911
Capital and Surplus........................................................          1,274                1,437



                                                                                               GAAP
                                                                              ---------------------------------------
                                                                              DECEMBER 31, 1995    SEPTEMBER 30, 1996
                                                                              -----------------    ------------------
                                                                                  (AUDITED)           (UNAUDITED)
                                                                                           (IN MILLIONS)
Assets.....................................................................        $ 4,463               $4,861
Liabilities................................................................          1,937                2,161
Shareholder's Equity.......................................................          2,526                2,700

     Copies of the financial statements of the Certificate Insurer incorporated by reference herein and copies of the Certificate Insurer's 1995 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Certificate Insurer. The address of the Certificate Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Certificate Insurer is (914) 273-4545.

     The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Certificate Insurance Policy and Certificate Insurer set forth under the heading 'The Certificate Insurance Policy and the Certificate Insurer' herein except for the information under the heading 'The Certificate Insurance Policy and the Certificate Insurer--Credit Enhancement Does Not Apply to Prepayment Risk.' Additionally, the Certificate Insurer makes no representation regarding the Offered Certificates or the advisability of investing in the Offered Certificates.

     Moody's rates the claims paying ability of the Certificate Insurer 'Aaa.'

     S&P rates the claims paying ability of the Certificate Insurer 'AAA.'

     Fitch rates the claims paying ability of the Certificate Insurer 'AAA.'

     Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold the Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Certificates. The Certificate Insurer does not guaranty the market price of the Certificates nor does it guaranty that the ratings on the Certificates will not be reversed or withdrawn.

CREDIT ENHANCEMENT DOES NOT APPLY TO PREPAYMENT RISK

     In general, the protection afforded by the Reserve Account and by the Certificate Insurance Policy is protection for credit risk and not for prepayment risk. Moneys may not be withdrawn from the Reserve Account, nor may a claim be made under the Certificate Insurance Policy in an attempt to guarantee or insure that any particular rate of prepayment is experienced by either Trust.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Separate elections will be made to treat the Home Equity Loans and certain other assets owned by each Trust as a real estate mortgage investment conduit ('REMIC') for federal income tax purposes. The Offered Certificates will be designated as regular interests in a REMIC (the 'Regular Certificates' or the 'REMIC Regular Certificates'). See 'Certain Federal Income Tax Consequences' in the Prospectus.

     Because the Offered Certificates will be considered REMIC regular interests, they generally will be taxable as debt obligations under the Internal Revenue Code of 1986, as amended (the 'Code'), and interest paid or accrued on such Certificates, including original issue discount with respect to any such Certificates issued with original issue discount, will be taxable to Owners in accordance with the accrual method of accounting. It is anticipated that the Regular Certificates will not be subject to the original issue discount provisions. See 'Certain Federal Income Tax Consequences--REMIC Regular Certificates--Original Issue Discount' in the Prospectus. The prepayment assumption that will be used in determining the rate of accrual of original issue discount is 25% HEP or 27% CPR, as applicable. No representation is made as to the rate at which prepayments actually will occur. In addition, certain Classes of Regular Certificates may be treated as having been issued at a premium. See 'Certain Federal Income Tax Consequences--REMIC Regular Certificates--Premium' in the Prospectus.

BACKUP WITHHOLDING

     Certain Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Offered Certificates if the Owners, upon issuance, fail to supply the Trustee or their broker with their taxpayer indentification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other 'reportable payments' (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.

     The Trustee will be required to report annually to the IRS, and to each Holder of record, the amount of interest paid (and OID accrued, if any) on the Offered Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt Holders (generally, Holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only Holder of record is Cede, as nominee for DTC, Owners and the IRS will receive tax and other information including the amount of interest paid on such Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct Federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the Holder's federal income tax liability. Such amounts will be deemed distributed to the affected Owner for all purposes of the Certificates, the Pooling and Servicing Agreement and the Certificate Insurance Policy.

FEDERAL INCOME TAX CONSEQUENCES TO FOREIGN INVESTORS

     The following information describes the United States federal income tax treatment of Holders that are not United States persons ('Foreign Investors') and whose income is not effectively connected to a United States trade or business. The term 'Foreign Investor' means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any state or political subdivision thereof or (iii) an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

     The Code and Treasury regulations generally subject interest paid to a Foreign Investor to a withholding tax at a rate of 30% (unless such rate were changed by an applicable treaty). The withholding tax, however, is eliminated with respect to certain 'portfolio debt investments' issued to Foreign Investors. Portfolio debt investments generally include debt instruments issued in registered form for which the United States payor receives a statement that the beneficial owner of the instrument is a Foreign Investor. The Offered Certificates will be issued in registered form. Therefore, if the information required by the Code is furnished (as described below) and no other exceptions to the withholding tax exemption are applicable, no withholding tax will apply to the Offered Certificates.

     For the Offered Certificates to constitute portfolio debt investments exempt from the United States withholding tax, the withholding agent must receive from the Owner an executed IRS Form W-8 signed under penalty of perjury by the Owner stating that the Owner beneficially owns the certificate and is a Foreign Investor and providing such Owner's name and address. The statement must be received by the withholding agent in the calendar year in which the interest payment is made, or in either of the two preceding calendar years.

     An Owner that is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange, or redemption of such Offered Certificate, provided that (i) such gain is not effectively connected with a trade or business carried on by the Owner in the United States, (ii) in the case of an Owner that is an individual, such Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and (iii) in the case of gain representing accrued interest, the conditions described in the preceding paragraphs are satisfied.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA'). See 'Legal Investment' in the Prospectus.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ('ERISA') imposes certain requirements on those employee benefit plans to which it applies ('ERISA Plans') and on those persons who are fiduciaries with respect to such ERISA Plans. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and certain church plans (as defined in ERISA
Section 3(33)), are not subject to ERISA. In accordance with ERISA's general fiduciary standards, before investing in an Offered Certificate, an ERISA Plan fiduciary should determine whether such an investment is permitted under the governing ERISA Plan instruments and is appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio.

     In addition, benefit plans subject to ERISA and individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to
Section 4975 of the Code (each a 'Plan') are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ('parties in interest' and 'disqualified persons'). Such transactions are treated as 'prohibited transactions' under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. The Depositor, the Originators, the Certificate Insurer, the Underwriter and the Trustee and certain of their affiliates might be considered 'parties in interest' or 'disqualified persons' with respect to the Plan. If so, the acquisition, holding or transfer of Offered Certificates by or on behalf of such Plan could be considered to give rise to a 'prohibited transaction' within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include an interest in the Home Equity Loans and any other assets of the related Trust and not merely an interest in the related Offered Certificates, transactions occurring in the servicing of the Home Equity Loans might constitute prohibited transactions unless an administrative exemption applies. Certain such exemptions which may be applicable to the acquisition and holding of the Certificates or to the servicing of the Home Equity Loans are noted below.


     The Department of Labor ('DOL') has issued a regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the 'Plan Asset Regulations'), which provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an 'equity' investment will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. Thus, a Plan fiduciary considering an investment in the Offered Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

     DOL has granted to Prudential Securities Incorporated an administrative exemption (Prohibited Transaction Exemption 90-32; 55 Fed. Reg. 23,147 (June 6,
1990) (the 'Exemption') from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through certificates representing a beneficial undivided ownership interest in the assets of a trust that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption which may be applicable to the Offered Certificates if Prudential Securities Incorporated or any of its affiliates is either the sole underwriter or manager or co-manager of the underwriting syndicate, or a selling or placement agent. The conditions which must be satisfied for the Exemption to apply to the purchase, holding and transfer of the Offered Certificates are the following:

          (i) The acquisition of the Offered Certificates by a Plan is on terms (including the price for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party.

          (ii) The rights and interest evidenced by a Class of Offered Certificates acquired by the Plan are not subordinated to the rights and interest evidenced by any other Certificates of the related Trust.

          (iii) The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Moody's, Duff & Phelps Credit Rating Co., S&P or Fitch ('Authorized Rating Agencies') and the investment pool consists only of assets of the type enumerated in the Exemption, and which have been included in other investment pools; certificates evidencing interests in such other investment pools have been rated in one of the three highest generic rating categories by an Authorized Rating Agency for at least one year prior to a Plan's acquisition of certificates; and certificates evidencing interests in such other investment pool have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of the Offered Certificates.

          (iv) The sum of all payments made to Prudential Securities Incorporated in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for distributing the Offered Certificates. The sum of all payments made to and retained by the Depositor pursuant to the sale of the Home Equity Loans to the related Trust represents not more than the fair market value for such Home Equity Loans. The sum of all payments made to and retained by the

     Servicer or any other servicer represents not more than reasonable compensation for such services under the Pooling and Servicing Agreement and reimbursement of the servicer's reasonable expenses in connection therewith.

          (v) The Trustee must not be an affiliate of any member of the Restricted Group as defined below.

     In addition, it is a condition that the Plan investing in the Offered Certificates be an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is believed that upon the termination of a Pre-Funding Period, the Exemption will apply to the purchase, holding and resale of the Classes of Offered Certificates related to the Loan Group for which such Pre-Funding Period has ended.

     The Exemption does not apply to Plans sponsored by the Originators, the Depositor, the Certificate Insurer, Prudential Securities Incorporated, the Trustee, the Servicer, any other servicers or any Mortgagor with respect to Home Equity Loans included in the related Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in such Trust or any affiliate of such parties (the 'Restricted Group'). No exemption is provided from the restrictions of ERISA for the acquisition or holding of Offered Certificates on behalf of an 'Excluded Plan' by any person who is a fiduciary with respect to the assets of such Excluded Plan. For purposes of the Offered Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. In addition, no Plan's investment in any Class of Offered Certificates may exceed 25% of all of the Certificates of such Class outstanding at the time of the Plan's acquisition and after the Plan's acquisition of such Class of Offered Certificates, no more than 25% of the assets over which the fiduciary has investment authority may be invested in securities of a trust containing assets which are sold or serviced by the same entity. Finally, in the case of initial issuance (but not secondary market transactions), at least 50% of each Class of Offered Certificates, and at least 50% of the aggregate interest in the Trust, must be acquired by persons independent of the Restricted Group.

     Before purchasing an Offered Certificate in reliance on the Exemption or any other exemption, a fiduciary of a Plan should confirm that the requirements set forth in such exemption would be satisfied. Any Plan fiduciary considering the purchase of an Offered Certificate should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. Special caution should be exercised before a Plan purchases an Offered Certificate in such circumstances.


                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement (the 'Underwriting Agreement') among the Depositor and the Underwriters named below (the 'Underwriters') the Depositor has agreed to sell to the Underwriters and each Underwriter has agreed to purchase from the Depositor the principal amount of each Class of Offered Certificates set forth below after its name.

UNDERWRITER                                          CLASS                PRINCIPAL AMOUNT
--------------------------------------               -----                ----------------
Prudential Securities Incorporated                    A-1                   $ 59,967,500
                                                      A-2                   $ 28,123,500
                                                      A-3                   $ 30,307,500
                                                      A-4                   $ 13,899,500
                                                      A-5                   $ 14,899,500
                                                      A-6                   $ 10,143,000
                                                      A-7                   $ 11,409,500
                                                      A-8                   $ 18,750,000
                                                      A-9                   $ 87,500,000
                                                                          ----------------
  Total:                                                                    $275,000,000
                                                                          ----------------
                                                                          ----------------
Credit Suisse First Boston Corporation                A-1                   $ 29,983,750
                                                      A-2                   $ 14,061,750
                                                      A-3                   $ 15,153,750
                                                      A-4                   $  6,949,750
                                                      A-5                   $  7,449,750
                                                      A-6                   $  5,071,500
                                                      A-7                   $  5,704,750
                                                      A-8                   $  9,375,000
                                                      A-9                   $ 43,750,000
                                                                          ----------------
  Total:                                                                    $137,500,000
                                                                          ----------------
                                                                          ----------------

UNDERWRITER                                          CLASS                PRINCIPAL AMOUNT
--------------------------------------               -----                ----------------
Salomon Brothers Inc                                  A-1                   $ 29,983,750
                                                      A-2                   $ 14,061,750
                                                      A-3                   $ 15,153,750
                                                      A-4                   $  6,949,750

                                                      A-5                   $  7,449,750
                                                      A-6                   $  5,071,500
                                                      A-7                   $  5,704,750
                                                      A-8                   $  9,375,000
                                                      A-9                   $ 43,750,000
                                                                          ----------------
  Total:                                                                    $137,500,000
                                                                          ----------------
                                                                          ----------------

     The Offered Certificates will be offered by the Underwriters from time to time in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor, including accrued interest, are expected to be approximately 99.9885087% of the aggregate principal balance of the Offered Certificates, before deducting expenses payable by the Depositor in connection with the Offered Certificates, estimated to be $1,092,376. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                               REPORT OF EXPERTS

     The consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 incorporated by reference into this Prospectus Supplement have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report thereon incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing.

                             CERTAIN LEGAL MATTERS

     Certain tax matters concerning the issuance of the Certificates will be passed upon by Stroock & Stroock & Lavan LLP, New York, New York. Certain legal matters relating to the validity of the Certificates will be passed upon for the Underwriters by Stroock & Stroock & Lavan LLP, New York, New York. Stroock & Stroock & Lavan LLP represents the Servicer and United Companies Financial Corporation, an affiliate of the Depositor and the Servicer, from time to time.

                                    RATINGS

     It is a condition of the original issuance of the Offered Certificates that they receive ratings of AAA by Fitch, Aaa by Moody's and AAA by S&P. Such ratings are the highest long-term ratings assigned to securities by such rating agencies. The ratings do not address the possibility that, as a result of principal prepayments, Owners may receive a lower than anticipated yield. Such ratings will be based primarily on the ratings assigned to the claims paying ability of the Certificate Insurer. Any reduction in such ratings of the Certificate Insurer would most likely result in a reduction in the ratings given to the Offered Certificates. The ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Offered Certificates. A security rating is not a recommendation to buy, sell or hold securities.

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Home Equity Loan Pass-Through Certificates, Series 1997-A1 and Series 1997-A2 (the 'Global Securities') will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their Participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as Direct and Indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices specified by the Underwriters. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.


SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds.

     Trading between CEDEL and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global

Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel Participants or Euroclear Participants through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for

Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term 'U.S. Person' means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

                          UCFC ACCEPTANCE CORPORATION
                                  (DEPOSITOR)

                   HOME EQUITY LOAN PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                            ------------------------

    This Prospectus relates to Home Equity Loan Pass-Through Certificates (the 'Certificates'), issuable in Series, which may be sold from time to time on terms determined at the time of sale and described in the related Prospectus Supplement. The Certificates of a Series will evidence beneficial ownership interests in one or more trust funds (each, a 'Trust'), the primary assets of which will consist of one or more pools (each, a 'Pool') of certain mortgage loans and certain other mortgage-related assets more particularly described herein (collectively the 'Mortgage Assets'). Certain of the Mortgage Assets may have been originated or acquired by affiliates of UCFC Acceptance Corporation (the 'Depositor'), including United Companies Lending Corporation(Registered) ('United Companies') UNICOR Mortgage(Registered), Inc., GINGER MAE(Registered), Inc. and Southern Mortgage Acquisition, Inc. together with any other affiliates of the Depositor which originate or purchase Mortgage Assets from third parties, are collectively referred to herein as the 'Originators.' If specified in the related Prospectus Supplement, certain Certificates may evidence a beneficial ownership interests in a Trust which will hold a beneficial ownership interest in another trust fund which will contain the Mortgage Assets. A Trust may also include insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other forms of credit enhancement, to the extent described in the related Prospectus Supplement.

    Each Series of Certificates will be issued in one or more classes (each, a 'Class'). Each Class of Certificates will evidence a beneficial ownership interest of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust. A Series of Certificates may include one or more senior Classes that receive certain preferential treatment with respect to one or more other Classes of Certificates of such Series. One or more Classes of Certificates of a Series may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other Classes of Certificates of such Series or after the occurrence of specified events, or may be required to absorb one or more types of losses prior to one or more other Classes of Certificates, in each case as specified in the related Prospectus Supplement.

    Distributions to holders of Certificates ('Certificateholders' or 'Holders') will be made on certain dates specified in the related Prospectus Supplement (each, a 'Distribution Date'), which may be monthly, quarterly, semi-annually or at such other intervals as are specified therein.

    The Certificates will not represent an obligation of or interest in the Depositor or any affiliate thereof and will not be insured or guaranteed by any governmental agency or instrumentality or, except to the extent specified in the related Prospectus Supplement, by any other person. Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor or any affiliate thereof with respect to a Series of Certificates will be pursuant to certain limited representations and warranties. Except for certain representations and warranties relating to the Mortgage Assets and certain other exceptions, the obligations of one or more master servicers (each, a 'Master Servicer') with respect to the related Series of Certificates will be limited to its contractual servicing obligations.

    The yield on each Class of Certificates of a Series may be affected by the rate of payment of principal (including prepayments) of the Mortgage Assets in the related Trust and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. A Trust may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

    If specified in a Prospectus Supplement, one or more elections may be made to treat each Trust or specified portions thereof as a 'real estate mortgage investment conduit' ('REMIC') for federal income tax purposes. See 'Federal Income Tax Consequences.'

    PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION UNDER 'RISK FACTORS' ON PAGE 12.

                            ------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
            ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED
               PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                             ------------------------

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
        MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS
                                   UNLAWFUL.

    Offers of the Certificates may be made through one or more different methods, including offerings through underwriters or by selling security holders, as more fully described under 'Method of Distribution' herein and in the related Prospectus Supplement. Prior to issuance, there will have been no market for the Certificates of any Series, and there can be no assurance that a secondary market for the Certificates will develop, or if it does develop, that it will continue. This Prospectus may not be used to consummate sales of a Series of Certificates unless accompanied by a Prospectus Supplement.

               THE DATE OF THIS PROSPECTUS IS DECEMBER 17, 1996.

                             PROSPECTUS SUPPLEMENT


     The Prospectus Supplement relating to a Series of Certificates to be offered hereunder, among other things, will set forth with respect to such Series of Certificates: (i) a description of the Class or Classes of such Certificates; (ii) the rate of interest (the 'Pass-Through Rate') or other applicable rate (or the manner of determining such rate) and authorized denominations of each Class of such Certificates; (iii) certain information concerning the Mortgage Assets and insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other forms of credit enhancement, if any, relating to one or more Pools or all or part of the related Certificates; (iv) the specified interest of each Class of Certificates in, and manner and priority of, the distributions on the Mortgage Assets; (v) information as to the nature and extent of subordination with respect to such Series of Certificates, if any; (vi) the Distribution Dates;
(vii) information regarding the Master Servicer; (viii) the circumstances, if any, under which each Trust may be subject to early termination; (ix) whether a REMIC election will be made and the designation of the regular and residual interest therein; and (x) additional information with respect to the plan of distribution of such Certificates.

                             AVAILABLE INFORMATION

     The Depositor has filed a Registration Statement under the Securities Act of 1933, as amended (the '1933 Act'), with the Securities and Exchange Commission (the 'Commission') with respect to the Certificates. The Registration Statement and amendments thereof and the exhibits thereto are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 75 Park Place, Room 1102, New York, New York 10007; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                         REPORTS TO CERTIFICATEHOLDERS

     Periodic and annual reports concerning the Certificates and the related Trust will be provided to the Certificateholders. See 'Description of the Certificates--Report to Certificateholders.' If the Certificates of a Series are to be issued in book-entry form, such reports will be provided to the Certificateholder of record and beneficial owners of such Certificates will have to rely on the procedures described herein under 'Description of the Certificates--Book-Entry Registration.'

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents subsequently filed by or on behalf of each Trust referred to in the accompanying Prospectus Supplement with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), after the date of this Prospectus and prior to the termination of any offering of the Certificates issued by such Trust shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Depositor will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to UCFC Acceptance Corporation, 4041 Essen Lane, Baton Rouge, Louisiana 70809 Attention: Secretary, telephone
(504) 924-6007.

                                SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement. Capitalized terms used but not defined in this Prospectus shall have the meanings assigned to such terms elsewhere in this Prospectus.

Title of Securities...... Home Equity Loan Pass-Through Certificates (the
                          'Certificates') (Issuable in Series).

Depositor................ UCFC Acceptance Corporation, a Louisiana corporation.
                          The principal office of the Depositor is located in
                          Baton Rouge, Louisiana. See 'The Depositor' and 'The
                          Originators.'

The Master Servicer...... The Prospectus Supplement relating to any Series of
                          Certificates will name the entities (which may include
                          United Companies Lending Corporation(Registered)
                          ('United Companies'), one of the other Originators or
                          an affiliate of the Originators and may additionally
                          include other unrelated entities) which will act,
                          directly or through one or more Sub-servicers (as
                          defined herein), as master servicer (each, in such
                          capacity, the 'Master Servicer'). The principal office
                          of United Companies is located in Baton Rouge,
                          Louisiana. See 'The Originators.'

Trustee.................. The Trustee for each Series of Certificates will be specified in the related Prospectus Supplement.

The Mortgage Assets...... The primary assets of each Trust will consist of one or more pools (each, a 'Pool') of mortgage loans and
                          certain other mortgage-related assets (collectively,
                          the 'Mortgage Assets') specified in the related
                          Prospectus Supplements, which may include (i) first
                          and second lien mortgage loans, deeds of trust or
                          participations therein secured by detached or
                          semi-detached one-family dwelling units, two- to
                          four-family dwelling units, townhouses, rowhouses,
                          individual condominium units in condominium buildings,
                          individual units in planned unit developments, mobile
                          or manufactured homes treated as real estate under
                          applicable state law, and certain mixed use and other
                          dwelling units (collectively, 'Single Family Loans'),
                          (ii) first and second lien mortgage loans, deeds of
                          trust or participations therein secured by multifamily
                          residential properties, such as rental apartment
                          buildings or projects containing five or more
                          residential units ('Multifamily Loans'), or (iii)
                          privately issued mortgage-backed securities ('Private

                          Mortgage-Backed Securities' or 'PMBS'). Single Family
                          Loans and Multifamily Loans are sometimes referred to herein collectively as 'Mortgage Loans.'

A. Mortgage Loans........ Unless otherwise specified in the related Prospectus
                          Supplement, the Mortgage Loans will be
                          non-conventional loans (i.e., loans which are not
                          insured or guaranteed by any governmental agency). The
                          payment terms of the Mortgage Loans to be included in
                          any Pool will be described in the related Prospectus
                          Supplement and may include any of the following
                          features, combinations thereof or other features
                          described in the related Prospectus Supplement:

                                    (a)  Interest may be payable at a fixed rate
                               (a 'Fixed Rate') or may be payable at a rate that is adjustable from time to time in relation to an index, that may be fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate (each, an 'Adjustable Rate'). Changes to an Adjustable Rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus
                               Supplement. Mortgage Loans may permit the payment of interest at a rate lower than the Mortgage
                               Rate for a period of time or for the life of the Mortgage Loan, and the amount of any difference may be contributed from funds supplied by the seller of the properties securing the related
                               Mortgage Loan (the 'Mortgaged Properties') or another source or may be treated as accrued interest and added to the principal of the Mortgage Loan.

                                    (b)  Principal may be payable on a level
                               debt service basis to fully amortize the Mortgage
                               Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan, or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity (a 'balloon payment'). From time to time, principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

                                    (c)  Monthly payments of principal and
                               interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time ('graduated payments'), or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

                                    (d)  Prepayments of principal may be subject
                               to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ('lockout periods'). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain other transfers of the related Mortgaged Properties.
                               Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the applicable Originator.

                          The Mortgaged Properties may be located in any one of the fifty states or the District of Columbia. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage
                          Loans will be covered by standard hazard insurance policies ('Standard Hazard Insurance Policies') insuring against losses due to fire and various other causes. The Mortgage Loans with Loan-to-Value Ratios
                          (as defined below) in excess of 80% may be covered by a primary mortgage guaranty insurance policy which provides compensation to a mortgage noteholder in the event of default by the obligor under such Mortgage
                          Note ('Primary Mortgage Insurance Policies'), as described in the related Prospectus Supplement. It is expected that the Mortgage Loans will have been originated or purchased by the Originators, through their retail offices, through their correspondent
                          (i.e., wholesale) loan programs or their bulk purchase program.

                          The Prospectus Supplement for each Series of
                          Certificates will specify with respect to all Mortgage
                          Loans included in each related Pool, among other things, (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans in such Pool as of the date specified in the Prospectus Supplement (the 'Cut-off
                          Date'), (ii) the largest principal balance and the smallest principal balance of any of the Mortgage
                          Loans, (iii) the types of Mortgaged Properties securing the Mortgage Loans, (iv) the original terms to maturity of the Mortgage Loans, (v) the weighted average term to maturity of the Mortgage Loans as of the Cut-off Date and the range of the terms to maturity, (vi) the earliest origination date and latest maturity date of any of the Mortgage Loans,
                          (vii) the ranges of the Loan-to-Value Ratios at origination, (viii) the weighted average Mortgage Rate and ranges of Mortgage Rates borne by the Mortgage
                          Loans, (ix) in the case of Mortgage Loans having
                          Adjustable Rates, the weighted average of the Adjustable Rates as of the Cut-off Date and maximum permitted Adjustable Rates, if any, and (x) the geographic distribution of the Mortgaged Properties on a state-by-state basis.

B. Private
  Mortgage-Backed
  Securities............. Private Mortgage-Backed Securities may include (i)
                          mortgage participations or pass-through certificates
                          representing beneficial interests in certain mortgage
                          loans or (ii) collateralized mortgage obligations
                          ('CMOs') secured by such mortgage loans. Although
                          individual mortgage loans underlying a Private
                          Mortgage-Backed Security may be insured or guaranteed
                          by the United States or an agency or instrumentality
                          thereof, they need not be, and the Private
                          Mortgage-Backed Securities themselves will not be, so
                          insured or guaranteed. Unless otherwise specified in
                          the Prospectus Supplement relating to a Series of
                          Certificates, payments on the Private Mortgage-Backed

                          Securities will be distributed directly to the Trustee as registered owner of such Private Mortgage-Backed
                          Securities.

                          The Prospectus Supplement for each Series of
                          Certificates will specify, with respect to any Private
                          Mortgage-Backed Securities owned by the related Trust:
                          (i) the aggregate approximate principal amount and type of Private Mortgage-Backed Securities; (ii) certain characteristics of the mortgage loans underlying the Private Mortgage-Backed Securities, including (A) the payment features of such mortgage loans, (B) the approximate aggregate principal amount, if known, of the underlying mortgage loans which are insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to such mortgage loans, and (D) the minimum and maximum stated maturities of the mortgage loans at origination; (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed
                          Securities; (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities;
                          (v) the pass-through or certificate rate or ranges thereof for the Private Mortgage-Backed Securities;
                          (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities; (vii) the issuer of the Private Mortgage-Backed Securities
                          (the 'PMBS Issuer'), the servicer of the Private
                          Mortgage-Backed Securities (the 'PMBS Servicer') and the trustee of the Private Mortgage-Backed Securities
                          (the 'PMBS Trustee'); (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit, financial guaranty insurance policies or third party guarantees, relating to the mortgage loans underlying the Private
                          Mortgage-Backed Securities, or to such Private
                          Mortgage-Backed Securities themselves; (ix) the terms on which the underlying mortgage loans for such Private Mortgage-Backed Securities may, or are required to, be repurchased prior to stated maturity;
                          and (x) the terms on which substitute mortgage loans may be delivered to replace those initially deposited with the PMBS Trustee. See 'The Trusts-- Private
                          Mortgage-Backed Securities.'

Description of the

  Certificates........... Each Certificate will represent a beneficial ownership interest in one or more trust funds (each, a 'Trust')
                          created pursuant to a Pooling and Servicing Agreement
                          (each, an 'Agreement') among the Depositor, the Master
                          Servicer(s) and the Trustee for the related Series of
                          Certificates. The Certificates of any Series may be
                          issued in one or more Classes, as specified in the
                          related Prospectus Supplement. A Series of
                          Certificates may include one or more Classes of senior
                          Certificates (collectively, 'Senior Certificates')
                          which receive certain preferential treatment specified
                          in the related Prospectus Supplement with respect to
                          one or more Classes of subordinate Certificates
                          (collectively, the 'Subordinated Certificates').
                          Certain Series or Classes of Certificates may be
                          covered by Enhancement (as defined below) in the
                          related Prospectus Supplement.

                          Each Class of Certificates within a Series will evidence the interests specified in the related
                          Prospectus Supplement, which may (i) include the right to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) include the right to receive distributions only of prepayments of principal throughout the lives of the Certificates or during specified periods; (iii) be subordinated in the right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other Classes of Certificates of such Series throughout the lives of the Certificates or during specified periods or may be subordinated with respect to certain losses or delinquencies; (iv) include the right to receive such distributions only after the occurrence of events specified in the Prospectus
                          Supplement; (v) include the right to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust; (vi) include, as to Certificates entitled to distributions allocable to interest, the right to receive interest at a fixed rate or an adjustable rate; and (vii) include, as to Certificates entitled to distributions allocable to interest, the right to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement, and in each case, may accrue interest until such events occur, as specified in such Prospectus Supplement. The timing and amounts of such distributions may vary among Classes, over time, or otherwise as specified in the related Prospectus Supplement.

                          Unless otherwise specified in the related Prospectus
                          Supplement, the Certificates will be issuable in fully registered form, in the minimum denominations set forth in such Prospectus Supplement. See 'Description of Certificates.'

Pre-Funding and
  Capitalized Interest
  Accounts............... If specified in the related Prospectus Supplement, a
                          Trust will include one or more segregated trust
                          accounts (each, a 'Pre-Funding Account') for the
                          related Series. If so specified, on the closing date
                          for such Series, a portion of the proceeds of the sale
                          of the Certificates of such Series (such amount, the
                          'Pre-Funded Amount') will be deposited in the
                          Pre-Funding Account and may be used to purchase
                          additional Mortgage Assets during the period of time,
                          not to exceed six months, specified in the related
                          Prospectus Supplement (the 'Pre-Funding Period'). The
                          Mortgage Assets to be so purchased will be required to
                          have certain characteristics specified in the related
                          Prospectus Supplement. If any Pre-Funded Amount
                          remains on deposit in the Pre-Funding Account at the
                          end of the Pre-Funding Period, such amount will be
                          applied in the manner specified in the related
                          Prospectus Supplement to prepay the Classes of
                          Certificates of the applicable Series specified in the
                          related Prospectus Supplement. The amount initially
                          deposited in a Pre-Funding Account for a Series of
                          Certificates will not exceed fifty percent of the
                          aggregate principal amount of such Series of
                          Certificates.

                          If a Pre-Funding Account is established, one or more segregated trust accounts (each, a 'Capitalized
                          Interest Account') may be established for the related
                          Series. On the closing date for such Series, a portion of the proceeds of the sale of the Certificates of such Series may be deposited in the Capitalized
                          Interest Account and used to fund the excess, if any, of the sum of (i) the amount of interest accrued on the Certificates of such Series and (ii) if specified in the related Prospectus Supplement, certain fees and expenses during the Pre-Funding Period, such as Trustee fees and credit enhancement fees, over the amount of interest available therefor from the Mortgage Assets in the Trust. If so specified in the related Prospectus Supplement, amounts on deposit in the Capitalized Interest Account may be released to the person specified in the related Prospectus
                          Supplement prior to the end of the Pre-Funding Period subject to the satisfaction of certain tests specified in the related Prospectus Supplement. Any amounts on deposit in the

                          Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

Credit Enhancement....... If and to the extent specified in the related
                          Prospectus Supplement, enhancement with respect to a
                          Series or any Class of Certificates may include any
                          one or more of the following: a financial guaranty
                          insurance policy, overcollateralization, a letter of
                          credit, a cash reserve fund, insurance policies, one
                          or more Classes of Subordinated Certificates,
                          derivative products or other forms of credit
                          enhancement, or any combination thereof (collectively,
                          'Enhancement'). The Enhancement with respect to any
                          Series or any Class of Certificates may be structured
                          to provide protection against delinquencies and/or
                          losses on the Mortgage Assets, against changes in
                          interest rates, or other risks, to the extent and
                          under the conditions specified in the related
                          Prospectus Supplement. Unless otherwise specified in
                          the related Prospectus Supplement, any form of
                          Enhancement will have certain limitations and
                          exclusions from coverage thereunder, which will be
                          described in the related Prospectus Supplement.
                          Further information regarding any provider of the
                          Enhancement (the 'Enhancer'), including financial
                          information when material, will be included in the
                          related Prospectus Supplement. See 'Credit
                          Enhancement.'

Advances................. Unless otherwise specified in the related Prospectus
                          Supplement, the Master Servicer and, if applicable,
                          each mortgage servicing institution that services a
                          Mortgage Loan in a Pool on behalf of the Master
                          Servicer (each, a 'Sub-servicer') will be obligated to
                          advance amounts corresponding to all or a portion of
                          delinquent interest payments on such Mortgage Loan
                          monthly (or at such other intervals specified in the

                          Prospectus Supplement) until the date on which the related Mortgaged Property is sold at a foreclosure sale or the related Mortgage Loan is otherwise liquidated or charged off. Any such obligation to make advances may be limited to amounts due to holders of Senior Certificates, to amounts deemed to be recoverable from late payments or liquidation proceeds, for specified periods or any combination thereof, in each case as specified in the related
                          Prospectus Supplement. See 'The Pooling and Servicing
                          Agreement--Delinquency Advances and Compensating
                          Interest.'

Compensating Interest.... Unless otherwise specified in the related Prospectus
                          Supplement, with respect to each Mortgage Loan as to
                          which the Master Servicer receives a principal payment
                          in full in advance of the final scheduled due date (a
                          'Principal Prepayment'), the Master Servicer will be
                          required to remit to the Trustee, from amounts
                          otherwise payable to the Master Servicer as servicing
                          compensation, an amount generally representing the
                          excess of interest on the principal balance of such
                          Mortgage Loan prior to such Principal Prepayment over
                          the amount of interest actually received on the
                          related Mortgage Loan during the applicable period.
                          See 'The Pooling and Servicing Agreement--Delinquency
                          Advances and Compensating Interest.'

Optional Termination..... The Master Servicer, the holders of REMIC Residual
                          Certificates (as defined herein), or certain other
                          entities specified in the related Prospectus
                          Supplement may have the option to effect early
                          retirement of one or more Classes or a Series of
                          Certificates through the purchase of the Mortgage
                          Assets in the related Trust, subject to

                          the principal balance of the related Mortgage Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgaged Assets at the Cut-off Date for the related Class or Series. See 'The
                          Pooling and Servicing Agreement--Termination; Optional
                          Termination.'

Federal Income Tax
  Consequences........... The federal income tax consequences of the purchase, ownership and disposition of the Certificates of each

                          Series will depend on whether an election is made to treat the corresponding Trust (or certain assets of the Trust) as a 'real estate mortgage investment conduit' ('REMIC') under the Internal Revenue Code of 1986, as amended (the 'Code').

                          REMIC. If an election is to be made to treat the related Trust or certain assets thereof as a REMIC for federal income tax purposes, the related Prospectus
                          Supplement will specify the Class or Classes of the related Series of Certificates which will be designated as regular interests in the REMIC ('REMIC
                          Regular Certificates') and the Class of Certificates which will be designated as the residual interest in the REMIC ('REMIC Residual Certificates'). To the extent provided herein and in the related Prospectus
                          Supplement, Certificates representing an interest in the REMIC will be considered 'qualifying real property loans' within the meaning of Section 593(d) of the Code, 'real estate assets' for purposes of Section
                          856(c)(5)(A) of the Code and assets described in
                          Section 7701(a)(19)(C) of the Code.

                          For federal income tax purposes, REMIC Regular
                          Certificates generally will be treated as debt obligations of the Trust with payment terms equivalent to the terms of such Certificates. Holders of REMIC
                          Regular Certificates will be required to report income with respect to such Certificates under an accrual method, regardless of their normal tax accounting method. Original issue discount, if any, on REMIC
                          Regular Certificates will be includible in the income of the Holders thereof as it accrues, in advance of receipt of the cash attributable thereto, which rate of accrual will be determined based on a reasonable assumed prepayment rate. The REMIC Residual
                          Certificates generally will not be treated as evidences of indebtedness for federal income tax purposes, but instead, as representing rights to the taxable income or net loss of the REMIC.

                          Each holder of a REMIC Residual Certificate will be required to take into account separately its pro rata portion of the REMIC's taxable income or loss. Certain income of a REMIC (referred to as 'excess inclusions') generally may not be offset by such a holder's net operating loss carryovers or other deductions, and in the case of a tax-exempt holder of a REMIC Residual
                          Certificate, will be treated as 'unrelated business taxable income.' In certain situations, particularly in the early years of a REMIC, holders of a REMIC
                          Residual Certificate may have taxable income, and possibly tax liabilities with respect to such income, in excess of cash distributed to them. 'DISQUALIFIED

                          ORGANIZATIONS,' AS DEFINED IN 'FEDERAL INCOME TAX
                          CONSEQUENCES--REMIC RESIDUAL CERTIFICATES--TRANSFERS
                          OF REMIC RESIDUAL CERTIFICATES; TAX ON DISPOSITION OF
                          REMIC RESIDUAL CERTIFICATES,' ARE PROHIBITED FROM
                          ACQUIRING OR HOLDING ANY BENEFICIAL INTEREST IN THE
                          REMIC RESIDUAL CERTIFICATES.

                          GRANTOR TRUST. If no election is to be made to treat a Trust as a REMIC, such Trust will be classified as a grantor trust for federal income tax purposes and not as an association taxable as a corporation. Holders of the related Series of Certificates ('Non-REMIC
                          Certificates') will be treated for such purposes, subject to the possible application of the stripped bond rules, as owners of undivided interests in the related Mortgage Assets and generally will be required to report as income their pro rata share of the entire gross income (including amounts paid as reasonable servicing compensation) from the Mortgage Assets and will be entitled, subject to certain limitations, to deduct their pro rata share of the expenses of the Trust.

                          To the extent provided herein, Non-REMIC Certificates will represent interests in 'qualifying real property loans' within the meaning of Section 593(d) of the Code, 'real estate assets' for purposes of Section 856(c)(5)(A) of the Code and 'Loans . . . principally secured by an interest in real property' within the meaning of Section
                          7701(a)(19)(C)(v) of the Code.

                          Investors are advised to consult their tax advisors and to review 'Federal Income Tax Consequences' herein and, if applicable, in the related Prospectus
                          Supplement.

ERISA Considerations..... Fiduciaries of employee benefit plans or other retirement plans or arrangements, including individual
                          retirement accounts, certain Keogh plans, and
                          collective investment funds and separate accounts in
                          which such plans, accounts or arrangements are
                          invested, that are subject to the Employee Retirement
                          Income Security Act of 1974, as amended ('ERISA'), or
                          the Code should carefully review with their legal
                          advisors whether an investment in Certificates will
                          cause the assets of the related Trust to be considered

                          plan assets under the Department of Labor ('DOL') regulations set forth in 29 C.F.R. Section 2510.3-101
                          (the 'Plan Asset Regulations'), thereby subjecting the
                          Trustee and the Master Servicer to the fiduciary investment standards of ERISA, and whether the purchase, holding or transfer of Certificates gives rise to a transaction that is prohibited under ERISA or subject to the excise tax provisions of Section
                          4975 of the Code, unless a DOL administrative exemption applies. See 'ERISA Considerations.'

Legal Investment......... A Trust may include Mortgage Loans which do not represent first liens. Accordingly, as disclosed in
                          the related Prospectus Supplement, certain Classes of
                          Certificates offered hereby and by the related
                          Prospectus Supplement may not constitute
                          'mortgage-related securities' for purposes of the
                          Secondary Mortgage Market Enhancement Act of 1984
                          ('SMMEA') and, if so, will not be legal investments
                          for certain types of institutional investors under
                          SMMEA.

                          Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to additional restrictions on investment in certain
                          Classes of Certificates. Any such institution should consult its own legal advisors in determining whether and the extent to which a Class of Certificates constitutes legal investments for such investors. See
                          'Legal Investment' herein.

Registration of
  Certificates........... Certificates may be represented by book-entry certificates registered in the name of Cede & Co.
                          ('Cede'), as nominee of The

                          Depository Trust Company ('DTC'). Persons acquiring beneficial ownership interests in such Certificates will hold their interests through DTC, in the United
                          States, or Cedel Bank societe anonyme ('Cedel') or the Euroclear System ('Euroclear'), in Europe. Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as such Certificates are in book-entry form, such Certificates will be evidenced by one or more

                          Certificates registered in the name of Cede, as the nominee of DTC, or one of the relevant depositaries
                          (collectively, the 'European Depositaries').
                          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through Citibank N.A. ('Citibank') or The Chase Manhattan Bank ('Chase'), the relevant depositaries of Cedel and Euroclear, respectively, and each a participating member of DTC. The interests of such Certificateholders will be represented by book-entries on the records of DTC, participating members thereof and other entities, such as banks, brokers, dealers and trust companies that clear through or maintain custodial relationships with a participant, either directly or indirectly. In such case, Certificateholders will not be entitled to receive definitive certificates representing such
                          Holders' interests, except in certain circumstances described in the related Prospectus Supplement.
                          References herein to 'Holders' or 'Owners' reflect the rights of owners of the Certificates issued as book-entry certificates only as they may indirectly exercise such rights through DTC and participants, except as otherwise specified in the related
                          Prospectus Supplement. See 'Description of the
                          Certificates--Book-Entry Registration' herein.

Ratings.................. It will be a requirement that each Class of
                          Certificates offered by this Prospectus and the
                          related Prospectus Supplement be rated by at least one
                          nationally recognized statistical rating organization
                          (each, a 'Rating Agency') in one of its four highest
                          applicable rating categories. The rating or ratings
                          applicable to Certificates of each Series offered
                          hereby and by the related Prospectus Supplement will
                          be as set forth in the related Prospectus Supplement.
                          There is no assurance that the rating initially
                          assigned to such Certificates will not be subsequently
                          lowered or withdrawn by the Rating Agency. In the
                          event the rating initially assigned to any
                          Certificates is subsequently lowered for any reason,
                          no person or entity will be obligated to provide any
                          credit enhancement in addition to the Enhancement, if
                          any, specified in the related Prospectus Supplement.

                          A securities rating should be evaluated independently of similar ratings on different types of securities. A securities rating is not a recommendation to buy, hold or sell securities and does not address the effect that the rate of prepayments on the Mortgage Assets for a Series may have on the yield to investors in the Certificates of such Series. See 'Risk

                          Factors--Ratings Are Not Recommendations.'

                                      11


                                  RISK FACTORS

NO SECONDARY MARKET

     Prior to issuance, there will have been no market for the Certificates of any Series. There can be no assurance that a secondary market for the Certificates will develop or, if a secondary market does develop, that it will provide Holders of the Certificates with liquidity of investment or that it will continue for the lives of the Certificates. Certain Classes of the Certificates may not constitute 'mortgage related securities' under the Secondary Mortgage
Market Enhancement Act of 1984, as amended ('SMMEA'). Certain investors may be subject to legal restrictions which could preclude them from purchasing such non-SMMEA Certificates and which may have a negative effect on the development of a secondary market in the Certificates.

TRUST ASSETS ARE ONLY SOURCE OF REPAYMENT

     The assets of any Trust, including the Mortgage Loans and any Enhancement, will be the sole source of funds for the payment of the required distributions on the Certificates of the related Series. The Certificates represent beneficial ownership interests in the related Trust only and do not represent interests in or other obligations of the Depositor or the Master Servicer. Neither the Certificates nor the Mortgage Assets are insured or guaranteed by any governmental agency.

BOOK-ENTRY REGISTRATION MAY AFFECT LIQUIDITY

     Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since some investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. Since transactions in Certificates will, in most cases, be able to be effected only through Participants, Indirect Participants and certain banks, the ability of a Certificateholder to pledge a Certificate to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing the Certificates. Certificateholders may experience some delay in their receipt of distributions of interest on and principal of the Certificates since distributions may be required to be forwarded by the Trustee to DTC and, in such a case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable Class of Certificateholders either directly or indirectly through Indirect Participants. See 'Description of the Certificates--Book-Entry Registration.'

PROPERTY VALUES MAY BE INSUFFICIENT

     Potential Decline in Value of Mortgaged Property. An overall decline in the market value of residential real estate, the general condition of a Mortgaged Property, or other factors, could adversely affect the values of the Mortgaged Properties such that the outstanding balances of the Mortgage Loans, together with any other liens on the Mortgaged Properties, equal or exceed the value of the Mortgaged Properties. Such a decline could extinguish the interest of the related Trust in the Mortgaged Property before having any effect on the interest of the related senior mortgagee. Certain areas of the country have experienced, may continue to experience or may hereafter experience a significant decline in real estate values. The Depositor will not be able to quantify the impact of any property value declines on the Mortgage Loans or predict whether, to what extent or how long such declines may continue. In periods of such decline, the actual rates of delinquencies, foreclosures and losses on the Mortgage Loans could be higher than those historically experienced in the mortgage lending industry in general.

     Characteristics of Second Mortgages. Certain of the Mortgage Loans will be home equity loans secured by junior liens subordinate to the rights of the mortgagee under each related senior mortgage ('Second Mortgage Loans'). As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of a Second Mortgage Loan only to the extent that the claims, if any, of each such senior mortgagee are satisfied in full, including any related foreclosure costs. In addition, a second mortgagee may not foreclose on the Mortgaged Property securing the Second
Mortgage Loan unless it forecloses subject to the related senior mortgage, in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of a default thereunder. Generally, a servicer will satisfy each such senior mortgage

                                       12


at or prior to the foreclosure sale only to the extent that it determines that any amounts so paid will be recoverable from future payments and collections on the Second Mortgage Loans or otherwise. The Trusts will not have any source of funds (and may not be permitted under the REMIC provisions of the Code) to satisfy any such senior mortgage or make payments due to any senior mortgagee.
See 'Certain Legal Aspects of the Mortgage Loans--Foreclosure/Repossession.'

     Balloon Loans.  Certain of the Mortgage Loans may constitute 'Balloon
Loans.' Balloon Loans are originated with a stated maturity of less than the period of time of the corresponding amortization schedule. As a result, upon the maturity of a Balloon Loan, the Mortgagor will be required to make a 'balloon payment' which will be significantly larger than such Mortgagor's previous monthly payments. The ability of such a Mortgagor to repay a Balloon Loan at maturity frequently will depend on such Mortgagor's ability to refinance the Mortgage Loan. The ability of a Mortgagor to refinance such a Mortgage Loan will be affected by a number of factors, including the level of available mortgage rates at the time, the value of the related Mortgaged Property, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor, the tax laws and general economic conditions at the time.

     Although a low interest rate environment may facilitate the refinancing of a balloon payment, the receipt and reinvestment by Certificateholders of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Mortgage Loan. Conversely, a high interest rate environment may make it more difficult for the Mortgagor to accomplish a refinancing and may result in delinquencies or defaults. None of the Depositor, the Originators, the Master Servicer or the Trustee will be obligated to provide funds to refinance any Mortgage Loan.

     Risks Associated with Liquidation of Defaulted Mortgage Loans. General economic conditions and other factors (which may not affect real property values) have an impact on the ability of Mortgagors to repay Mortgage Loans.
Loss of earnings, illness, divorce and other similar factors may lead to an increase in delinquencies and bankruptcy filings by Mortgagors. In the event of personal bankruptcy of a Mortgagor, it is possible that a Trust could experience a loss with respect to such Mortgagor's Mortgage Loan. In conjunction with a Mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Mortgage Loan or permanently reduce the principal balance of such Mortgage Loan, thus either delaying or permanently limiting the amount received by the Trust with respect to such Mortgage Loan. Moreover, in the event a bankruptcy court prevents the transfer of the related Mortgaged Property to a Trust, any remaining balance on such Mortgage Loan may not be recoverable.

     In the case of Multifamily Loans, such other factors could include excessive building resulting in an oversupply of housing stock or a decrease in employment reducing the demand for units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy;
environmental restrictions; increasing labor and material costs; and the relative attractiveness of the Mortgaged Properties. To the extent that such losses are not covered by Enhancement, such losses will be borne, at least in part, by the Certificateholders of the related Series.

     Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by the Certificateholders could occur. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged
Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Mortgaged Property or to obtain Liquidation Proceeds (as defined under 'Description of the Certificates--Distributions on Certificates--Available
Funds' herein) (net of expenses) sufficient to repay all amounts due on the related Mortgage Loan. The Master Servicer will be entitled to deduct from Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on the related Liquidated Mortgage Loan (as defined under 'The
Pooling and Servicing Agreement--Realization Upon Defaulted Mortgage Loans' herein) and not yet repaid, including unreimbursed Delinquency Advances (as defined under 'The Pooling and Servicing Agreement--Delinquency Advances and
Compensating Interest' herein) and Servicing Advances (as defined

                                       13


under 'The Pooling and Servicing Agreement--Servicing and Other Compensation and

Payment of Expenses' herein), payments to prior lienholders, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, insufficient funds are available from any Enhancement, Certificateholders could experience a loss on their investment.

     Liquidation expenses with respect to defaulted Mortgage Loans do not vary directly with the outstanding principal balance of the Mortgage Loans at the time of default. Therefore, assuming that a Master Servicer took the same steps in realizing upon a defaulted Mortgage Loan having a small remaining principal balance as it would in the case of a defaulted Mortgage Loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller
Mortgage Loan than would be the case with a larger Mortgage Loan. Because the average outstanding principal balances of the Mortgage Loans which are Second
Mortgage Loans are small relative to the size of the Mortgage Loans in a typical pool composed entirely of first mortgages, realizations net of liquidation expenses on defaulted Mortgage Loans which are Second Mortgage Loans may also be smaller as a percentage of the principal amount of such Mortgage Loans than would be the case with a typical pool of first mortgage loans.

     Environmental Risks. Under environmental legislation and case law applicable in various states, a secured party that takes a deed in lieu of foreclosure, acquires a Mortgaged Property at a foreclosure sale or which, prior to foreclosure, has been involved in decisions or actions which may lead to contamination of a Mortgaged Property, may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a holder of a Mortgage Note (such as a Trust) which, under the terms of the related Agreement, is not required to take an active role in operating the Mortgaged Properties. See 'Certain Legal Aspects of the Mortgage Loans--Environmental Considerations.'

     Risks Associated with Non-Owner Occupied Properties.  Certain of the
Mortgaged Properties relating to Mortgage Loans may not be owner occupied. It is possible that the rate of delinquencies, foreclosures and losses on Mortgage
Loans secured by non-owner occupied properties could be higher than for Mortgage
Loans secured by the primary residence of the borrower.

CONSUMER PROTECTION LAWS MAY AFFECT MORTGAGE LOANS

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the Originators and the Master Servicer. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. See 'Certain Legal Aspects of the Mortgage Loans.'

     The Mortgage Loans may also be subject to federal laws, including: (i) the

Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage
Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; (iii) the Real Estate Settlement Procedures Act, which establishes certain requirements for disclosure regarding mortgage transactions and originators of mortgage loans; and (iv) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     The Mortgage Loans may be subject to the Home Ownership and Equity
Protection Act of 1994 (the 'Act') which amended the Truth in Lending Act as it applies to mortgages subject to the Act. The Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Act. The Act also provides that any purchaser or assignee of a mortgage covered by the Act is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered under the Act from an assignee is the

                                       14


remaining amount of indebtedness plus the total amount paid by the borrower in connection with the Mortgage Loan. Any Trust for which the Mortgage Assets include Mortgage Loans subject to the Act would be subject to all of the claims and defenses which the borrower could assert against the applicable Originator.
Any violation of the Act which would result in such liability would be a breach of the Originator's representations and warranties, and the Originator would be obligated to cure, repurchase or, if permitted by the related Agreement, substitute for the Mortgage Loan in question.

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the 'Relief Act'), or similar state legislation, a Mortgagor who enters military service after the origination of the related
Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations which impair the ability of the Master Servicer to foreclose on an affected
Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

YIELD MAY VARY


     The yields to maturity of the Classes of Certificates of a Series will be affected by the amount and timing of principal payments on the related Mortgage
Assets, the allocation of available funds and/or losses among such Classes, the interest rates or amounts of interest payable on such Classes and the purchase prices paid for such Classes. The interaction of the foregoing factors may have different effects on, and create different risks for the various Classes of Certificates, and the effects and/or risks for any one Class may vary over the life of such Class. Investors should carefully consider the different consequences of such risks for different Classes of Certificates of a Series as described in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans may be prepaid in full or in part at any time; however, a prepayment penalty or premium may still be imposed in connection therewith. The rate of prepayments of the Mortgage Loans cannot be predicted and may be affected by a wide variety of economic, social, and other factors, including prevailing interest rates, the availability of alternative financing and homeowner mobility. Therefore, no assurance can be given as to the level of prepayments that a Trust will experience.

     Although published statistical data regarding the effects of interest rates on prepayment rates for home equity loans of the type typically made or acquired by the Originators ('Home Equity Loans') is limited, a number of factors suggest that the prepayment behavior of a pool including Home Equity Loans may be significantly different from that of a pool composed entirely of agency conforming, non-conforming 'jumbo' or government insured (i.e., 'traditional') first mortgage loans with equivalent interest rates and maturities. One such factor is the typically smaller average principal balance of a Home Equity Loan which may result in a higher prepayment rate than that of a traditional first mortgage loan with a larger average balance, regardless of the interest rate environment. A small principal balance, however, also may make refinancing a Home Equity Loan at a lower interest rate less attractive to the borrower relative to refinancing a larger balance first mortgage loan, as the perceived impact to the borrower of lower interest rates on the size of the monthly payment for a Home Equity Loan may be less than for a traditional first mortgage loan with a larger balance. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans include the amounts of, and interest rates on, the underlying senior mortgage loans, if any, and the use of first mortgage loans as long-term financing for home purchase and home equity loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the Mortgage Loans which are Home Equity Loans may experience a higher rate of prepayment than traditional first mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of such home equity loans. See 'Maturity, Prepayment and Yield Considerations.'

                                       15


     Prepayments may result from voluntary early payments by borrowers
(including payments in connection with refinancings of the related senior mortgage loan or loans), sales of Mortgaged Properties subject to 'due-on-sale' provisions and liquidations due to default, as well as the receipt of proceeds from physical damage, credit life and disability insurance policies. In addition, repurchases or purchases from a Trust of Mortgage Loans required to be made by the Originators or by the Master Servicer under the related Agreement will have the same effect on the Certificateholders as a prepayment of such Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, all of the Single Family Loans contain 'due-on-sale' provisions, and the Master
Servicer will be required to enforce such provisions unless (i) such enforcement would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan or (ii) such enforcement is not permitted by applicable law, in which case the Master Servicer is authorized to permit the purchaser of the related Mortgaged Property to assume the Mortgage
Loan. Additionally, the Originators' practice of soliciting refinancings from existing borrowers may have the effect of increasing the rate of prepayments, due to refinancings, on the Mortgage Loans. See 'The Home Equity Loan
Program--Refinancing Policy' herein.

     Prepayments on the Mortgage Loans comprising or underlying the Mortgage
Assets for a Series generally will result in a faster rate of distributions of principal on the Certificates. Thus, the prepayment experience on the Mortgage
Loans comprising or underlying the Mortgage Assets will affect the average life and yield to investors of each Class and the extent to which each such Class is paid prior to its final scheduled Distribution Date. A Series may include
Classes of Certificates which pay 'interest only' or are entitled to receive a disproportionately high level of interest distributions as compared to the amount of principal to which such Classes of Certificates are entitled (each, an 'Interest Weighted Class') or Classes of Certificates which pay 'principal only' or are entitled to receive a disproportionately high level of principal distributions compared to the amount of interest to which such Classes of Certificates are entitled (each, a 'Principal Weighted Class'). A Series may include an Interest Weighted Class offered at a significant premium or a Principal Weighted Class offered at a substantial discount. Yields on such Classes of Certificates will be extremely sensitive to prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets for such Series. In general if a Certificate, including a Certificate of an Interest Weighted Class, is purchased at a premium and principal distributions on the Mortgage Loans occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity could be significantly lower than that assumed at the time of purchase. Where the amount of interest allocated with respect to an Interest Weighted Class is extremely disproportionate to principal, a Certificateholder could, under some such prepayment scenarios, fail to recoup its original investment. Conversely, if a Certificate, including a Certificate of a Principal Weighted Class, is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity could be significantly lower than that originally anticipated. Any rating assigned to the Certificates by a Rating Agency will reflect only such Rating Agency's assessment of the likelihood that timely distributions will be made with respect to such Certificates in accordance with the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the Mortgage Loans underlying or comprising the Mortgage Assets will be made by Mortgagors or of the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, such rating will not address the possibility that prepayment rates higher or lower than anticipated by an investor may cause such investor to experience a lower than anticipated yield, or that an investor purchasing an Interest Weighted Certificate at a significant premium might fail to recoup its initial investment. Depending on the prevailing interest rate environment, prepayments may be more likely to occur with respect to adjustable-rate mortgage loans which may be included in a Pool. Prepayment and yield considerations related to adjustable-rate mortgage loans will be set forth in the related Prospectus Supplement.

     Collections on the Mortgage Loans may vary due to the level of incidence of delinquent payments and of prepayments. Collections on the Mortgage Loans may also vary due to seasonal purchasing and payment habits of Mortgagors.

     Prepayments on Private Mortgage-Backed Securities will be a function of the prepayment, repurchase and default experience on the underlying Mortgage Loans as described above as well as the allocation of such prepayments among the various classes of the related series of Private Mortgage-Backed Securities and the types and scope of credit enhancement, if any, supporting such securities.
If a Trust includes Private Mortgage-Backed

                                       16


Securities, the Prospectus Supplement for the related Series of Certificates will describe the various factors affecting prepayments.

PRE-FUNDING AND ADDITIONAL MORTGAGE ASSETS MAY ADVERSELY AFFECT INVESTMENT

     If a Trust includes a Pre-Funding Account and the principal balance of additional Mortgage Assets delivered to the Trust during the Pre-Funding Period is less than the Pre-Funded Amount, the Holders of the Certificates of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Certificates. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest such a prepayment at yields equaling or exceeding the yield on the related Certificates. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related Certificates.

     Each additional Mortgage Asset must satisfy the eligibility criteria specified in the related Prospectus Supplement and the related Agreement. Such eligibility criteria will be determined in consultation with each Rating Agency
(and/or Enhancer) prior to the issuance of the related Series and are designed to ensure that if such additional Mortgage Assets were included as part of the initial Mortgage Assets, the credit quality of such assets would be consistent with the initial rating of each Class of Certificates of such Series. The
Depositor will certify to the Trustee that all conditions precedent to transfer of the additional Mortgage Assets, including the satisfaction of the eligibility criteria, to the Trust have been satisfied. Following the transfer of additional
Mortgage Assets to the Trust, the aggregate characteristics of the Mortgage
Assets then held in the Trust may vary from those of the initial Mortgage Assets of such Trust. As a result, the additional Mortgage Assets may adversely affect the performance of the related Certificates.

     The ability of a Trust to invest in additional Mortgage Assets during the related Pre-Funding Period will be dependent on the ability of the Originators to originate or acquire Mortgage Assets that satisfy the requirements for transfer to the Trust specified in the related Prospectus Supplement. The ability of the Originators to originate or acquire such Mortgage Assets will be affected by a variety of social and economic factors, including the prevailing level of market interest rates, unemployment levels, and consumer perceptions of general economic conditions.

BANKRUPTCY OF THE DEPOSITOR MAY ADVERSELY AFFECT INVESTMENT

     In the event of the bankruptcy of the Depositor, a trustee in bankruptcy of the Depositor or its creditors could attempt to recharacterize the sale of the Mortgage Assets to the related Trust as a borrowing by the Depositor. If such recharacterization were to be upheld, the related Certificateholders could be deemed to be creditors of the Depositor, with the Mortgage Assets constituting security for such debt, and thus, the Mortgage Assets may be subject to the automatic stay of the Bankruptcy Court having jurisdiction over the Depositor's bankruptcy estate. Even if such allegations are unsuccessful, Certificateholders may be subject to substantial delays in distributions due to the bankruptcy proceedings. If such an attempt were successful, a trustee in bankruptcy could elect to accelerate payment of the Certificates and liquidate the Mortgage
Assets, with the Certificateholders entitled to the then outstanding principal amount thereof together with accrued interest. Thus, the Certificateholders could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

RATINGS ARE NOT RECOMMENDATIONS

     Each Class of Certificates offered by this Prospectus and the related
Prospectus Supplement must be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the Mortgage Assets and any Enhancement with respect to such Series. Such rating should not be deemed a recommendation to purchase, hold or sell Certificates, inasmuch as it does not address market price or suitability for a particular investor. There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Mortgage Assets, such

                                       17


rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an Enhancer or a change in the rating of such Enhancer's long term debt.

                                   THE TRUSTS


     A Trust for any Series of Certificates will include the Mortgage Assets consisting of (A) a Pool comprised of (i) Single Family Loans or (ii)
Multifamily Loans, (B) Private Mortgage-Backed Securities, or (C) a combination of (A) and (B), in each case, as specified in the related Prospectus Supplement, together with payments in respect of such Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related
Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the Certificates will be entitled to payment only from the assets of the related
Trust and will not be entitled to payments in respect of the assets of any other
Trust established by the Depositor or any of its affiliates. If specified in the related Prospectus Supplement, certain Certificates will evidence the entire beneficial ownership interest in a Trust which will contain a beneficial ownership interest in another Trust which will contain the Mortgage Assets.

     Certain of the Mortgage Assets may have been originated or purchased by the Originators, through their retail branch offices or their correspondent (i.e., wholesale) loan programs. Other Mortgage Assets may have been acquired by the Depositor, any Originator or an affiliate thereof in the open market or in privately negotiated transactions. See 'The Home Equity Loan
Program--Underwriting of Home Equity Loans.'

     The following is a brief description of the Mortgage Assets expected to be included in the Trusts. If specific information respecting the Mortgage Assets is not known at the time the related Series of Certificates initially is offered, more general information of the nature described below will be provided in the Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Certificates (the 'Detailed Description'). A copy of the Agreement with respect to each Series of Certificates will be available for inspection at the corporate trust office of the Trustee specified in the related
Prospectus Supplement. A schedule of the Mortgage Assets relating to such Series will be attached to, or incorporated by reference into, the Agreement delivered to the Trustee upon delivery of the Certificates.

THE MORTGAGE LOANS--GENERAL

     The real property (including manufactured housing and mobile homes, to the extent treated as real property under the laws of the applicable jurisdictions) which secures repayment of the Mortgage Loans (the 'Mortgaged Properties') may be located in any one of the fifty states or the District of Columbia. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans will be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency). Mortgage Loans with Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by Primary
Mortgage Insurance Policies. Unless otherwise specified in the related
Prospectus Supplement, all of the Mortgage Loans will be covered by Standard
Hazard Insurance Policies. The existence and extent of any such coverage will be described in the applicable Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans in a Pool will provide for payments to be made monthly ('monthly pay'). Unless otherwise specified in the related Prospectus Supplement, the due dates for payments on the monthly-pay Mortgage Loans in a Pool will occur throughout the month.

------------------
* Whenever the terms 'Pool' and 'Certificates' are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Pool and the Certificates representing certain beneficial ownership interests, as described below, in a single Trust consisting primarily of the
  Mortgage Loans in such Pool. Similarly, the term 'Pass-Through Rate' will refer to the Pass-Through Rate borne by the Certificates of one specific
  Series and the term 'Trust' will refer to one specific Trust.

                                       18


     The payment terms of the Mortgage Loans to be included in a Trust will be described in the related Prospectus Supplement and may include any of the following features or combination thereof or other features described in the related Prospectus Supplement:

          (a) Interest may be payable at a fixed rate, a rate that is adjustable from time to time in relation to an index, a rate that is fixed for period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. The specified rate of interest on a Mortgage Loan is its 'Mortgage Rate.' Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus
     Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the Mortgage Rate for a period of time or for the life of the Mortgage Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property securing the related
     Mortgage Loan or another source or may be treated as accrued interest added to the principal of the Mortgage Loan.

          (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Mortgage Rate, or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ('balloon payments'). Principal may include interest that has been deferred and added to the principal balance of the Mortgage
     Loan.

          (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time
     ('graduated payments') or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments. Mortgage Loans having graduated payment provisions may require the monthly payments of principal and interest to increase for a specified period, provide for deferred payment of a portion of the interest due monthly during such period, and recoup the deferred interest through negative amortization whereby the difference between the scheduled payment of interest and the amount of interest actually accrued is added monthly to the outstanding principal balance. Other Mortgage Loans sometimes referred to as 'growing equity' mortgage loans may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal.

          (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ('lockout periods'). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other
     Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the applicable Originator.

     The Prospectus Supplement for each Series of Certificates will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Depositor, with respect to the Mortgage Loans contained in the related Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the largest principal balance and the smallest principal balance of any of the Mortgage Loans, (iii) the types of Mortgaged Properties securing the Mortgage Loans (e.g., one- to four-family houses, vacation and second homes, manufactured housing and mobile homes (to the extent permanently affixed and treated as real property under the laws of the applicable jurisdiction), multifamily apartments or other real property), (iv) the original terms to maturity of the Mortgage Loans, (v) the weighted average term to maturity of the Mortgage Loans as of the related Cut-off Date and the range of the terms to maturity; (vi) the earliest origination date and latest maturity date of any of the Mortgage Loans, (vii) the ranges of Loan-to-Value
Ratios at origination, (viii) the Mortgage Rate and ranges of

                                       19


Mortgage Rates borne by the Mortgage Loans, (ix) in the case of Mortgage Loans having Adjustable Rates, the weighted average of the Adjustable Rates, if any, and (x) the geographical distribution of the Mortgaged Properties on a state-by-state basis. If specific information respecting the Mortgaged Loans is not known to the Depositor at the time the related Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and specific information will be set forth in the Detailed Description.


     The 'Loan-to-Value Ratio' of a Mortgage Loan at any given time is the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Collateral Value of the related Mortgaged
Property. 'Collateral Value' is the appraised value of a Mortgaged Property based upon the lesser of (i) the appraisal (as reviewed and approved by the applicable Originator) made at the time of the origination of the related
Mortgage Loan, or (ii) the sales price of such Mortgaged Property at such time of origination. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the appraised (as reviewed and approved by the related Originator) value of the Mortgaged Property will be based upon the appraisal (as reviewed and approved by the related Originator) obtained at the time of refinancing.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans (plus any additional financing by other lenders on the same Mortgaged Properties), in a particular Pool become equal to or greater than the value of such Mortgaged Properties or if the general condition of a Mortgaged Property declines, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. Because a Pool may contain Mortgage Loans with original Loan-to-Value Ratios of up to 100% at origination, any overall decline in property values or of particular Mortgaged Properties will be likely to result in the outstanding principal balance of such Mortgage Loans becoming greater than the value of such Mortgaged Properties which may give rise to the consequences discussed in the preceding sentence.

     The Depositor will cause the Mortgage Loans comprising each Pool to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the Holders of the Certificates of the related Series. The Master
Servicer named in the related Prospectus Supplement will service the Mortgage
Loans, either directly or through Sub-servicers, pursuant to the Agreement and will receive a fee for such services. See 'The Pooling and Servicing Agreement.'
With respect to Mortgage Loans serviced through a Sub-servicer, the Master
Servicer will remain liable for its servicing obligations under the related
Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

     The only obligations of the Depositor with respect to a Series of Certificates will be to provide from the applicable Originator (or, where the Depositor or any Originator acquired a Mortgage Loan from another originator, obtain from such originator) certain representations and warranties concerning the Mortgage Loans and to assign to the Trustee for such Series of Certificates the Depositor's rights with respect to such representations and warranties. See
'The Pooling and Servicing Agreement--Assignment of Mortgage Loans.' The obligations of the Master Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related
Agreement (including its obligations to make Servicing Advances and to enforce the obligations of the Sub-servicers) and its obligation to make certain
Delinquency Advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in the amounts described herein under 'The Pooling and Servicing Agreement--Delinquency Advances and Compensating Interest.' The

obligations of a Master Servicer to make Delinquency Advances may be subject to limitations, to the extent provided herein and in the related Prospectus
Supplement.

SINGLE FAMILY LOANS

     'Single Family Loans' will consist of mortgage loans, deeds of trust or participations or other beneficial interests therein, secured by first or second liens on one- to four-family residential properties. Single Family Loans also may include loans or participations therein secured by mortgages or deeds of trust on condominium

                                       20


units in condominium buildings together with such condominium units' appurtenant interests in the common elements of the condominium buildings.

     The Mortgaged Properties relating to Single Family Loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units in condominium buildings, individual units in planned unit developments, mobile or manufactured homes treated as real estate under applicable state law, and certain mixed use and other dwelling units. Such Mortgaged Properties may include vacation and second homes or investment properties.

MULTIFAMILY LOANS

     Multifamily Loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests therein, secured by first or second liens on rental apartment buildings or projects containing five or more residential units.

     Mortgaged Properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. Certain of the Multifamily Loans may be secured by apartment buildings owned by cooperatives. In such cases, the cooperative owns all the apartment units in the building and all common areas. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a Multifamily Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

PRIVATE MORTGAGE-BACKED SECURITIES

     General. Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates evidencing an undivided interest in a pool of Mortgage
Loans, or (b) collateralized mortgage obligations ('CMOs') secured by Mortgage
Loans. Private Mortgage-Backed Securities will have been issued pursuant to a private mortgage-backed securities agreement (the 'PMBS Agreement'). The seller/servicer of the underlying Mortgage Loans will have entered into the PMBS
Agreement with the PMBS Trustee under the PMBS Agreement. The PMBS Trustee or its agent, or a custodian, will possess the Mortgage Loans underlying such Private Mortgage-Backed Security. Mortgage Loans underlying a Private
Mortgage-Backed Security will be serviced by the PMBS Servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS
Servicer. Unless otherwise described in the Prospectus Supplement, the PMBS
Servicer will be a Federal National Mortgage Association ('FNMA') or Federal
Home Loan Mortgage Corporation ('FHLMC') approved servicer and, if Federal
Housing Administration ('FHA') Loans underlie the Private Mortgage-Backed
Securities, approved by the Department of Housing and Urban Development ('HUD') as an FHA mortgagee.

     The PMBS Issuer will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PMBS Issuer may be the Depositor or an affiliate thereof. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related
Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related underlying trust or any of the Private
Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the

                                       21


Mortgage Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private
Mortgage-Backed Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private
Mortgage-Backed Securities on the dates specified in the related Prospectus
Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions.
Principal and interest distributions will be made on the Private Mortgage-Backed
Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS
Servicer may have the right to repurchase assets underlying the Private
Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.


     The Mortgage Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such Mortgage Loans may be Single Family Loans or Multifamily Loans.

     Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of subordination of other private mortgage certificates issued under the PMBS Agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the Mortgage Loans underlying the Private Mortgage-Backed Securities or with respect to the Private
Mortgage-Backed Securities themselves.

     Additional Information.  The Prospectus Supplement for a Series of
Certificates for which the related Trust includes Private Mortgage-Backed
Securities will specify (such disclosure may be on an approximate basis and will be as of the date specified in the related Prospectus Supplement) to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable
(i) the aggregate approximate principal amount and type of the Private
Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the Mortgage Loans underlying the Private Mortgage-Backed
Securities including (A) the payment features of such Mortgage Loans, (B) the approximate aggregate principal balance, if known, of underlying Mortgage Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the underlying Mortgage Loans, and (D) the minimum and maximum stated maturities of the underlying Mortgage Loans at origination, (iii) the maximum original term-to-stated maturity of the Private
Mortgage-Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities, (v) the pass-through or certificate rate of the Private Mortgage-Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities,
(vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the
PMBS Trustee for such Private Mortgage-Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the Mortgage Loans underlying the Private Mortgage-Backed Securities or to such Private
Mortgage-Backed Securities themselves, (ix) the terms on which the underlying
Mortgage Loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (x) the terms on which other Mortgage
Loans may be substituted for those originally underlying the Private
Mortgage-Backed Securities.

                                USE OF PROCEEDS

     The Depositor intends to use the net proceeds to be received from the sale of the Certificates of each Series to acquire the Mortgage Assets to be deposited in the related Trust, and to pay other expenses connected with pooling such Mortgage Assets and issuing such Certificates. Any amounts remaining after such payments may be used for general corporate purposes. The Depositor expects to sell Certificates in Series from time to time.


                                       22


                                 THE DEPOSITOR

     UCFC Acceptance Corporation (the 'Depositor') was incorporated in the State of Louisiana on March 26, 1993, and is an indirect wholly-owned subsidiary of United Companies Financial Corporation (the 'Parent'). The Depositor maintains its principal offices at 4041 Essen Lane, Baton Rouge, Louisiana 70809. Its telephone number is (504) 924-6007.

     The Depositor does not have, nor is it expected in the future to have, any significant assets.

                                THE ORIGINATORS

     It is anticipated that the Mortgage Loans will be purchased by the Depositor from United Companies Lending Corporation(Registered) ('United
Companies'), UNICOR Mortgage(Registered), Inc. ('UNICOR'), GINGER
MAE(Registered), Inc. ('GINGER MAE') and Southern Mortgage Acquisition, Inc.
('SMAI') (collectively, the 'Originators').

     Each of the Originators is a Louisiana corporation and an indirect wholly-owned subsidiary of the Parent. The Parent is a financial services holding company having mortgage lending operations focused on the origination, purchase, sale and servicing of first mortgage, non-conventional, home equity loans. The Parent's principal offices are in Baton Rouge, Louisiana.

     Because the nature of the business of the Originators involves the collection of numerous accounts, the validity of liens and compliance with state and federal lending laws, each is subject to numerous claims and legal actions in the ordinary course of its business. While it is impossible to estimate with certainty the ultimate legal and financial liability with respect to such claims and actions, the management of United Companies believes, based on information currently available, that the aggregate amount of such liabilities will not result in monetary damage which in the aggregate would have a material adverse effect on the financial condition of the Originators.

                                       23


                          THE HOME EQUITY LOAN PROGRAM

GENERAL

     Each of the Originators engages in a different method of loan production:
United Companies originates loans through a branch network; UNICOR conducts a wholesale operation which acquires loans primarily from brokers and correspondents; GINGER MAE, which currently is operating as a division of United
Companies, conducts a wholesale operation which acquires loans from banks and other depository institutions; and SMAI acquires loans in bulk purchases. Each of United Companies, UNICOR and GINGER MAE has its own staff of underwriters in order to provide better service to its respective customers. SMAI applies the underwriting standards of United Companies to the loans that it purchases.
Regardless of the manner of origination, the appropriate underwriters apply essentially similar underwriting standards.

UNDERWRITING OF HOME EQUITY LOANS

     The underwriting function is centralized in Baton Rouge. The underwriting process is intended to assess both the prospective borrower's ability to repay the loan and the adequacy of the real property security as collateral for the loan granted. On a case by case basis, after review and approval by the Originator's underwriters, home equity loans may be made which vary from the underwriting guidelines.

     The Originators originate fixed rate home equity loans with original terms to maturity not to exceed: 360 months for single family, owner occupied first mortgages; 360 months for single family, non-owner occupied first mortgages; 360 months for single family, combination owner occupied/rental property first mortgages; and 180 months for single family, owner occupied second mortgages.
The fixed rate home equity loan amounts generally do not exceed $500,000, in the case of loans secured by first liens, and $150,000, in the case of loans secured by second liens, in each case unless a higher amount is specifically approved by the applicable underwriters. Except for Balloon Loans, all of the Originators' fixed rate home equity loans are fully amortizing. UNICOR originates and the other Originators may originate a fixed rate loan with an original term to maturity ranging from 60 to 240 months and a longer amortization schedule ranging from 180 to 360 months ('Balloon Loans'). Balloon Loans must be secured by first liens on single family, owner occupied residential properties. UNICOR and GINGER MAE also originate fixed rate home equity loans which provide that the interest rate may decrease by one percentage point if the borrower makes the first 12 consecutive monthly payments without a delinquency. At that time, the monthly payments will be recalculated to fully amortize the loan at the reduced rate over the remaining term to maturity. Adjustable rate home equity loans originated by the Originators generally fully amortize over a period not to exceed 360 months. The maximum loan amount for adjustable rate home equity loans is $500,000 unless a higher amount is specifically approved by the applicable underwriters.

     The homes used for collateral to secure the fixed rate home equity loans may be owner occupied, non-owner occupied rental properties or a combination of owner occupied/rental properties, which in any case are one- to four-family residences (which may be a detached or semi-detached row house, townhouse, a condominium unit or a unit in a planned unit development). In addition, such loans may be secured by single-family owner occupied manufactured or mobile homes with land if the manufactured or mobile homes are permanently affixed and defined as real estate under applicable state law. Certain loans may be secured by a leasehold interest and the improvements thereon. Second mortgages are generally permitted only for fixed rate home equity loans and generally are limited to one- to four-family owner occupied property. Such a loan secured by a second mortgage typically will not be made if the first mortgage is a balloon or an individual or owner financed mortgage. The homes used for collateral to secure adjustable rate home equity loans may be owner occupied or non-owner occupied rental properties, which in any case are one- to four-family residences

(which may be a detached or semi-detached, row house, townhouse, a condominium unit or a unit in a planned unit development).

     In general, the value of each property proposed as security for a home equity loan is required to be determined by a current appraisal from an independent appraiser who has been approved by United Companies. The Originators select the appraiser and order the appraisal.

                                       24


     The Originators require that the appraisal provide an adequately supported estimate of the value of the property proposed as security for the requested home equity loan and a complete, accurate description of the property. In some cases, the appraisal is subject to completion of improvements which are to be made with the proceeds of the proposed home equity loan. The property is analyzed by the Originators, based on the appraisal, to determine its acceptability as security for the loan requested.

     The total amount of a home equity loan generally includes origination fees, credit life insurance premium, if any, prepaid interest and other closing costs
(such as the cost of an appraisal report and title insurance premiums).
Loan-to-value is the percentage equal to the note amount divided by the lesser of appraised value or the purchase price of the real estate. For fixed rate and adjustable rate home equity loans originated through UNICOR or GINGER MAE, the maximum loan-to-value is 90%, with the maximum for rural properties generally being 80%. For home equity loans originated through United Companies, an Underwriting Loan-to-Value Ratio, as described below, is utilized. The total amount of a home equity loan, net of the origination fees, credit life insurance premium, if any, prepaid tax and insurance escrow, real estate tax service fee, loan application fee and prepaid interest, is defined as the 'Cash Out'. The
'Underwriting Loan-to-Value Ratio' for underwriting purposes is the Cash Out divided by the appraised value or purchase price of the property, whichever is less. The Cash Out with respect to fixed rate and adjustable rate home equity loans originated through United Companies is limited to 90% of the lesser of the applicable appraised value or purchase price of the property. Because the Underwriting Loan-to-Value Ratio is based on the Cash Out rather than the actual principal balance of the related loan, the Loan-to-Value Ratio of such loan will be higher and could be substantially higher than the Underwriting Loan-to-Value
Ratio. However, the Loan-to-Value Ratio may not exceed 100%.

     Generally, the maximum Underwriting Loan-to-Value Ratio is 80% for a loan with a second mortgage on the property. With respect to rural properties, the maximum Underwriting Loan-to-Value Ratio (utilizing only up to ten acres and the improvements thereon) is 80%. The maximum Underwriting Loan-to-Value Ratio generally applicable to non-owner occupied homes is 75% and is generally 80% for owner occupied manufactured/mobile homes with land.

     Verification of personal financial information for each applicant is required by the Originators. The applicant's total monthly obligations
(including principal and interest on each mortgage, tax assessments, other loans, charge accounts and all scheduled indebtedness) generally should not exceed 50% of a borrower's gross monthly income. In the case of adjustable rate home equity loans, the debt ratio calculation is based upon the principal and interest payment amount utilizing the maximum rate on the second change date.
Generally, the borrowers are required to have two years of employment with their current employer or two years of like experience. Applicants who are salaried employees must provide current employment information in addition to recent employment history. Originators verify this information for salaried borrowers based on written confirmation from employers, or a combination of a telephone confirmation from the employer and the most recent pay stub and the most recent
W-2 tax form. A self-employed applicant is generally required to provide copies of complete federal income tax returns (including schedules) filed for the most recent two years. Re-verification of the foregoing information generally is not undertaken for home equity loans purchased through the bulk purchase program of the Originators.

     A credit report by an independent, nationally recognized credit reporting agency reflecting the applicant's credit history is required. The credit report should reflect all delinquencies of 30 days or more, repossessions, judgments, foreclosures, garnishments, bankruptcies and similar instances of adverse credit that can be discovered by a search of public records. Verification is required to be obtained of the first mortgage balance, if any, its status and whether local taxes, interest, insurance and assessments are included in the applicant's monthly payment. All taxes and assessments not included in the payment are required to be verified as current. A borrower's mortgage payment history generally should reflect no more than three payments over 30 days delinquent in the last twelve months; however, in some cases, a borrower is permitted to have no more than five payments over 30 days delinquent in the last twelve months and one payment over 60 days delinquent in the last twelve months. Credit analysis is subjective and subject to interpretation in the underwriting process.

                                       25


     Certain laws protect loan applicants by offering them a timeframe after loan documents are signed, called the 'rescission period,' during which the applicant has the right to cancel the loan. The rescission period must have expired prior to funding a loan and may not be waived by the applicant except as permitted by law.

     The Originators generally require title insurance coverage on each home equity loan they originate. The Originators and their assignees are generally named as the insured on the title insurance policies and the addressee of the title opinion.

     The borrower is required to obtain property insurance in an amount sufficient to cover in the case of a first mortgage the new loan and in the case of a fixed rate second mortgage, the new loan and any prior mortgage. If the sum of an outstanding first mortgage, if any, and the fixed rate home equity loan exceeds the lesser of replacement or insurable value, insurance equal to the lesser of replacement or insurable value may be accepted. The Originator requires that its name and address are properly added to the 'mortgagee clause' of the insurance policy. In the event the Originator's name is added to a 'loss payee clause' and the policy does not provide for written notice of policy changes or cancellation, an endorsement adding such provision is required. The borrower is required to obtain flood insurance to the extent such insurance is available under the Flood Disaster Protection Act of 1973, as amended.

     After a loan is underwritten, approved and funded, the mortgage loan packages are reviewed and monitored by home office loan review personnel. A random sample of the mortgage loan packages are subsequently subjected to a quality control audit.

SERVICING OF HOME EQUITY LOANS

     United Companies performs the following services for investors to whom it has sold home equity loans and retained servicing: investor reporting;
collecting and remitting periodic principal and interest payments to investors and performing other administrative services, including maintaining required escrow accounts for payment of real estate taxes and standard hazard insurance;
determining the adequacy of standard hazard insurance; advising investors of delinquent loans; conducting foreclosure proceedings, and inspecting and reporting on the physical condition of the Mortgaged Properties securing the Mortgage Loans; and disposing of foreclosed properties. United Companies is generally obligated to advance interest on delinquent home equity loans to the secondary market investors at the pass-through rate until satisfaction of the note, liquidation of the Mortgaged Property or charge off of the home equity loan. To the extent that the amount recovered through liquidation of collateral is insufficient to cover the unpaid balance of the Home Equity Loan, United
Companies incurs a loss up to the limit specified in the related loan sale agreement. In connection with its servicing activities, United Companies sends to borrowers payment coupon books that specify the fixed payment amount and due date in the case of fixed rate home equity loans and the adjusted payment amount and due date in the case of adjustable rate home equity loans and the late payment amount, if any. Due dates for payments generally occur on the first day of the calendar month. With respect to adjustable rate home equity loans, United
Companies provides written notices to borrowers of upcoming rate adjustments along with new payment coupon books reflecting the adjusted payment amounts.

     United Companies, as the Master Servicer, is required under each Agreement to service the Mortgage Loans either directly or through Sub-servicers.
Servicing includes, but is not limited to, post-origination loan processing, customer service, remittance handling, collections and liquidations.

     In 1991, United Companies implemented centralized payment processing, customer service and initial collection contact of all accounts. During the third quarter of 1993, United Companies completed the centralization of all servicing activities at the home office other than the disposal of foreclosed properties.

     If payment is not received within the grace period as dictated by the applicable state law in which the loan originated, a notice will be sent to the customer. Most of the home equity loans allow a 10 day grace period. In addition, follow-up correspondence is automatically generated on the 21st, 32nd and 45th day of delinquency.

                                       26



     Collection calls begin at or before the expiration of the grace period.
Calls at this stage are targeted towards loans with a history of slow payment.
In addition, newer loans are targeted for calls to help establish a satisfactory payment record. Collection calls continue until corrective arrangements are made, or foreclosure is initiated.

     If an account becomes 30 days past due, a 30 day loan counselor analyzes the account to determine the appropriate course of action. When an account becomes 60 days past due, a property inspection and borrower interview may be requested through a third party contractor. In addition the initial loan file is reviewed and generally an up-to-date credit report is obtained. At 90 days past due, if appropriate corrective arrangements have not been made with the borrower, a recommendation for foreclosure, along with an accompanying package, is submitted to the collection supervisor. This package generally includes the original appraisal, loan approval memorandum, the note and the mortgage. If approved by the collection supervisor, the package is forwarded to the vice president of collections for review. If approved the package is forwarded to the litigation department for the initiation of foreclosure proceedings.

     Depending upon the circumstances surrounding the delinquent account, a temporary suspension of payments, a repayment plan to return the account to an up-to-date status, or (to the extent authorized by the related Agreement) an extension/modification may be permitted.

     The course of action followed for a delinquent account is dependent upon a number of factors, including the borrower's payment history, the amount of equity in the Mortgaged Property and the reason for the current inability to make timely payments. If a borrower is experiencing difficulty in making payments on time, the Master Servicer may modify the payment schedule (as permitted by the related Agreement). In the event a loan is extended and thereby removed from delinquency status, the Master Servicer may require the borrower to pay an extension fee. Modifications to payment schedules are considered on a case-by-case basis and are limited to revisions to the contract rate and/or term only. A request for modification must be submitted by the borrower to the Master
Servicer. Prior to evaluating each modification request, the Master Servicer obtains an updated credit report and, in some cases, a budget analysis worksheet application. Provided that the review and analysis of the circumstances and relevant documentation substantiates a favorable decision to modify the related loan, the appropriate documentation is generated by the Master Servicer and executed by the borrower to facilitate formal modification of the home equity loan. Any extension fees collected by the Master Servicer are retained by the Master Servicer as part of its servicing compensation.

     Foreclosure regulations and practices and the rights of the owner in default vary from state to state, but generally procedures may be initiated if:
(i) the loan is 90 days or more delinquent; (ii) a notice of default on a senior lien is received; or (iii) United Companies discovers circumstances indicating potential loss exposure.

     During the foreclosure process, any expenses incurred by United Companies are added to the amount owed by the borrower, as permitted by applicable law.
Upon completion of the foreclosure, the property is sold to an outside bidder, or passes to the mortgagee, in which case United Companies proceeds to liquidate the asset.

     United Companies may not foreclose on the property securing a Second
Mortgage Loan unless it forecloses subject to each senior mortgage, in which case United Companies generally will pay the amount due on the senior mortgage to the senior mortgagee, if United Companies determines that doing so will minimize the loss. In the event that foreclosure proceedings have been instituted on a senior mortgage prior to the initiation of United Companies' foreclosure action, United Companies may either satisfy such mortgage at the time of the foreclosure sale or take other appropriate action.

     Servicing and charge-off policies and collection practices may change over time in accordance with United Companies' business judgment, changes in its real-estate loan portfolio and applicable laws and regulations.

     Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of the Mortgagor in default vary greatly from state to state. Only if United Companies determines that a delinquency cannot otherwise be cured will it decide that foreclosure is the appropriate course of action. Many real estate properties owned by United Companies are ultimately sold by United Companies to new borrowers to whom United Companies will provide a mortgage. If, after determining that purchasing a property securing a home

                                       27


equity loan will minimize the loss associated with such defaulted loan, United
Companies may bid at the foreclosure sale for such property or accept a deed in lieu of foreclosure.

     Although the servicing practices and procedures of any Sub-servicer may differ from those described above, such practices and procedures will be required to be at least as stringent as those applied by United Companies. In addition, United Companies, as Master Servicer, will remain responsible for the servicing of the sub-serviced Mortgage Loans in accordance with the applicable
Agreement to the same extent as if it were servicing such Mortgage Loans directly.

REFINANCING POLICY

     When the Originators believe that borrowers with existing loans with the Originators are likely to refinance such loans due to interest rate changes, equity build-up or other reasons, the Originators actively attempt to retain such borrowers through solicitations of such borrowers to refinance with the Originators. Such refinancings generate fee income for the Originators and servicing income for the Master Servicer. Solicitations by the Originators of their borrowers is done universally in order to retain the borrowers and are not targeted to affect loans which have been placed in securitized pools. Therefore, since the solicited borrowers are not targeted and because they may refinance their existing loans in any case, the Originators believe that this practice will be unlikely to affect the prepayment experience of the home equity loans in a material respect.


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                        DESCRIPTION OF THE CERTIFICATES

     Each Series of Certificates will be issued in classes (each, a 'Class') pursuant to a pooling and servicing agreement (each, an 'Agreement'), dated as of the related Cut-off Date, among the Depositor, the Master Servicer(s) and the Trustee for the benefit of the holders of the Certificates ('Certificateholders' or 'Holders') of such Series. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust. A form of an Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe the material provisions which may appear in each Agreement.
The Prospectus Supplement for a Series of Certificates will describe any material provision of the Agreement relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Certificates and the applicable Prospectus Supplement. The Depositor will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of a Certificate of such Series addressed to UCFC Acceptance Corporation, 4041 Essen Lane, Baton Rouge, LA
70809, Attention: Secretary.

GENERAL

     Unless otherwise specified in the Prospectus Supplement, the Certificates of each Series will be issued in fully registered form only in the denominations specified in the related Prospectus Supplement, will represent beneficial ownership interests in a Trust created pursuant to the related Agreement and will not be entitled to payments in respect of the Mortgage Assets included in any other Trust. Definitive Certificates will be transferable and exchangeable at the corporate trust office of the Trustee or, at the election of the Trustee, at the office of a Certificate Registrar appointed by the Trustee. No service charge will be incurred for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. If provided in the related Agreement, a certificate administrator may perform certain duties in connection with the administration of the Certificates.

     Distributions on Certificates will be made only from the assets of the related Trust, and the Certificates will not represent obligations of the Depositor, the Master Servicer, the Trustee or any affiliate thereof. The assets of each Trust will consist of one or more of the following, as set forth in the related Prospectus Supplement: (a) the Mortgage Assets that from time to time are subject to the related Agreement; (b) amounts on deposit in the related
Pre-Funding Account and/or Capitalized Interest Account, if any; (c) the assets for the Trust that from time to time are required by the Agreement to be deposited in the Certificate Account, the Principal and Interest Account and any other accounts established pursuant to the related Agreement (collectively, the 'Accounts'), or to be invested in Eligible Investments (as defined in the related Agreement); (d) property and any proceeds thereof acquired by foreclosure, deed in lieu of foreclosure or a comparable conversion of the Mortgage Loans in such Pool; and (e) all rights under any other insurance policies, guarantees, surety bonds, letters of credit or other credit enhancement covering any Certificates, any Mortgage Loan in the related Pool or any related Mortgaged Property which is required to be maintained pursuant to the related Agreement.

     Each Series of Certificates will be issued in one or more Classes. Each
Class of Certificates of a Series will evidence beneficial ownership of the interest in assets of the related Trust specified in the related Prospectus
Supplement. A Series of Certificates may include one or more Classes of Senior
Certificates that receive certain preferential treatment with respect to one or more Subordinated Classes of Certificates of such Series. Certain Series or
Classes of Certificates may be covered by Enhancement as described in the related Prospectus Supplement. Distributions on one or more Classes of a Series of Certificates may be made prior to one or more other Classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related Trust or on a different basis, in each case, as specified in the related
Prospectus Supplement. The timing and amounts of such distributions may vary among Classes or over time as specified in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Certificates will be made by the Trustee on each Distribution Date specified in the related Prospectus Supplement (each, a 'Distribution Date'), in the amounts specified in the related Prospectus
Supplement. Distributions will be made to the persons in whose

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names the Certificates are registered at the close of business on the record dates specified in the Prospectus Supplement. Distributions will be made by check mailed to the persons entitled thereto at the address appearing in the register maintained for holders of Certificates (the 'Certificate Register') or, to the extent described in the related Prospectus Supplement, by wire transfer or by such other means as are described therein, except that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or other person specified in the final distribution notice to Certificateholders.

     Each Class of Certificates within a Series will evidence the interests specified in the related Prospectus Supplement, which may (i) include the right to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) include the right to receive distributions only of prepayments of principal throughout the lives of the Certificates or during specified periods; (iii) be subordinated in its right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other Classes of Certificates of such Series throughout the lives of the Certificates or during specified periods or may be subordinated with respect to certain losses or delinquencies; (iv) include the right to receive such distributions only after the occurrence of events specified in the Prospectus Supplement; (v) include the right to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust; (vi) include, as to Certificates entitled to distributions allocable to interest, the right to receive interest at a fixed rate or an adjustable rate; and (vii) include, as to Certificates entitled to distributions allocable to interest, the right to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement, and in each case, may accrue interest until such events occur, as specified in such Prospectus Supplement.

DISTRIBUTIONS ON CERTIFICATES

     General. In general, the method of determining the amount of distributions on a particular Series of Certificates will depend on the type of credit support, if any, that is used with respect to such Series. See 'Credit
Enhancement.' Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Certificates of a particular Series. The Prospectus Supplement for each Series of Certificates will describe the method to be used in determining the amount of distributions on the Certificates of such Series.

     Distributions allocable to principal and interest on the Certificates will be made by the Trustee out of, and only to the extent of, funds in the related
Certificate Account, including any funds transferred from any Reserve Account and funds received as a result of credit enhancement. As between Certificates of different Classes and as between distributions of interest and principal and, if applicable, between distributions of prepayments of principal and scheduled payments of principal, distributions made on any Distribution Date will be applied as specified in the Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, distributions to any Class of Certificates will be made pro rata to all Certificateholders of that Class.

     Available Funds. All distributions on the Certificates of each Series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, 'Available Funds' for each Distribution Date will equal the sum of the following amounts:

          (i) the aggregate of all previously undistributed payments on account of principal (including principal prepayments, if any, and prepayment penalties, if so provided in the related Prospectus Supplement) and interest on the Mortgage Loans in the related Trust received by the Master
     Servicer after the Cut-off Date and on or prior to the day of the month of the related Distribution Date specified in the Prospectus Supplement (the
     'Determination Date') except:

             (a) all payments which were due on or before the Cut-off Date;

             (b) all cash amounts received in connection with the liquidation of defaulted Mortgage Loans ('Liquidation Proceeds'), all proceeds (net of unreimbursed Servicing Advances) of title insurance, hazard insurance and primary mortgage insurance, if any ('Insurance Proceeds'), all Principal Prepayments (defined herein), all proceeds received in connection with the condemnation of a Mortgaged Property or the release of part of a Mortgaged Property ('Released Mortgage Property Proceeds') and all proceeds of any Mortgage Loan purchased by the Depositor or any other entity

                                       30


        pursuant to the Agreement that were received after the prepayment period specified in the Prospectus Supplement and all related payments of interest representing interest for any period after such prepayment period;

             (c) all scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

             (d) amounts received on particular Mortgage Loans as late payments of principal or interest or other amounts required to be paid by the mortgagors (the 'Mortgagors'), and, unless otherwise specified in the related Prospectus Supplement, which are to be retained by the Master
        Servicer (including any Sub-servicer) as additional compensation;

             (e) amounts representing reimbursement, to the extent permitted by the Agreement and as described under 'The Pooling and Servicing
        Agreement--Delinquency Advances and Compensating Interest' and
        '--Servicing and Other Compensation and Payment of Expenses,' for advances made by the Master Servicer and advances made by any Sub-servicers that were deposited into the Certificate Account, and amounts representing reimbursement for certain other losses and expenses incurred by the Master Servicer or the Depositor and described below or in the related Agreement;

             (f) that portion of each collection of interest on a particular
        Mortgage Loan in such Trust which represents servicing compensation payable to the Master Servicer which is to be retained from such collection or is permitted to be retained from related Insurance
        Proceeds, Liquidation Proceeds or proceeds of Mortgage Loans purchased pursuant to the Agreement; and

             (g) the Certificate Guaranty Insurance Policy premium and Trustee
        Fees;

          (ii) the amount of any Delinquency Advance or payment in respect of Compensating Interest made by the Master Servicer (including any
     Sub-servicer) as deposited by it in the Certificate Account; and

          (iii) if applicable, amounts withdrawn from a Reserve Account or received in connection with other credit enhancement.

     Distributions of Interest.  Interest will accrue on the aggregate
Certificate Principal Balance (defined below)(or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate notional principal balance) of each Class of Certificates entitled to interest from the date, at the Pass-Through Rate, for the periods and to the extent specified in the Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each Class of Certificates entitled to interest (other than a Class of Certificates that provides for interest that accrues, but is not currently payable, referred to hereafter as 'Accrual
Certificates') will be distributable on the Distribution Dates specified in the Prospectus Supplement until the aggregate Certificate Principal Balance of the Certificates of such Class has been distributed in full or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate notional principal balance of such Certificates is reduced to zero or for the period of time designated in the Prospectus Supplement.

     The original Certificate Principal Balance of each Certificate will equal the aggregate distributions allocable to principal to which such Certificate is entitled. Distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will be calculated on the basis set forth in the related Prospectus Supplement. The notional principal balance of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     With respect to any Class of Accrual Certificates, if specified in the Prospectus Supplement, any interest that has accrued but is not paid on a given
Distribution Date will be added to the aggregate Certificate Principal Balance of such Class of Certificates on that Distribution Date. Distributions of interest on each Class of Accrual Certificates will commence only after the occurrence of the events specified in the Prospectus Supplement. Prior to such time, the beneficial ownership interest of such Class of Accrual Certificates in the Trust, as reflected in the aggregate Certificate Principal Balance of such Class of Accrual Certificates, will increase on each Distribution Date by the amount of interest that accrued on such Class of Accrual Certificates during the preceding interest accrual period but that was not required to be distributed to such Class on such Distribution

                                       31


Date. Any such Class of Accrual Certificates will thereafter accrue interest on its outstanding Certificate Principal Balance as so adjusted.

     Distributions of Principal.  Unless otherwise specified in the Prospectus
Supplement, the aggregate 'Certificate Principal Balance' of any Class of Certificates entitled to distributions of principal will be the aggregate original Certificate Principal Balance of such Class of Certificates specified in the Prospectus Supplement, reduced by all distributions and losses reported to the holders of such Certificates as allocable to principal, and, in the case of Accrual Certificates, increased by all interest accrued but not then distributable on such Accrual Certificates. The Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the Classes of Certificates entitled to distributions of principal.


     If so provided in the Prospectus Supplement, one or more Classes of Senior
Certificates will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ('Principal Prepayments') in the percentages and under the circumstances or for the periods specified in the Prospectus Supplement. Any such allocation of Principal Prepayments to such Class or Classes of Certificates will have the effect of accelerating the amortization of such Senior Certificates while increasing the interests evidenced by the Subordinated Certificates in the Trust. Increasing the interests of the Subordinated Certificates relative to that of the Senior
Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates. See 'Credit
Enhancement--Subordination.' The timing and amounts of distributions allocable to interest and principal and, if applicable, Principal Prepayments and scheduled payments of principal, to be made on any Distribution Date may vary among Classes, over time or otherwise as specified in the Prospectus Supplement.

REPORTS TO CERTIFICATEHOLDERS

     On or before each Distribution Date, the Master Servicer or the Trustee will be required to forward to each Certificateholder of record of the related
Series a statement setting forth the following to the extent applicable to such Series or Class:

          (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related Prospectus Supplement, prepayment penalties included therein;

          (ii) the amount of such distribution allocable to interest;

          (iii) the amount of any Delinquency Advance by the Master Servicer (or any Sub-servicer);

          (iv) the aggregate amount (a) otherwise allocable to the Subordinated
     Certificateholders on such Distribution Date, and (b) withdrawn from a Reserve Account, if any, that is included in the amounts distributed to the Senior Certificateholders;

          (v) the total amount of any Insured Payments included in the amount distributed on such Distribution Date;

          (vi) the outstanding principal balance of such Class after giving effect to the distribution of principal on such Distribution Date;

          (vii) if applicable, the percentage of principal payments on the Mortgage Loans, if any, which such Class will be entitled to receive on the following Distribution Date;

          (viii) unless the Pass-Through Rate is a fixed rate, the Pass-Through
     Rate applicable to the distribution on the Distribution Date;

          (ix) the number and aggregate principal balance of Mortgage Loans in the related Pool delinquent (a) one month and (b) two or more months;

          (x) the number and aggregate principal balance of all Mortgage Loans in foreclosure or other similar proceedings, and the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure; and

                                       32


          (xi) if applicable, the amount remaining in any Reserve Account or the amount remaining of any other credit support, after giving effect to the distribution on the Distribution Date.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Certificate of the relevant Class having the denomination or interest specified in the related Prospectus Supplement or the report to Certificateholders. The report to Certificateholders for any Class or Series of Certificates may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each person who was a Certificateholder of record at any time during such calendar year a report
(a) as to the aggregate of amounts reported pursuant to (i) and (ii) for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Certificateholders to prepare their tax returns.

BOOK-ENTRY REGISTRATION

     If so specified in the related Prospectus Supplement, the Certificates will be book-entry certificates (the 'Book-Entry Certificates'). Persons acquiring beneficial ownership interests in such Certificates ('Certificate Owners') will hold their Certificates through DTC in the United States, or Cedel or Euroclear
(in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry
Certificates will be issued in one or more certificates which equal the aggregate principal balance of the applicable Series of Certificates and will initially be registered in the name of Cede, the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.
Citibank will act as depositary for Cedel and Chase will act as depositary for Euroclear (in such capacities, individually the 'Relevant Depositary' and collectively the 'European Depositaries'). Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such Certificate (a 'Definitive Certificate'). Unless and until Definitive Certificates are issued, the only 'Certificateholder' of Book-Entry Certificates will be Cede, as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the applicable Agreement.

Certificate Owners are only permitted to exercise their rights indirectly through participants in DTC ('DTC Participants').

     The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a 'Financial Intermediary') that maintains the Certificate Owner's account for such purpose. In turn, the Financial
Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of DTC Participant that acts as agent for the Financial
Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a DTC Participant and on the records of Cedel or Euroclear, as appropriate).

     Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received on Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between DTC Participants will occur in accordance with DTC Rules.
Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding certificates directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the

                                       33


Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European
International clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear
Participants may not deliver instructions directly to the European Depositaries.

     DTC which is a New York-chartered limited purpose company, performs services for its participants, some of which (and/or their representatives) own
DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ('Cedel
Participants') and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel
Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants
('Euroclear Participants') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United
States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan
Guaranty Trust Company of New York (the 'Euroclear Operator'), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the
'Cooperative'). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking
Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law
(collectively, the 'Terms and Conditions'). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.
The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

                                       34


     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the applicable Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC
Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Certificate Owners of the Book-Entry Certificates that it represents and to each Financial
Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners of the Book-Entry
Certificates that it represents.

     Under a book-entry format, Certificate Owners of the Book-Entry
Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant
Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry
Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     DTC has advised the Depositor that, unless and until Definitive
Certificates are issued, DTC will take any action permitted to be taken by the Certificate Owners of the Book-Entry Certificates under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the applicable Agreement on behalf of a Cedel Participant or Euroclear
Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC
Participants, with respect to some Book-Entry Certificates of a Series which conflict with actions taken with respect to other Book-Entry Certificates of such Series.


     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the applicable Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or such Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, elects to terminate the book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined herein), Certificate
Owners having Percentage Interests aggregating not less than 51% advise the Trustee and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Certificate Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the applicable Trustee will be required to notify all affected Certificate Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the applicable Trustee will issue Definitive
Certificates, and thereafter such Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the applicable Agreement.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Neither the Depositor, the Master Servicer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                                       35


                               CREDIT ENHANCEMENT

     The amounts and types of credit enhancement arrangements and the provider thereof, if applicable, with respect to a Series or any Class of Certificates will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, enhancement may be in the form of a financial guaranty insurance policy, overcollateralization, a letter of credit, cash reserve fund, insurance policies, one or more Classes of Subordinated Certificates, derivative products or other form of enhancement, or any combination thereof, as may be described in the related Prospectus
Supplement (collectively, 'Enhancement'). If specified in the applicable
Prospectus Supplement, Enhancement for any Series of Certificates may cover one or more Classes of Certificates, and accordingly may be exhausted for the benefit of a particular Class of Certificates and thereafter may be unavailable to such other Classes of Certificates. Further information regarding any provider of credit enhancement (the 'Enhancer'), including financial information when material, will be included in the related Prospectus Supplement.

     The presence of Enhancement is intended to increase the likelihood of receipt by the Certificateholders of the full amount of principal and interest due them and to decrease the likelihood that the Certificateholders will experience losses, or may be structured to provided protection against changes in interest rates or against other risks, to the extent and under the conditions specified in the related Prospectus Supplement. The Enhancement for a Class of Certificates may not provide protection against all risks of loss and may not guarantee repayment of the entire principal and interest thereon. If losses occur which exceed the amount covered by any Enhancement or which are not covered by any Enhancement, Certificateholders will bear their allocable share of deficiencies. In addition, if a form of Enhancement covers more than one
Class of Certificates of a Series, Certificateholders of any such Class will be subject to the risk that such Enhancement will be exhausted by the claims of Certificateholders of other Classes.

                 MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

     The yields to maturity of the Certificates will be affected by the amount and timing of principal payments on or in respect of the Mortgage Assets included in the related Trusts, the allocation of available funds to various
Classes of Certificates, the Pass-Through Rate for various Classes of Certificates and the purchase price paid for the Certificates.

     The original terms to maturity of the Mortgage Loans in a given Pool will vary depending upon the type of Mortgage Loans included therein. Each Prospectus
Supplement will contain information with respect to the type and maturities of the Mortgage Loans in the related Pool. Unless otherwise specified in the related Prospectus Supplement, Single Family Loans may be prepaid without penalty in full or in part at any time, although a prepayment fee or penalty may be imposed in connection therewith. Multifamily Loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment fee or penalty upon prepayment in full or in part.

     The rate of prepayments with respect to non-conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall below the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Mortgage Rates. Conversely, if prevailing interest rates rise appreciably above the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Rates. However, there can be no assurance that such will be the case.

     Prepayments are influenced by a variety of economic, geographical, social, tax, legal and additional factors. The rate of prepayments on Single Family
Loans may be affected by changes in a mortgagor's housing needs, job transfers, unemployment, a borrower's net equity in the mortgaged properties, the enforcement of due-on-sale clauses and other servicing decisions. Adjustable rate mortgage loans, bi-weekly mortgage loans, graduated payment mortgage loans, growing equity mortgage loans, reverse mortgage loans, buy-down mortgage loans and mortgage loans with other characteristics may experience a rate of principal prepayments which is different from that of fixed rate, monthly pay, fully amortizing mortgage loans. The rate of prepayment on Multifamily Loans may be affected by other factors, including Mortgage Loan terms (e.g., the existence of lockout periods, due-on-

                                       36


sale and due-on-encumbrance clauses and prepayment penalties), relative economic conditions in the area where the Mortgaged Properties are located, the quality of management of the Mortgaged Properties and the relative tax benefits associated with the ownership of income-producing real property.

     Generally, second Mortgage Loans have smaller average principal balances than senior or first mortgage loans and are not viewed by borrowers as permanent financing. Accordingly, Mortgage Loans which are second Mortgage Loans may experience a higher rate of prepayment than Mortgage Loans which represent first liens. In addition, any future limitations on the right of borrowers to deduct interest payments on second Mortgage Loans for Federal income tax purposes may result in a higher rate of prepayment of such Mortgage Loans. The obligation of the Master Servicer to enforce due-on-sale provisions (described below) of the Mortgage Loans may also increase prepayments. The prepayment experience of the Pools may be affected by a wide variety of factors, including general and local economic conditions, mortgage market interest rates, the availability of alternative financing and homeowner mobility. The Depositor is unaware of any reliable studies that would project the prepayment risks associated with the Mortgage Loans based upon current interest rates and economic conditions or the historical prepayment experience of United Companies and its affiliates' portfolios of mortgage loans. However, the Originators' practice of soliciting refinancings from existing borrowers may have the effect of increasing the rate of prepayments, due to refinancings, on the Mortgage Loans. See 'The Home Equity
Loan Program--Refinancing Policy' herein.

     Unless otherwise provided in the related Prospectus Supplement, all of the Single Family Loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the Mortgage Loan upon sale or certain transfers by the borrower of the underlying Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master
Servicer will not take any enforcement action that would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan or if the applicable Enhancer, if any, gives its consent to such non-enforcement. See 'The Pooling and Servicing Agreement--Enforcement of Due on
Sale Clauses' herein.

     The weighted average lives of Certificates will also be affected by the amount and timing of delinquencies and defaults on the Mortgage Loans and the liquidations of defaulted Mortgage Loans. Delinquencies and defaults will generally slow the rate of payment of principal to the Certificateholders.
However, this effect will be offset to the extent that lump sum recoveries on defaulted Mortgage Loans and foreclosed Mortgaged Properties result in principal payments on the Mortgage Loans faster than otherwise scheduled.

     When a full prepayment occurs on a Single Family Loan, the Mortgagor will be charged interest on the principal amount of the Mortgage Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Interest shortfalls also could result from the application of the Relief Act, as described under 'Certain Legal
Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act' herein.
Unless otherwise specified in the related Prospectus Supplement, in the event that less than 30 days' interest is collected on a Mortgage Loan during a Remittance Period, the Master Servicer or a Sub-servicer will be obligated to pay Compensating Interest with respect thereto, but only to the extent of the aggregate Servicing Fee for the related Distribution Date. To the extent such shortfalls exceed the amount of Compensating Interest that the Master Servicer or such Sub-servicer is obligated to pay, the yield on the Certificates could be adversely affected. Partial prepayments in a given month may be applied to the outstanding principal balances of the Mortgage Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month.

     Under certain circumstances, the Depositor, the Master Servicer, the holders of REMIC Residual Certificates or certain other entities specified in the related Prospectus Supplement may have the option to purchase the Mortgage
Loans and other assets of a Trust, thereby effecting earlier retirement of the related Series of Certificates, subject to the principal balance of the related
Mortgage Assets being less than the percentage specified in the related
Prospectus Supplement of the aggregate principal balance of the Mortgage Assets at the

                                       37


Cut-off Date for the related Series. See 'The Pooling and Servicing
Agreement--Termination; Purchase of Mortgage Loans.'

     Unless otherwise specified in the related Prospectus Supplement, the effective yield to Certificateholders will be slightly lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price, because while interest generally will accrue on the Certificates from the first day of each month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

     The timing of payments on the Mortgage Assets may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the Mortgage Assets, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal payments.


     The Prospectus Supplement relating to a Series of Certificates will discuss in greater detail the effect of the rate and timing of principal payments
(including prepayments) on the yield, weighted average lives and maturities of such Certificates, including the effect of prepayments and allocation of realized losses on the Mortgage Loans as they relate to specific Classes of Certificates. Factors other than those identified herein and in the Prospectus
Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates. The relative combination of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the Certificates.

                                       38


                      THE POOLING AND SERVICING AGREEMENT

     Set forth below is a summary of the material provisions of each Agreement which are not described elsewhere in this Prospectus. The summary does not purport to describe all provisions of each Agreement and is subject to, and qualified in its entirety by reference to, the provisions of each Agreement.
Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

ASSIGNMENT OF MORTGAGE ASSETS

     Assignment of the Mortgage Loans. At the time of issuance of the Certificates of a Series, the Depositor will cause the Mortgage Loans comprising the related Trust to be sold and assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement (a 'Mortgage Loan Schedule'). Such schedule will include information as to the outstanding principal balance of each Mortgage Loan after application of payments due on the Cut-off Date, as well as information regarding the Mortgage Rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio at origination and certain other information.

     In addition, unless otherwise specified in the related Prospectus
Supplement, the Depositor will be required:

          (a) on or prior to the date of issuance of the related Certificates
     (the 'Closing Date'), to deliver or cause the applicable Originator to deliver to the Trustee the original Mortgage Notes or copies thereof certified by the Depositor where the original Mortgage Note has been lost, endorsed without recourse to the order of the Trustee;

          (b) within 30 days after the Closing Date, to deliver or cause the applicable Originator to deliver to the Trustee:


             (i) either: (1) the original Mortgage, with evidence of recording thereon, (2) where the original Mortgage has been transmitted for recording, a computerized list of such Mortgages until such time as the original or certified copy is returned by the public recording office or
        (3) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been retained by the public recording office or has been lost;

             (ii) a computerized list of each title insurance policy or, if such policy has not yet been issued, a commitment or binder therefor;

             (iii) a copy of an assignment of the Mortgage to the Trustee;

             (iv) originals of each intervening assignment with evidence of recording thereon showing a complete chain of title from origination to such Originator, or if the original of any such intervening assignment is unavailable, a computerized list until such time as the original or a copy certified by the public recording office is returned; and

             (iv) originals of all assumptions and modification agreements, if any.

          (c) to cause assignments of the Mortgages from the applicable
     Originator to the Trustee, promptly to be submitted for recording in the appropriate jurisdictions; provided, however, that the applicable
     Originator is not required to submit an assignment for any Mortgage with respect to which the original recording information is lacking; and

          (d) to deliver the original or certified copies of the Mortgages, as the case may be, and such recorded assignments or certified copies thereof, together with originals or duly certified copies of any and all prior recorded assignments, to the Trustee within 30 days of receipt thereof by the applicable Originator (but in any event within one year after the Closing Date).

                                       39


     With respect to each Mortgage Loan for which (i) all or a portion of the proceeds thereof were originally paid into an escrow account pending completion of improvements to be made to the related property and (ii) the appraised value of such property was specifically subject to the completion of such improvements
(an 'Escrow Loan'), the Depositor is required to deliver or cause the applicable
Originator to deliver to the Trustee by the thirteenth month after the Closing
Date, the appraiser's unqualified certification as to final completion pursuant to which the appraiser (or, if the original appraiser has since died, retired or otherwise is unable to perform, a suitable substitute appraiser) confirms that the appraised value of the Mortgaged Property upon completion of the improvement
(disregarding intervening changes, if any, in market value) is at least equal to such appraiser's original estimate of such appraised value.

     The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Mortgage Loans as agent of the Trustee.

     Assignment of Private Mortgage-Backed Securities.  The Depositor will cause
Private Mortgage-Backed Securities to be registered in the name of the Trustee.
The Trustee (or the custodian) will have possession of any certificated Private
Mortgage-Backed Securities. Unless otherwise specified in the related Prospectus
Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See 'The
Trusts--Private Mortgage-Backed Securities' herein. Each Private Mortgage-Backed
Security will be identified in a schedule appearing as an exhibit to the related
Agreement which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the Trustee.

     Reviews; Repurchases. In the event that any required appraiser's certification or any such item with respect to title has not been delivered to the Trustee by the thirteenth month after the Closing Date, then the applicable
Originator is required, on the next succeeding Distribution Date, at its option, to (i) substitute in lieu of the related Mortgage Loan a qualified replacement mortgage (each, a 'Qualified Replacement Mortgage') and, if the outstanding principal amount of such Qualified Replacement Mortgage as of the first day of the calendar month in which such Qualified Replacement Mortgage is conveyed to the Trustee (each, a 'Replacement Cut-off Date') is less than the Loan Balance of the replaced Mortgage Loan as of such Replacement Cut-off Date, deliver an amount equal to such difference (the 'Substitution Amount') to the Master
Servicer for deposit in the Principal and Interest Account or (ii) purchase such Mortgage Loan from the Trustee at a purchase price equal to the Loan Purchase
Price thereof. The 'Loan Purchase Price' means, with respect to any Mortgage
Loan, an amount equal to the Loan Balance of such Mortgage Loan as of the date of purchase, plus accrued interest on the outstanding Loan Balance thereof, together with the aggregate amounts of (i) all Delinquency Advances and Servicing Advances theretofore made with respect to such Mortgage Loan and (ii) all Delinquency Advances which the Master Servicer has theretofore failed to remit with respect to such Mortgage Loan. The 'Loan Balance' of a Mortgage Loan is the outstanding principal balance thereof on the Cut-off Date, less any principal amounts relating to such Mortgage Loan previously distributed to Certificateholders.

     The Trustee will agree to review the items delivered by or on behalf of the Depositor within 45 days after the Closing Date (or, with respect to any document delivered after the Closing Date, within 45 days of receipt and with respect to any Qualified Replacement Mortgage, within 45 days after the assignment thereof) and to deliver to the Depositor a certification to the effect that, as to each Mortgage Loan (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all documents required to be delivered to it pursuant to the applicable Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing documents, the information set forth on the applicable Mortgage Loan Schedule delivered by the Depositor as to loan number and address, accurately reflects the information set forth in the documents delivered to the Trustee (collectively referred to as the 'File'). The

Trustee is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face, nor is the Trustee under any duty to determine independently whether there are any intervening assignments or assumption or modification agreements with respect to any Mortgage Loan.

                                       40


     If the Trustee during such 45-day period finds any document constituting a part of a File which is not properly executed, has not been received, or is unrelated to the Mortgage Loans identified in the related Mortgage Loan
Schedule, or that any Mortgage Loan does not conform in a material respect to the description thereof as set forth in the related Mortgage Loan Schedule, the Trustee is required to promptly so notify the Depositor. The Depositor will use or cause the applicable Originator to use reasonable efforts to remedy a material defect in a document constituting part of a File of which it is so notified by the Trustee. If, however, within 60 days after the Trustee's notice to it respecting such defect the applicable Originator has not remedied the defect and the defect materially and adversely affects the interest of the Certificateholders in the related Mortgage Loan, such Originator is required, on the next succeeding Distribution Date, to, at its option, (i) substitute in lieu of such Mortgage Loan a Qualified Replacement Mortgage and deliver the Substitution Amount applicable thereto to the Master Servicer for deposit in the Principal and Interest Account, or (ii) purchase such Mortgage Loan at a purchase price equal to the Loan Purchase Price thereof, provided a favorable opinion of tax counsel is delivered in connection therewith.

     Unless otherwise specified in the related Prospectus Supplement, the Depositor will have assigned to the Trustee representations and warranties made by the Originators in respect of the Mortgage Loans sold by the Depositor and evidenced by a Series of Certificates. Such representations and warranties generally include, among other things: (i) that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) was in effect on the Closing
Date; (ii) that the Depositor had title to each such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses or counterclaims; (iii) that each Mortgage Loan constituted a valid first or second lien on the Mortgaged
Property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Mortgaged
Property was free from damage and was in good repair; (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; (v) that no required payment on a Mortgage Loan was more than thirty days delinquent as of the related Cut-off Date; and (vi) that each Mortgage Loan was made in compliance with, and is enforceable under, all applicable state and federal laws and regulations in all material respects.

     Upon the discovery by the Depositor, the Master Servicer or the Trustee that the representations in the applicable Agreement are untrue in any material respect as of the dates specified therein, with the result that the interests of the Certificateholders in the related Mortgage Loan are materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties. Upon the earliest to occur of the Depositor's discovery, its receipt of notice of breach from any of the other parties or such time as a situation resulting from a representation which is untrue materially and adversely affects the interests of the Certificateholders, the Depositor is required promptly to cause the applicable Originator to cure such breach in all material respects or the Depositor will cause the applicable Originator to on the second Distribution Date next succeeding such discovery, receipt of notice or such other time, at its option (i) substitute in lieu of such affected
Mortgage Loan, a Qualified Substitute Mortgage and deliver an amount equal to the applicable Substitution Amount to the Master Servicer for deposit in the Principal and Interest Account or (ii) purchase such Mortgage Loan from the Trustee at the Loan Purchase Price thereof. The obligation of the Originators so to cure, substitute or purchase any Mortgage Loan as to which such a breach has not been remedied constitutes the sole remedy available to the Certificateholders or the Trustee respecting a discovery of any such statement which is untrue in any material respect.

     The purchase agreements pursuant to which the Depositor acquires the Mortgage Assets to be deposited in a Trust will contain similar representations and obligations pursuant to which the seller of such Mortgage Assets will be obligated to take the actions required of the Depositor as described above. The
Trustee will have the ability to enforce such obligations directly against such sellers in the event that the Depositor fails to do so.

PAYMENTS ON THE MORTGAGE LOANS

     Unless otherwise specified in the related Prospectus Supplement, the Agreement will require the Master Servicer to establish and maintain one or more principal and interest accounts (each a 'Principal and Interest Account') at one or more institutions meeting the requirements set forth in the related
Agreement. Pursuant to the related Agreement, the Master Servicer will be required to deposit all collections (other than amounts escrowed for taxes and insurance) related to the Mortgage Loans into the Principal and Interest Account no later

                                       41


than the business day after receipt. All funds in the Principal and Interest
Accounts will be required to be invested in instruments designated as 'Eligible
Investments' in the Agreement. Any investment earnings on funds held in the Principal and Interest Accounts are for the account of the Master Servicer.

     The Master Servicer may make withdrawals from the Principal and Interest
Account only for the following purposes: (a) to effect the timely remittance to the Trustee of the Monthly Remittance and the Excess Interest due on the Remittance Date; (b) to withdraw investment earnings on amounts on deposit in the Principal and Interest Account; (c) to withdraw amounts that have been deposited to the Principal and Interest Account in error; and (d) to clear and terminate the Principal and Interest Account.

     At any time and in lieu of the requirement of depositing collections on the

Mortgage Loans into the Principal and Interest Account, the Master Servicer may deliver to the Trustee a letter of credit (a 'Servicer LOC') meeting the requirements set forth in the Agreement.

     Not later than the day of each month specified in the Agreement (the
'Remittance Date'), the Master Servicer will be required to wire transfer to the Trustee for deposit in the segregated trust accounts to be maintained with the Trustee for such purpose (each a 'Certificate Account') the sum (without duplication) of the following amounts:

          (i) an amount equal to the sum of (x) the aggregate portions of the interest payments (whether or not collected) becoming due on the Mortgage
     Loans during the immediately preceding calendar month (the 'Remittance
     Period'), calculated at a per annum rate set forth in the Agreement (the
     'Adjusted Pass-Through Rate') and (y) any Compensating Interest (calculated at the Adjusted Pass-Through Rate) due with respect to the Mortgage Loans with respect to the immediately preceding Remittance Period (the amount described in this clause (i) being the 'Interest Remittance Amount');

          (ii) an amount equal to the sum of (x) all principal collected by the Master Servicer on the Mortgage Loans during the immediately preceding
     Remittance Period and (y) any prepayments and Liquidation Proceeds, net of unreimbursed Servicing Advances and Delinquency Advances ('Net Liquidation
     Proceeds') (but only to the extent that such Net Liquidation Proceeds do not exceed the Loan Balance of the related Mortgage Loan) and Released
     Mortgaged Property Proceeds, in each case and only to the extent collected on the Mortgage Loans during the preceding Remittance Period (the amount described in this clause (ii) being the 'Principal Remittance Amount');

          (iii) all Loan Purchase Prices and Substitution Amounts with respect to such Distribution Date; and

          (iv) an amount equal to the Excess Interest.

Unless otherwise specified in the related Prospectus Supplement, the 'Excess
Interest' for any Distribution Date is the product of (x) one-twelfth of the difference between (i) the weighted average annual Mortgage Rate on the Mortgage
Loans as of the last day of the related Remittance Period and (ii) the Adjusted
Pass-Through Rate and (y) the Pool Principal Balance as of the last day of the related Remittance Period to the extent such amount is received or advanced.

PRE-FUNDING AND CAPITALIZED INTEREST ACCOUNTS

     If specified in the related Prospectus Supplement, a Trust will include one or more segregated trust accounts (each, a 'Pre-Funding Account') established and maintained with the Trustee for the related Series. If so specified, on the closing date for such Series, a portion of the proceeds of the sale of the Certificates of such Series not to exceed fifty percent of the aggregate principal amount of such Series (such amount, the 'Pre-Funded Amount') may be deposited in the Pre-Funding Account and may be used to purchase additional
Mortgage Assets during the period of time not to exceed six months specified in the related Prospectus Supplement (the 'Pre-Funding Period'). If any Pre-Funded
Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Certificates of the applicable
Series.

     Each additional Mortgage Asset must satisfy the eligibility criteria specified in the related Prospectus Supplement and related Agreement. Such eligibility criteria will be determined in consultation with each Rating Agency
(and/or any Enhancer) prior to the issuance of the related Series and are designed to ensure that if such

                                       42


additional Mortgage Assets were included as part of the initial Mortgage Assets, the credit quality of such assets would be consistent with the initial rating of the Certificates of such Series. The Depositor will certify to the Trustee that all conditions precedent to the transfer of the additional Mortgage Assets to the Trust, including the satisfaction of the eligibility criteria, have been satisfied. Following the transfer of additional Mortgage Assets to the Trust, the aggregate characteristics of the Mortgage Assets then held in the Trust may vary from those of the initial Mortgage Assets of such Trust. As a result, the additional Mortgage Assets may adversely affect the performance of the related
Certificates.

     If a Pre-Funding Account is established, one or more segregated trust accounts (each, a 'Capitalized Interest Account') may be established and maintained with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the Certificates of such Series will be deposited in the Capitalized Interest Account and used to fund the excess, if any, of the sum of (i) the amount of interest accrued on the Certificates of such Series and (ii) if specified in the related Prospectus
Supplement, certain fees or expenses during the Pre-Funding Period such as Trustee fees and credit enhancement fees, over the amount of interest available therefor from the Mortgage Assets in the Trust. If so specified in the related
Prospectus Supplement, amounts on deposit in the Capitalized Interest Account may be released to the person specified in the related Prospectus Supplement prior to the end of the Pre-Funding Period subject to the satisfaction of certain tests specified in the related Prospectus Supplement. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

INVESTMENT OF ACCOUNTS

     All or a portion of any Account, including the Principal and Interest
Account, may be invested and reinvested, in one or more Eligible Investments bearing interest or sold at a discount. The bank serving as Trustee or any affiliate thereof, may be the obligor on any investment in any Account which otherwise qualifies as an Eligible Investment. No investment in any Account held by the Trustee may mature later than the business day immediately preceding the next succeeding Distribution Date; provided, however, that if the investment is an investment of the bank serving as Trustee, then it may mature on the Distribution Date.


     The Trustee will not in any way be held liable by reason of any insufficiency in any Account resulting from any loss on any Eligible Investment included therein (except to the extent that the bank serving as Trustee is the obligor thereon).

     All income or other gain from investments in any Account will be required to be deposited in such Account immediately upon receipt, and any loss resulting from such investments will be required to be charged to such Account.

ELIGIBLE INVESTMENTS

     Each Agreement generally will define the following as Eligible Investments:

          (a) Direct general obligations of the United States or the obligations of any agency or instrumentality of the United States, the timely payment or the guarantee of which constitutes a full faith and credit obligation of the United States.

          (b) Federal Housing Administration debentures but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

          (c) FHLMC senior debt obligations, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

          (d) Federal Home Loan Banks' consolidated senior debt obligations, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

          (e) FNMA senior debt obligations, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

                                       43


          (f) Federal funds, certificates of deposit, time and demand deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank, the short-term debt obligations of which have been rated A-1 or better by Standard & Poor's Corporation ('S&P') and P1 by Moody's Investors Service ('Moody's').

          (g) Deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of at least $3,000,000 which deposits are not in excess of the applicable limits insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, provided that the long-term deposits of such bank or savings and loan association are rated at least 'BBB' by S&P and 'Baa3' by Moody's.

          (h) Commercial paper (having original maturities of not more than 270 days) rated A-1 or better by S&P and P1 or better by Moody's.


          (i) Investments in money market funds rated AAAm or AAAm-G by S&P and P-1 by Moody's.

No instrument described above is permitted to evidence either the right to receive (a) only interest with respect to obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations, and no instrument described above may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

DELINQUENCY ADVANCES AND COMPENSATING INTEREST

     In order to maintain a regular flow of scheduled interest and principal payments to Certificateholders (rather than to guarantee or insure against losses) unless otherwise provided in the related Prospectus Supplement, each Agreement will require that if, on any Distribution Date, the amount then on deposit in the Principal and Interest Account from Mortgage Loan collections with respect to the preceding Remittance Period is less than the sum of the Interest Remittance Amount, the Principal Remittance Amount and the aggregate amount of Excess Interest (unless a Subordinate Class of Certificates is outstanding) with respect to the immediately preceding Remittance Period, the Master Servicer is required to deposit in the Principal and Interest Account a sufficient amount of its own funds ('Delinquency Advances') to make such amount equal to the sum of the Interest Remittance Amount, the Principal Remittance
Amount and the aggregate amount of Excess Interest (unless a Subordinate Class of Certificates is outstanding).

     The Master Servicer is permitted to fund its payment of Delinquency
Advances on any Distribution Date from collections on the Mortgage Loans deposited into the Principal and Interest Account subsequent to the related
Remittance Period, but must reimburse the Principal and Interest Account for any such amounts. In the event that the Master Servicer makes such Delinquency
Advances from its own funds, such Delinquency Advances will be reimbursable to the Master Servicer from late collections of interest, Liquidation Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds collected with respect to the related Mortgage Loan as to which the Delinquency Advances were made. Delinquency Advances by the Master Servicer also will be reimbursable to the Master Servicer from cash otherwise distributable to Certificateholders at such time as the Master Servicer determines that any such Delinquency Advances previously made are not ultimately recoverable from the proceeds of the related
Mortgage Loan or, if required by the applicable Rating Agency, at such time as a loss is realized with respect to a related Mortgage Loan.

     Unless otherwise specified in the related Prospectus Supplement, a full month's interest at the Adjusted Pass-Through Rate plus a full month's Excess
Interest (unless a Subordinate Class of Certificates is outstanding) with respect to such Mortgage Loan, is due to the Trustee on the outstanding Loan
Balance of each Mortgage Loan as of the beginning of each Remittance Period. If a prepayment of a Mortgage Loan occurs during any calendar month, any difference between the interest collected from the Mortgagor during such calendar month and the full month's interest at the applicable Adjusted Pass-Through Rate plus a full month's Excess Interest (unless a Subordinate Class of Certificates is outstanding) with respect to such Mortgage Loan ('Compensating Interest') that is due is required to be deposited by the Master Servicer in the Principal and Interest Account;

                                       44


provided, however, that the Master Servicer's obligation in respect of the payment of Compensating Interest is limited to the amount of the Servicing Fee for the related Distribution Date.

GENERAL SERVICING PROCEDURES

     Acting directly or through one or more Sub-servicers, the Master Servicer, as an independent contract servicer, is required to service and administer the Mortgage Loans in accordance with the Agreement.

     The Master Servicer in its own name or in the name of any Sub-servicer is authorized and empowered pursuant to the Agreement (i) to execute and deliver any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged Properties, (ii) to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to effect ownership of any Mortgaged Property in its own name on behalf of the Trustee, and (iii) to hold title in its own name to any Mortgaged Property upon such foreclosure or deed in lieu of foreclosure on behalf of the Trustee; provided, however, that to the extent any instrument described in clause (i) would be delivered by the Master Servicer outside of its ordinary procedures for mortgage loans held for its own account, the Master Servicer may be required, prior to executing and delivering such instrument, to obtain the prior written consent of the Enhancer, if any.

     The Master Servicer has the right to approve requests of Mortgagors for consent to (i) partial releases of Mortgages, (ii) alterations, and (iii) removal, demolition or division of Mortgaged Properties subject to Mortgages.
The Agreement generally will provide that no such request may be approved by the Master Servicer unless: (i) (x) provisions of the related Note and Mortgage have been complied with, (y) the Loan-to-Value Ratio after any release does not exceed the Loan-to-Value Ratio set forth for such Mortgage Loan in the applicable Mortgage Loan Schedule, and (z) the lien priority of the related
Mortgage is not affected; or (ii) if applicable, the Certificate Insurer has approved the granting of such request.

     The Master Servicer and any affiliate may make loans to and generally engage in any kind of business with the Mortgagors and/or any other obligors under the Mortgage Loans as though the Master Servicer were not a party to the Agreement. The Master Servicer may have other existing loans and in the future may make additional loans to any of the Mortgagors and/or to other obligors under the Mortgage Loans, which other and/or additional loans may not be sold, or a loan participation therein granted, to the Trustee. The Master Servicer has no obligation to attempt to collect payment under the Mortgage Loans in preference and priority over the collection and/or enforcement of any other and/or additional loans by the Master Servicer or any other affiliate.


     The Master Servicer is required generally to service the Mortgage Loans in a Pool in a prudent manner consistent with its general servicing standards and to make reasonable efforts to collect all payments called for under the terms and provisions of such Mortgage Loans, and will agree, to the extent such procedures are consistent with the provisions of the Agreement, to follow collection procedures for all Mortgage Loans at least as rigorous as those the Master Servicer would ordinarily take in servicing loans and in collecting payments thereunder for its own account.

     Consistent with the foregoing, the Master Servicer may (i) in its discretion waive or permit to be waived any late payment charge, prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Mortgage Loan or any other fee or charge which the Master Servicer would be entitled to retain as servicing compensation, (ii) extend the due date for payments due on a Mortgage Note for a period (with respect to each payment date as to which the due date is extended) not greater than 125 days after the initially scheduled due date for such payment, (iii) amend any Mortgage Note to reduce the Mortgage Rate applicable thereto, subject to any applicable limitations set forth in the related Agreement and (iv) amend any Mortgage Note to extend the maturity thereof, subject to any applicable limitations set forth in the related Agreement. In the event the Master Servicer consents to the deferment of the due dates for payments due on a Mortgage Note, the Master
Servicer will be nonetheless required to make payment of any required
Delinquency Advance with respect to the payments so extended to the same extent as if such installment were due, owing and delinquent and had not been deferred.

                                       45


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     As compensation for its servicing activities under an Agreement, the Master
Servicer will be entitled to retain the amount of the Servicing Fee (as defined in the related Agreement) with respect to each Mortgage Loan. Additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, extension fees, late payment charges, and any other servicing-related fees, Net Liquidation Proceeds not required to be deposited in the Principal and Interest Account and similar items may, to the extent collected from Mortgagors, be retained by the Master Servicer.

     The Master Servicer will be required to pay all reasonable and customary
'out-of-pocket' costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Property acquired in satisfaction of the related
Mortgage. Such expenditures may include costs of collection efforts, reappraisals, forced placement of hazard insurance if a borrower allows his hazard policy to lapse, legal fees in connection with foreclosure actions, advancing payments on the related senior mortgage, if any, advancing delinquent property taxes, and upkeep and maintenance of the Mortgaged Property if it is acquired through foreclosure and similar types of expenses. Each such expenditure constitutes a 'Servicing Advance.' The Master Servicer will be obligated to make the Servicing Advances incurred in the performance of its servicing obligations. Unless otherwise specified in the related Prospectus
Supplement, the Master Servicer will be entitled to recover Servicing Advances to the extent permitted by the Mortgage Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds, relating to the affected Mortgage Loan. Servicing Advances will be reimbursable to the Master Servicer from the sources described above out of the funds on deposit in the Principal and Interest Account.

MAINTENANCE OF HAZARD INSURANCE

     Unless otherwise specified in the related Prospectus Supplement, the Master
Servicer will be required to cause to be maintained fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the least of (i) the outstanding principal balance owing on the Mortgage Loan and the related senior mortgage, if any, (ii) the full insurable value of the premises securing the Mortgage Loan, and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Master Servicer will be required to cause to be purchased a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (a) the outstanding principal balance of the Mortgage Loan and the senior mortgage, if any, (b) the full insurable value of the Mortgaged Property, or (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The Master Servicer will also be required to maintain, to the extent such insurance is available, on REO
Property, fire and hazard insurance in the applicable amounts described above, liability insurance and, to the extent required and available under the National
Flood Insurance Act of 1968, as amended, flood insurance in an amount equal to that required above. Any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Mortgagor in accordance with customary first or second mortgage servicing procedures) are required to be deposited by the Master Servicer in the Principal and Interest Account.

     In the event that the Master Servicer obtains and maintains a blanket policy insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Trustee as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance, and otherwise complies with the requirements of the preceding paragraph, the Master Servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage. If such blanket policy contains a deductible clause, the Master Servicer will be required to pay to the Trustee the difference between the amount that would have been payable under a policy described in the preceding paragraph and the amount paid under the blanket policy.

                                       46



ENFORCEMENT OF DUE ON SALE CLAUSES

     Unless otherwise specified in the related Prospectus Supplement, when a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Master Servicer, on behalf of the Trustee, will, to the extent it has knowledge of such conveyance or prospective conveyance, be required to enforce the rights of the Trustee as the mortgagee of record to accelerate the maturity of the related Mortgage Loan under any 'due-on-sale' clause contained in the related
Mortgage or Mortgage Note; provided, however, that the Master Servicer will not be required to exercise any such right if the 'due-on-sale' clause, in the reasonable belief of the Master Servicer, is not enforceable under applicable law, if such enforcement would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan or if the applicable Enhancer, if any, gives its consent to such non-enforcement.
In such event, the Master Servicer will attempt to enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable law or the mortgage documents, the Mortgagor remains liable thereon. The Master Servicer also will be authorized with the prior approval of the Enhancer, if any, to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note. The Master Servicer will not enter into an assumption agreement unless permitted by applicable law and unless such assumption agreement would not materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Unless otherwise specified in the related Prospectus Supplement, the Master
Servicer is required to foreclose upon or otherwise comparably effect the ownership in the name of the Master Servicer on behalf of the Trustee of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments and which the Master Servicer has not purchased pursuant to its purchase option described below, unless the Master Servicer reasonably believes that Net
Liquidation Proceeds with respect to such Mortgage Loan would not be increased as a result of such foreclosure or other action, in which case such Mortgage
Loan will be charged off and will become a Liquidated Mortgage Loan. In connection with such foreclosure or other conversion, the Master Servicer is required to exercise or use foreclosure procedures with the same degree of care and skill as it would ordinarily exercise or use under the circumstances in the conduct of its own affairs. Any amounts advanced in connection with such foreclosure or other action will constitute Servicing Advances. In accordance with the Agreement, if the Master Servicer has actual knowledge that a Mortgaged
Property which the Master Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure contains environmental or hazardous waste risks known to the Master Servicer, the Master Servicer will notify the Enhancer, if any, and the Trustee prior to acquiring the Mortgaged Property. The Master
Servicer will not be permitted to take any action with respect to such a Mortgaged Property without the prior written approval of the Enhancer, if any.

     Unless otherwise specified in the related Prospectus Supplement, if a REMIC election has been made, the Master Servicer will be required to sell any Mortgaged Property acquired by foreclosure or deed in lieu of foreclosure ('REO
Property') within 23 months of its acquisition by the Trustee, unless the Master
Servicer obtains for the Trustee an opinion of counsel experienced in federal income tax matters, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust of such REO Property for a greater specified period will not result in the imposition of taxes on 'prohibited transactions' of the Trust as defined in Section 860F of the Code or cause the Trust to fail to qualify as a REMIC.

     The Master Servicer is required to determine, with respect to each defaulted Mortgage Loan, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts, if any, it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan shall become a 'Liquidated Mortgage Loan.'

     Unless otherwise specified in the related Prospectus Supplement, the Master
Servicer will have the right and the option under the related Agreement, but not the obligation, to purchase for its own account any Mortgage Loan (i) which becomes delinquent, in whole or in part, as to four consecutive monthly installments or any

                                       47


Mortgage Loan as to which enforcement proceedings have been brought by the Master Servicer or (ii) with respect to which the applicable Enhancer, if any, has refused to consent to the Master Servicer's non-enforcement of the 'due-on-sale' clause and such Mortgage Loan is in default or such a default is imminent. Any such Mortgage Loan so purchased will be purchased by the Master
Servicer on a Distribution Date at the Loan Purchase Price thereof.

SUBSERVICERS

     The Master Servicer will be permitted under the Agreement to enter into subservicing arrangements with sub-servicers meeting the requirements of the Agreement (each, a 'Sub-servicer'). Any material subservicing arrangements, if any, will be described in the related Prospectus Supplement, and in any case, will not relieve the Master Servicer of any liability it might otherwise have, had the subservicing arrangement not been entered into.

REMOVAL AND RESIGNATION OF MASTER SERVICER

     Unless otherwise specified in the related Prospectus Supplement the Trustee may remove the Master Servicer upon the occurrence of any of the following events (each, an 'Event of Default'):

          (i) The Master Servicer shall (a) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or similar entity with respect to itself or its property, (b) admit in writing its inability to pay its debts generally as they become due, (c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent, (e) commence a voluntary case under the federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or (f) cause corporate action to be taken by it for the purpose of effecting any of the foregoing;
     or

          (ii) If without the application, approval or consent of the Master
     Servicer, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Master
     Servicer an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, of a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or similar entity with respect to the Master Servicer or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Master Servicer in good faith, the same shall (a) result in the entry of an order for relief or any such adjudication or appointment or (b) continue undismissed or pending and unstayed for any period of seventy-five (75) consecutive days;
     or

          (iii) The Master Servicer shall fail to perform any one or more of its obligations under the related Agreement (other than its obligations referenced in clauses (vi) and (vii) below) and shall continue in default thereof for a period of thirty (30) days after the earlier to occur of (x) the date on which an authorized officer of the Master Servicer knows or reasonably should know of such failure or (y) receipt by the Master
     Servicer of a written notice from the Trustee, any Certificateholder, the Depositor or the Enhancer, if any, of said failure; provided, however, that if the Master Servicer demonstrates to the reasonable satisfaction of the Enhancer, if any, that it is diligently pursuing corrective action, the cure period may be extended for up to an additional 60 days; or

          (iv) The Master Servicer shall fail to cure any breach of any of its representations and warranties set forth in the related Agreement which materially and adversely affects the interests of the Certificateholders or the Enhancer, if any, for a period of thirty (30) days after the earlier of
     (x) the date on which an authorized officer of the Master Servicer knows or reasonably should know of such breach or (y) receipt by the Master Servicer of a written notice from the Trustee, any Certificateholder, the Depositor or the Enhancer, if any, of such breach; provided, however, that if the Master Servicer demonstrates to the reasonable satisfaction of the Enhancer, if any, that it is diligently pursuing corrective action, the cure period shall be extended for up to an additional 30 days; or

                                       48


          (v) If the Enhancement consists of a certificate guaranty insurance policy and the Enhancer pays out any money under such policy, or if the

     Enhancer otherwise funds any shortfall with its own money, because the amounts available to the Trustee (other than from the Enhancer) are insufficient to make required distributions on the Certificates; provided, however, that the Master Servicer may not be removed under this clause (v) if the Master Servicer can demonstrate to the reasonable satisfaction of the Trustee and the Enhancer that such event was due to circumstances beyond the control of the Master Servicer; or

          (vi) The failure by the Master Servicer to make any required Servicing
     Advance for a period of 30 days following the earlier of (x) the date on which an authorized officer of the Master Servicer knows or reasonably should know of such failure or (y) receipt by the Master Servicer of a written notice from the Trustee, any Certificateholder, the Depositor or the Enhancer, if any, of such failure; or

          (vii) The failure by the Master Servicer to make any required
     Delinquency Advance or to pay any Compensating Interest or to pay over the Monthly Remittance, Loan Purchase Prices and Substitution Amounts;

provided, however, that (x) prior to any removal of the Master Servicer pursuant to clauses (i) through (vi) above, any applicable grace period granted by any such clause shall have expired prior to the time such occurrence shall have been remedied and (y) in the event of the refusal or inability of the Master Servicer to comply with its obligations described in clause (vii) above, such removal shall be effective (without the requirement of any action on the part of the Depositor, the Trustee or the Enhancer, if any) at 4 p.m. on the second business day following the day on which the Trustee notifies the Master Servicer that a required amount described in clause (vii) above has not been received by the Trustee, unless the required amount described in clause (vii) above is paid by the Master Servicer prior to such time. Upon the Trustee's determination that a required amount described in clause (vii) above has not been made by the Master
Servicer, the Trustee will so notify the Master Servicer, the Depositor and the Enhancer, if any, as soon as is reasonably practical.

     The Master Servicer may not resign from the obligations and duties imposed on it under the related Agreement, except upon determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the related
Agreement. Any such determination permitting the resignation of the Master
Servicer shall be evidenced by an opinion of counsel to such effect which shall be delivered to the Trustee, the Depositor and the Enhancer, if any. The Master
Servicer may not assign its obligations under an Agreement, in whole or in part, unless it shall have first obtained the written consent of the Trustee and the Enhancer, if any; provided, however, that any assignee must meet the eligibility requirements set forth in the Agreement for a successor servicer.

     No removal or resignation of the Master Servicer will become effective until the Trustee or a successor servicer has assumed the Master Servicer's responsibilities and obligations in accordance with the related Agreement.

     Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master

Servicer is a party, or any person succeeding to the business of the Master
Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the Class or Classes of Certificates of such Series that have been rated.

TRUSTEE TO ACT AS SUCCESSOR MASTER SERVICER

     Unless otherwise specified in the related Prospectus Supplement, upon removal or resignation of the Master Servicer, the Trustee (x) may solicit bids for a successor master servicer, and (y) pending the appointment of a successor master servicer as a result of soliciting such bids, will be required to serve as Master Servicer. The Trustee, if it is unable to obtain a qualifying bid and is prevented by law from acting as Master Servicer, may appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution which has been designated as an approved seller-servicer by FNMA or FHLMC

                                       49


for first and second mortgage loans and has equity of not less than $15,000,000, as determined in accordance with generally accepted accounting principles, and acceptable to the Certificate Insurer, if any.

     The Trustee or any other successor Master Servicer, upon assuming the duties of the Master Servicer is required to immediately make payment of all Compensating Interest and all Delinquency Advances which the Master Servicer has theretofore failed to remit with respect to the Mortgage Loans; provided, however, that if the Trustee is acting as successor Master Servicer, the Trustee is only required to make Delinquency Advances (including the Delinquency
Advances described in this sentence) if, in the Trustee's reasonable good faith judgment, such Delinquency Advances will ultimately be recoverable from the related Mortgage Loans.

EVIDENCE AS TO COMPLIANCE

     Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation
Program for Mortgage Bankers or the Audit Guide for Audits of HUD Approved
Nonsupervised Mortgagees, the servicing by or on behalf of the Master Servicer of mortgage loans or private mortgage-backed securities under pooling and servicing agreements substantially similar to each other (including the related
Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for Audits of HUD Approved Nonsupervised Mortgagees requires it to report.

     Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an authorized officer of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

     Copies of the annual accountants' statement and the officer's statement may be obtained by Certificateholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related
Prospectus Supplement.

AMENDMENTS

     The Trustee, the Depositor and the Master Servicer may at any time and from time to time, with the consent of the Enhancer, if any, but without the consent of the Certificateholders, amend the related Agreement, for the purposes of (a) curing any ambiguity, or correcting or supplementing any provision of such agreement which may be inconsistent with any other provision of such agreement,
(b) if a REMIC election has been made and if accompanied by an approving opinion of counsel experienced in federal income tax matters, removing the restriction against the transfer of a Residual Certificate to a Disqualified Organization
(as such term is defined in the Code) or (c) complying with the requirements of the Code; provided, however, that such action shall not, as evidenced by an opinion of counsel delivered to the Trustee, materially and adversely affect the interests of any Certificateholder or materially and adversely affect (without its written consent) the rights and interests of the Enhancer, if any.

     The related Agreement may also be amended by the Trustee, the Depositor and the Master Servicer at any time and from time to time, with the prior written approval of the Enhancer, if any, and of not less than a majority of the Percentage Interests (as defined in the Agreement) represented by each affected
Class of Certificates then outstanding, for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the Certificateholders thereunder;
provided, however, that no such amendment shall (a) change in any manner the amount of, or delay the timing of, payments which are required to be distributed to any Certificateholder without the consent of such Certificateholder or (b) change the aforesaid percentages of Percentage Interests which are required to consent to any such amendments, without the consent of the Certificateholders of all Certificates of the Class or Classes affected then outstanding. If a REMIC election has been made with respect to the related Trust, any such amendment must be accompanied by an opinion of tax counsel as to REMIC matters. The
Trustee will be required to furnish a copy of any such amendment to each Certificateholder in the manner set forth in the related Agreement.

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TERMINATION; OPTIONAL TERMINATION

     The obligations created by each Agreement for each Series of Certificates will terminate upon the payment to the related Certificateholders of all amounts held in any Accounts or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment or other liquidation of the last of the Mortgage Assets subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any such Mortgage Assets remaining in the Trust and (ii) the purchase by the Master Servicer or other entity specified in the related
Prospectus Supplement including, if REMIC treatment has been elected, by the holder of the residual interest in the REMIC from the related Trust of all of the remaining Mortgage Assets and all property acquired in respect of such Mortgage Assets.

     Any such purchase of Mortgage Assets and property acquired in respect of Mortgage Assets evidenced by a Series of Certificates will be made at the option of the Master Servicer or other entity at a price, and in accordance with the procedures, specified in the Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the Master Servicer or other entity to so purchase is subject to the principal balance of the related Mortgage Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets at the Cut-off Date for the Series. The foregoing is subject to the provisions that if a REMIC election is made with respect to a Trust, any repurchase pursuant to clause (ii) above will be made only in connection with a 'qualified liquidation' of the REMIC within the meaning of
Section 860F(g)(4) of the Code.

THE TRUSTEE

     Each Prospectus Supplement will name the Trustee under the related
Agreement. The Agreement will provide that the Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee.
The Depositor may remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor
Trustee.

     Each Agreement will provide that the Trustee is under no obligation to exercise any of the rights or powers vested in it by the Agreement at the request or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. The Trustee may execute any of the rights or powers granted by the Agreement or perform any duties thereunder either directly or by or through agents or attorneys, and the Trustee is responsible for any misconduct or negligence on the part of any agent or attorney appointed and supervised with due care by it thereunder.

     Pursuant to the Agreement, the Trustee is not liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by an authorized officer of any person or within its rights or powers under the Agreement.

     Each Agreement will provide that no Certificateholder has any right to institute any proceeding, judicial or otherwise, with respect to the Agreement or any credit enhancement, unless:

          (1) such Certificateholder has previously given written notice to the

     Depositor and the Trustee of such Certificateholder's intention to institute such proceeding;

          (2) the Holders of not less than 25% of the Percentage Interests represented by any Class of Certificates then outstanding shall have made written request to the Trustee to institute such proceeding in its own name as representative of the Certificateholders;

          (3) such Certificateholder or Certificateholders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity, has failed to institute such proceeding; and

                                       51


          (5) no direction inconsistent with such written consent has been given to the Trustee during such 30-day period by the Holders of a majority of the Percentage Interests represented by each Class of Certificates then outstanding.

     Each Agreement will provide that no one or more Certificateholders shall have any right in any manner whatever by virtue of, or by availing themselves of, any provision of the Agreement to affect, disturb or prejudice the rights of any Certificateholder or to obtain or to seek to obtain priority or preference over any other Certificateholder or to enforce any right under the Agreement, except in the manner herein provided and for the equal and ratable benefit of all of the Certificateholders.

     In the event the Trustee receives conflicting or inconsistent requests and indemnity from two or more groups of Certificateholders, each representing less than a majority of the applicable Class of Certificates, the Trustee in its sole discretion may determine what action, if any, shall be taken.

     The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Agreement.
If an Event of Default has occurred and has not been cured or waived, each Agreement requires the Trustee to exercise such of the rights and powers vested in it by the Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the Trustee (i) undertakes to perform such duties and only such duties as are specifically set forth in the Agreement, and no implied covenants or obligations shall be read into the Agreement against the Trustee and (ii) in the absence of bad faith on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished pursuant to and conforming to the requirements of the Agreement; provided, however, that such provisions do not protect the Trustee or any such person against any liability which would otherwise be imposed by reason of negligent actions, negligent failure to act or willful misconduct in the performance of duties or by reason of reckless disregard of obligations and duties thereunder.

     The Trustee and any director, officer, employee or agent of the Trustee may rely and will be protected in acting or refraining from acting in good faith in reliance on any certificate, notice or other document of any kind prima facie properly executed and submitted by the authorized officer of any person respecting any matters arising under the Agreement.

                                       52


                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

GENERAL

     The following discussion contains summaries, which are general in nature, of material legal matters relating to the Mortgage Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans is situated.

NATURE OF THE MORTGAGE LOANS

     The Single Family Loans and Multifamily Loans will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee.
Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     Certain of the Mortgage Loans may be loans secured by condominium units.
The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of a real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building (other than the individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

FORECLOSURE/REPOSSESSION

     Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property, and sent to parties having an interest of record in the property.

     Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real-property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.
In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary

                                       53


default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Although foreclosure sales are typically public sales, frequently no third-party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender may purchase the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting Mortgagors.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on the mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly

                                       54


payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Mortgage Loans underlying a Series of Certificates and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

     Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of such loans. These laws include the federal Truth-in-Lending
Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair
Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

DUE-ON-SALE CLAUSES

     Unless otherwise provided in the related Prospectus Supplement, each conventional Mortgage Loan will contain a due-on-sale clause which will generally provide that if the Mortgagor sells, transfers or conveys the Mortgaged Property, the Mortgage Loan may be accelerated by the mortgagee. The
Garn-St Germain Depository Institutions Act of 1982 (the 'Garn-St Germain Act'), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence (which could include a manufactured home), the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default.

PREPAYMENT CHARGES

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of the mortgage loans with respect to prepayments on mortgage loans secured by liens encumbering owner-occupied residential properties. Since many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Mortgage Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Single Family Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirement of such Mortgage Loans. Legal restrictions, if any, on prepayment of Multifamily Loans will be described in the related Prospectus Supplement.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980 ('Title V'), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift
Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Relief Act, a Mortgagor who enters military service after the origination of the related Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders

                                       55


otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Unless otherwise provided in the applicable Prospectus
Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

ENVIRONMENTAL CONSIDERATIONS

     Environmental conditions may diminish the value of the Mortgage Loans and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous waste, hazardous substances, gasoline, radon and other materials which may affect the property securing the Mortgage

Loans. For example, under the federal Comprehensive Environmental Response
Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action ('Cleanup Costs') if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. It is possible that such costs could become a liability of a Trust and reduce the amounts otherwise distributable to the Certificateholders if a Mortgaged Property securing a Mortgage Loan became the property of such Trust in certain circumstances and if such Cleanup Costs were incurred. Moreover, certain states by statute impose a superpriority lien for any Cleanup Costs incurred by such state on the property that is the subject of such Cleanup Costs (a 'Superlien'). All subsequent liens on such property are subordinated to such Superlien and, in some states, even prior recorded liens are subordinated to such Superliens. In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.

                                       56


                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary is based on the opinion of Stroock & Stroock & Lavan, special counsel to the Depositor ('Federal Tax Counsel'), as to the material federal income tax consequences of the purchase, ownership and disposition of Certificates. The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Certificates as 'capital assets' (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue
Code of 1986, as amended (the 'Code'), but much of the discussion is applicable to other investors as well. Because tax consequences may vary based on the status or tax attributes of the owner of a Certificate, prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Certificates. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise) any reference to the 'Certificateholder' or 'Holder' means the beneficial owner of a Certificate.

     The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this summary is based are subject to change, and such a change could apply retroactively.

     The federal income tax consequences to Holders will vary depending on whether an election is made to treat the Trust (or certain assets of the Trust) relating to a particular Series of Certificates as a real estate mortgage investment conduit ('REMIC') under the Code or the Certificates represent an ownership interest for federal income tax purposes in some or all of the assets included in the Trust for a Series. The Prospectus Supplement for each Series of Certificates will specify how the Certificates will be treated for federal income tax purposes and will discuss whether a REMIC election, will be made with respect to such Series.

REMIC ELECTIONS

     Under the Code, an election may be made with respect to each Trust related to a Series of Certificates to treat such Trust or certain assets of such Trust as a REMIC. The Prospectus Supplement for each Series of Certificates will indicate whether a REMIC election will be made with respect to the related
Trust. To the extent provided in the Prospectus Supplement for a Series, Certificateholders may also have the benefit of a reserve fund and of certain agreements (each, a 'Yield Supplement Agreement') under which payment will be made from the reserve fund in the event that interest accrued on the Mortgage
Assets at their Mortgage Rates or pass-through rates is insufficient to pay interest on the Certificates of such Series (a 'Basis Risk Shortfall'). If a

REMIC election is to be made, the Prospectus Supplement will designate the Certificates of such Series as 'regular interests' ('REMIC Regular
Certificates') in the REMIC (within the meaning of Section 860G(a)(1) of the
Code) or as the 'residual interest' ('REMIC Residual Certificates') in the REMIC
(within the meaning of Section 860G(a)(2) of the Code). The terms 'REMIC
Certificates' and 'Non-REMIC Certificates' denote, respectively, Certificates of a Series with respect to which a REMIC election will, or will not, be made. The discussion below is divided into two parts, the first part applying only to REMIC Certificates and the second part applying only to Non-REMIC Certificates.

REMIC CERTIFICATES

     With respect to each Series of REMIC Certificates, the Trustee will agree in the Agreement to elect to treat the related Trust or certain assets of such Trust as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. In the opinion of Federal Tax Counsel, upon the issuance of each Series of REMIC Certificates for which a REMIC election is to be made, under then existing law and assuming a proper and timely REMIC election and ongoing compliance with the provisions of the Agreement and applicable provisions of the Code and applicable Treasury regulations, the related Trust or certain assets of such Trust will

                                       57


be a REMIC and the REMIC Certificates will be considered to evidence ownership of 'regular interests' or 'residual interests' within the meaning of the REMIC provisions of the Code.

     To the extent provided in the Prospectus Supplement for a Series, Holders of REMIC Regular Certificates who are entitled to payments from the reserve fund in the event of a Basis Risk Shortfall will be required to allocate their purchase price between their beneficial ownership interests in the related REMIC regular interests and Yield Supplement Agreements, and will be required to report their income realized with respect to each, calculated taking into account such allocation. In general, such allocation would be based on the respective fair market values of the REMIC regular interests and the related
Yield Supplement Agreements on the date of purchase of the related Certificate.
However, a portion of the purchase price of a REMIC Regular Certificate should be allocated to accrued but unpaid interest, if any. No representation is or will be made as to the fair market value of the Yield Supplement Agreements or the relative values of the REMIC regular interests and the Yield Supplement
Agreements, upon initial issuance of the related REMIC Regular Certificates or at any time thereafter. REMIC Regular Certificateholders are advised to consult their own tax advisors concerning the determination of such fair market values.
Under the Agreement, holders of applicable Classes of REMIC Regular Certificates will agree that, for federal income tax purposes, they will be treated as owners of the respective Class of regular interests and of the corresponding Yield
Supplement Agreement.

     Status of REMIC Certificates as Real Property Loans.  The REMIC
Certificates will be 'real estate assets' for purposes of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code (assets qualifying under one or both of those sections, applying each section separately, 'qualifying assets') to the extent that the REMIC's assets are qualifying assets, but not to the extent that the REMIC's assets consist of Yield Supplement Accounts. However, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the REMIC Certificates will be qualifying assets. Similarly, income on the REMIC Certificates will be treated as 'interest on obligations secured by mortgages on real property' within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to Mortgage Assets, the REMIC's assets will include payments on Mortgage Assets held pending distribution to Holders of REMIC Certificates, amounts in reserve accounts (if any), other credit enhancements (if any) and possibly buydown funds ('Buydown Funds'). The Mortgage
Assets will be qualifying assets under the foregoing sections of the Code except to the extent provided in the Prospectus Supplement. The regulations under Sections 860A through 860G of the Code (the 'REMIC Regulations') treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets.
Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on Mortgage Assets and held pending distribution to Holders of Certificates ('cash flow investments') will be treated as qualifying assets. It is unclear and Federal Tax Counsel is unable to opine whether reserve funds or Buydown Funds would also constitute qualifying assets under any of those provisions. The Prospectus Supplement for each Series will indicate (if applicable) that it has Buydown Funds. The REMIC Certificates will not be 'residential loans' for purposes of the residential loan requirement of Section
593(g)(4)(B) of the Code.

TIERED REMIC STRUCTURES

     For certain Series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust as REMICs ('Tiered
REMICs') for federal income tax purposes. In the opinion of Federal Tax Counsel, upon the issuance of any such Series of Certificates, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered
REMICs, respectively, will be considered to evidence ownership of 'regular interests' or 'residual interests' in the related REMIC within the meaning of the REMIC provisions of the Code.

     Solely for purposes of determining whether the REMIC Certificates will be 'real estate assets' within the meaning of Section 856(c)(5)(A) of the Code, and assets described in Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

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REMIC REGULAR CERTIFICATES

     Current Income on REMIC Regular Certificates--General. Except as otherwise indicated herein, the REMIC Regular Certificates will be treated for federal income tax purposes (but not necessarily for accounting or other purposes) as debt instruments that are issued by the REMIC on the date of issuance of the REMIC Regular Certificates and not as ownership interests in the REMIC or the REMIC's assets. Holders of REMIC Regular Certificates who would otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Payments of interest on REMIC Regular Certificates may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the REMIC Regular Certificate is outstanding. The definition of a variable rate for purposes of the REMIC
Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in sections 1271 through 1275 of the Code and the regulations thereunder (the 'OID Regulations') with certain modifications and permissible variations. See 'REMIC Regular
Certificates--Current Income on REMIC Regular Certificates--Original Issue
DiscountVariable Rate REMIC Regular Certificates,' below, for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations.
In contrast to the OID Regulations, for purposes of the REMIC Regulations, a qualified floating rate does not include any multiple of a qualified floating rate (also excluding multiples of qualified floating rates that themselves would constitute qualified floating rates under the OID Regulations), and the characterization of a variable rate that is subject to a cap, floor or similar restriction as a qualified floating rate for purposes of the REMIC Regulations will not depend upon the OID Regulations relating to caps, floors, and similar restrictions. See 'REMIC Regular Certificates--Current Income on REMIC Regular
CertificatesOriginal Issue DiscountVariable Rate REMIC Regular Certificates,' below, for a discussion of the OID Regulations relating to caps, floors and similar restrictions. A qualified floating rate, as defined above for purposes of the REMIC Regulations (a 'REMIC qualified floating rate'), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified floating rate is set at a 'current rate' as defined in the OID Regulations. In addition, a rate equal to the highest, lowest or an average of two or more REMIC qualified floating rates qualifies as a variable rate for REMIC purposes. A
REMIC Regular Certificate may also have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations. Further, a REMIC
Regular Certificate may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier. An otherwise permissible variable rate for a REMIC Regular
Certificate, described above, will not lose its character as such because it is subject to a floor or a cap, including a 'funds available cap' as that term is defined in the REMIC Regulations. Lastly, a REMIC Regular Certificate will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

     Original Issue Discount. REMIC Regular Certificates of certain Series may be issued with 'original issue discount' within the meaning of Section 1273(a)

of the Code. Holders of REMIC Regular Certificates issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest. The Code requires that information with respect to the original issue discount accruing on any REMIC Regular Certificate be reported periodically to the Internal Revenue Service and to certain categories of holders of such REMIC Regular Certificates.

     Each Trust will report original issue discount, if any, to the Holders of REMIC Regular Certificates based on the OID Regulations. Proposed OID
Regulations concerning contingent payment have not been finalized.

     These rules provide that, in the case of a debt instrument such as a REMIC
Regular Certificate, (i) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the
'Prepayment Assumption'), and (ii) adjustments will be made in the amount and rate of

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accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued. The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the REMIC Regular Certificates will be the rate used in pricing the initial offering of the securities. The Prospectus
Supplement for each Series of REMIC Regular Certificates will specify the Prepayment Assumption, but no representation is made that the REMIC Regular
Certificates will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

     In general, a REMIC Regular Certificate will be considered to be issued with original issue discount if its stated redemption price at maturity exceeds its issue price. Except as discussed below under 'Payment Lag REMIC Regular
Certificates; Initial Period Considerations' and 'Qualified Stated Interest,' and in the case of certain Variable Rate REMIC Regular Certificates (as defined below) and accrual certificates, the stated redemption price at maturity of a REMIC Regular Certificate is its principal amount. Under the REMIC Regulations, the issue price of a REMIC Regular Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the Class of REMIC Regular Certificates was sold. The issue price will be reduced if any portion of such price is allocable to a related Yield Supplement
Agreement. Notwithstanding the general definition of original issue discount, such discount will be considered to be zero for any REMIC Regular Certificate on which such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a REMIC Regular Certificate apparently is computed for purposes of this de minimis rule as the sum, for all distributions included in the stated redemption price at maturity of the REMIC Regular Certificate, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years)

from the Closing Date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the REMIC Regular Certificate's stated redemption price at maturity.
The OID Regulations provide that holders will include any de minimis original issue discount ratably as payments of stated principal are made on the REMIC
Regular Certificates.

     The holder of a REMIC Regular Certificate issued with original issue discount must include in gross income the sum of the 'daily portions' of such original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate. In the case of an original holder of a REMIC
Regular Certificate, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an 'accrual period') that begins on the day following a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the next succeeding Distribution Date. The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

     The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on the REMIC Regular Certificate during the accrual period that are included in such REMIC Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the REMIC Regular Certificates will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the REMIC Regular
Certificates. For these purposes, the original yield to maturity of the REMIC
Regular Certificates will be calculated based on their issue price and assuming that the REMIC Regular Certificates will be prepaid in accordance with the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such REMIC
Regular Certificate, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods that were included in such REMIC Regular Certificate's stated redemption price at maturity.

     The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption. If original issue discount accruing during

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any accrual period computed as described above is negative, it is likely that a Holder will be entitled to offset such amount only against positive original issue discount accruing on such REMIC Regular Certificate in future accrual periods. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder is entitled. It is unclear, and Federal Tax Counsel is unable to opine, whether the Prepayment Assumption is taken into account for this purpose.

     A subsequent holder that purchases a REMIC Regular Certificate issued with original issue discount at a cost less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such REMIC Regular Certificate, the daily portions of original issue discount with respect to the REMIC Regular
Certificate, calculated as described above. However, if (i) the excess of the remaining stated redemption price at maturity over such cost is less than (ii) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such REMIC Regular Certificate, then such daily portions will be reduced proportionately in determining the income of such holder.

     Qualified Stated Interest. Interest payable on a REMIC Regular Certificate which qualifies as 'qualified stated interest' for purposes of the OID
Regulations will not be includable in stated price at maturity of the REMIC
Regular Certificate. Interest payments will not qualify as qualified stated interest unless the interest payments are 'unconditionally payable.'
Accordingly, if the interest on a REMIC Regular Certificate does not constitute
'qualified stated interest,' the REMIC Regular Certificate will have original issue discount. Interest payments will not qualify as qualified stated interest unless the interest payments are 'unconditionally payable.' The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations. It is unclear whether the terms and conditions of the Mortgage Assets underlying the REMIC Regular
Certificates or the terms and conditions of the REMIC Regular Certificates are considered when determining whether the likelihood of late payment or nonpayment of interest is a remote contingency. Any terms or conditions that do not reflect arm's length dealing or that the holder does not intend to enforce are not considered.

     Premium. A purchaser of a REMIC Regular Certificate that purchases such REMIC Regular Certificate at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such REMIC Regular
Certificate at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the REMIC
Regular Certificate. The Prepayment Assumption is probably taken into account in determining the life of the REMIC Regular Certificate for this purpose. Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the REMIC Regular Certificate.

     Payment Lag REMIC Regular Certificates; Initial Period
Considerations. Certain REMIC Regular Certificates will provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date.

Any interest that accrues prior to the Closing Date may be treated under the OID
Regulations either (i) as part of the issue price and the stated redemption price at maturity of the REMIC Regular Certificates or (ii) as not included in the issue price or the stated redemption price. The OID Regulations would provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods.
In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

     Variable Rate REMIC Regular Certificates.  Under the OID Regulations, REMIC
Regular Certificates paying interest at a variable rate (a 'Variable Rate REMIC
Regular Certificate') are subject to special rules. A Variable Rate REMIC
Regular Certificate will qualify as a 'variable rate debt instrument' if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate REMIC Regular Certificate by more than a specified de minimis amount and (ii) it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates, (b) a single fixed rate and one or more

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qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate.

     A 'qualified floating rate' is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate REMIC Regular Certificate is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID
Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate REMIC Regular Certificate will be treated as a single qualified floating rate (a 'Presumed Single Qualified Floating Rate'). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate.
Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate under the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate REMIC
Regular Certificate or the restriction is not reasonably expected as of the issue date to significantly affect the yield of the Variable Rate REMIC Regular

Certificate.

     An 'objective rate' is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the Internal Revenue Service in the future. An interest rate on a REMIC Regular
Certificate that is the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC should constitute an objective rate.
Despite the foregoing, a variable rate of interest on a Variable Rate REMIC
Regular Certificate will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate REMIC Regular Certificate's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate REMIC Regular Certificate's term. Further, an objective rate does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer). An objective rate will qualify as a 'qualified inverse floating rate' if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Rate REMIC Regular Certificate provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate REMIC Regular Certificate's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a 'Presumed Single Variable Rate'). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

     For Variable Rate REMIC Regular Certificates that qualify as a 'variable rate debt instrument' under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed
Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a 'Single Variable Rate REMIC Regular Certificate'), original issue discount is computed as described in 'REMIC Regular Certificates--Current Income on REMIC Regular Certificates--Original Issue Discount' based on the following:
(i) stated interest on the Single Variable Rate REMIC Regular Certificate which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest and (ii) by assuming that the variable rate on the Single Variable Rate REMIC Certificate is a fixed rate equal to: (a) in the case of a Single Variable Rate REMIC
Regular Certificate with a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable
Rate REMIC Regular Certificate with an objective rate

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(other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate REMIC Regular
Certificate.

     In general, any Variable Rate REMIC Regular Certificate other than a Single
Variable Rate REMIC Regular Certificate (a 'Multiple Variable Rate REMIC Regular
Certificate') that qualifies as a 'variable rate debt instrument' will be converted into an 'equivalent' fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate REMIC Regular Certificate. The OID
Regulations generally require that such a Multiple Variable Rate REMIC Regular
Certificate be converted into an 'equivalent' fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate REMIC Regular
Certificate with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple
Variable Rate REMIC Regular Certificate's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable
Rate REMIC Regular Certificate. In the case of a Multiple Variable Rate REMIC
Regular Certificate that qualifies as a 'variable rate debt instrument' and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate REMIC Regular Certificate provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate REMIC
Regular Certificate as of the Multiple Variable Rate REMIC Regular Certificate's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate REMIC Regular Certificate is then converted into an 'equivalent' fixed rate debt instrument in the manner described above.

     Once the Multiple Variable Rate REMIC Regular Certificate is converted into an 'equivalent' fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the 'equivalent' fixed rate debt instrument by applying the original issue discount rules to the 'equivalent' fixed rate debt instrument in the manner described in 'REMIC Regular Certificates--Current Income on REMIC
Regular Certificates--Original Issue Discount'. A Holder of the Multiple
Variable Rate REMIC Regular Certificate will account for such original issue discount and qualified stated interest as if the Holder held the 'equivalent' fixed rate debt instrument. In each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the 'equivalent' fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate REMIC Regular Certificate during the accrual period.


     If a Variable Rate REMIC Regular Certificate does not qualify as a 'variable rate debt instrument' under the OID Regulations, then the Variable
Rate REMIC Regular Certificate would be treated as a contingent payment debt obligation. It is not clear under current law how a Variable Rate REMIC Regular
Certificate would be taxed if such REMIC Regular Certificate were treated as a contingent payment debt obligation since the OID Regulations relating to contingent payment debt obligations do not apply to REMIC regular interests.

     Interest-Only REMIC Regular Certificates. The Trust intends to report income from interest-only Classes of REMIC Regular Certificates to the Internal
Revenue Service and to Holders of interest-only REMIC Regular Certificates based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the Prepayment Assumption. As a result, such interest-only REMIC Regular Certificates will be treated as having original issue discount.

     Market Discount. A holder that acquires a REMIC Regular Certificate at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or a prepayment. In particular, the Holder of the REMIC Regular Certificate will be required to allocate that principal distribution first to the portion of the market discount on such REMIC Regular Certificate that has accrued but has not previously been includable in income,

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and will recognize ordinary income to that extent. In general terms, unless
Treasury regulations when issued state otherwise, market discount on a REMIC
Regular Certificate may be treated, at the Holder's election, as accruing either
(i) under a constant yield method, taking into account the Prepayment
Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to payments of interest at the Pass-Through Rate).

     In addition, a Holder may be required to defer deductions for a portion of the Holder's interest expense on any debt incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. The deferred portion of any interest deduction would not exceed the portion of the market discount on the REMIC Regular Certificate that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or sale of, the REMIC Regular Certificate. The Code requires that information necessary to compute accruals of market discount be reported periodically to the Internal Revenue Service and to certain categories of Holders of REMIC Regular Certificates.

     Notwithstanding the above rules, market discount on a REMIC Regular
Certificate will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such REMIC Regular
Certificate multiplied by its weighted average remaining life. Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under 'Current Income on REMIC Regular
Certificates--Original Issue Discount'), taking into account distributions
(including prepayments) prior to the date of acquisition of such REMIC Regular
Certificate by the subsequent purchaser. If market discount on a REMIC Regular
Certificate is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on the REMIC
Regular Certificate in proportion to the amounts of such principal distributions, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

     Election to Treat All Interest Under the Constant Yield Rules.  Under the
OID Regulations all Holders may elect to include in gross income all interest that accrues on a debt instrument issued after April 4, 1994 by using the constant yield method. For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium. Holders of REMIC Regular Certificates should consult their own tax advisors regarding the availability or advisability of such an election.

     Sales of REMIC Regular Certificates. If a REMIC Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular
Certificate. A Holder's adjusted basis in a REMIC Regular Certificate generally equals the cost of the REMIC Regular Certificate to the Holder, increased by income reported by the Holder with respect to the REMIC Regular Certificate and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the Holder and by amortized premium. Except as indicated in the next two paragraphs, any such gain or loss generally will be capital gain or loss provided the REMIC Regular Certificate is held as a capital asset.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includable in the seller's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of 'the applicable Federal rate' (generally, an average of current yields on Treasury securities), determined as of the date of purchase of the REMIC Regular Certificate, over
(ii) the amount actually includable in the seller's income. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the REMIC Regular Certificate was held by such seller, reduced by any market discount includable in income under the rules described above under 'Current Income on REMIC Regular Certificates Market Discount.'

     REMIC Regular Certificates will be 'evidences of indebtedness' within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a REMIC Regular Certificate by a bank or other financial institution to which such section applies would be ordinary income or loss.

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     Termination. The REMIC will terminate, if not earlier, shortly following the REMIC's receipt of the final payment in respect of the Mortgage Assets. The last distribution on a REMIC Regular Certificate will be treated as a payment in full retirement of a debt instrument.

TAX TREATMENT OF YIELD SUPPLEMENT AGREEMENTS

     Whether a Holder of a REMIC Regular Certificate of a Series will have a separate contractual right to payments under a Yield Supplement Agreement, and the tax treatment of such payments, if any, will be addressed in the related
Prospectus Supplement.

REMIC RESIDUAL CERTIFICATES

     Because the REMIC Residual Certificates will be treated as 'residual interests' in the REMIC, each Holder of a REMIC Residual Certificate will be required to take into account its daily portion of the taxable income or net loss of the REMIC for each day during the calendar year on which it holds its REMIC Residual Certificate. The daily portion is determined by allocating to each day in a calendar quarter a ratable portion of the taxable income or net loss of the REMIC for that quarter and allocating such daily amounts among the Holders on such day in proportion to their holdings. All income or loss of the REMIC taken into account by a Holder of a REMIC Residual Certificate must be treated as ordinary income or loss as the case may be. Income from residual interests is 'portfolio income' which cannot be offset by 'passive activity losses' in the hands of individuals or other persons subject to the passive loss rules. The Code also provides that all residual interests must be issued on the REMIC's startup day and designated as such. For this purpose, 'startup day' means the day on which the REMIC issues all of its regular and residual interests, and under the REMIC Regulations may, in the case of a REMIC to which property is contributed over a period of up to ten consecutive days, be any day designated by the REMIC within such period.

     The taxable income of the REMIC, for purposes of determining the amounts taken into account by Holders of REMIC Residual Certificates, is determined in the same manner as in the case of an individual, with certain exceptions. The accrual method of accounting must be used and the taxable year of the REMIC must be the calendar year. The basis of property contributed to the REMIC in exchange for regular or residual interests is its fair market value immediately after the transfer. The REMIC Regulations determine the fair market value of the contributed property by deeming it equal to the aggregate issue prices of all regular and residual interests in the REMIC. A REMIC Regular Certificate will be considered indebtedness of the REMIC. Market discount on any of the Mortgage
Assets held by the REMIC must be included in the income of the REMIC as it accrues, rather than being included in income only upon sale of the Mortgage
Assets or as principal on the Mortgage Assets is paid. The REMIC is not entitled to any personal exemptions or to deductions for taxes paid to foreign countries and U.S. possessions, charitable contributions or net operating losses, or to certain other deductions to which individuals are generally entitled. Income or loss in connection with a 'prohibited transaction' is disregarded. See
'Prohibited Transactions.'

     As previously discussed, the timing of recognition of negative original issue discount, if any, on a REMIC Regular Certificate is uncertain. As a result, the timing of recognition of the related REMIC taxable income is also uncertain. Although not entirely free from doubt, the related REMIC taxable income may be recognized when the adjusted issue price of such REMIC Regular
Certificate would exceed the maximum amount of future payments with respect to such REMIC Regular Certificate. It is unclear, and Federal Tax Counsel is unable to opine, whether the Prepayment Assumption is taken into account for this purpose.

     A REMIC Residual Certificate has a tax basis in its Holder's hands that is distinct from the REMIC's basis in its assets. The tax basis of a REMIC Residual
Certificate in its Holder's hands will be its cost (i.e., the purchase price of the REMIC Residual Certificate), and will be reduced (but not below zero) by the Holder's share of cash distributions and losses and increased by its share of taxable income from the REMIC.

     If in any year cash distributions to a Holder of a REMIC Residual
Certificate exceed its share of the REMIC's taxable income, the excess will constitute a return of capital to the extent of the Holder's basis in its REMIC
Residual Certificate. A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the Holder in its REMIC
Residual Certificate (but not below zero). If a REMIC Residual Certificate's basis is reduced to zero, any cash distributions with respect to that REMIC
Residual Certificate in

                                       65


any taxable year in excess of its share of the REMIC's income would be taxable to the Holder as gain on the sale or exchange of its interest in the REMIC.

     The losses of the REMIC taken into account by a Holder of a REMIC Residual
Certificate in any quarter may not exceed the Holder's basis in its REMIC
Residual Certificate. Any excess losses may be carried forward indefinitely to future quarters subject to the same limitation.

     There is no REMIC counterpart to the partnership election under Code
Section 754 to increase or decrease the partnership's basis in its assets by reference to the adjusted basis to subsequent partners of their partnership interest. The REMIC Regulations do not provide for a similar election or other adjustment. Consequently, a subsequent purchaser of a REMIC Residual Certificate at a premium will not be able to use the premium to reduce his share of the REMIC's taxable income.

     Mismatching of Income and Deductions; Excess Inclusions. The taxable income recognized by the Holder of a REMIC Residual Certificate in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and discount income (or deductions for amortization of premium) with respect to Mortgage Assets, on the one hand, and the timing of deductions for interest (including original issue discount) on the REMIC Regular Certificates, on the other. In the case of multiple Classes of REMIC Regular Certificates issued at different yields, and having different weighted average lives, taxable income recognized by the Holders of REMIC
Residual Certificates may be greater than cash flow in earlier years of the

REMIC (with a corresponding taxable loss or less taxable income than cash flow in later years). This may result from the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC
Regular Certificates, will increase over time as the shorter term, lower yielding Classes of REMIC Regular Certificates are paid, whereas interest income from the Mortgage Assets may not increase over time as a percentage of the outstanding principal amount of the Mortgage Assets.

     In the case of Tiered REMICs, the OID Regulations provide that the regular interests in the REMIC which directly owns the Mortgage Assets (the 'Lower Tier
REMIC') will be treated as a single debt instrument for purposes of the original issue discount provisions. Therefore, the Trust will calculate the taxable income of Tiered REMICs by treating the Lower Tier REMIC regular interests as a single debt instrument.

     Any 'excess inclusions' with respect to a REMIC Residual Certificate will be subject to certain special rules. The excess inclusions with respect to a REMIC Residual Certificate are equal to the excess, if any, of its share of REMIC taxable income for the quarterly period over the sum of the daily accruals for such quarterly period. The daily accrual for any day on which the REMIC
Residual Certificate is held is determined by allocating to each day in a quarter its allocable share of the product of (A) 120% of the long-term applicable Federal rate (for quarterly compounding) that would have applied to the REMIC Residual Certificates (if they were debt instruments) on the closing date under Code Section 1274(d)(1) and (B) the adjusted issue price of such REMIC Residual Certificates at the beginning of a quarterly period. For this purpose, the adjusted issue price of such REMIC Residual Certificate at the beginning of a quarterly period is the issue price of such Certificates plus the amount of the daily accruals of REMIC taxable income for all prior quarters, decreased by any distributions made with respect to such Certificates prior to the beginning of such quarterly period.

     The excess inclusions of a REMIC Residual Certificate may not be offset by other deductions, including net operating loss carryforwards, on a Holder's return.

     Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) the alternative minimum taxable income of a taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions, (ii) the alternative minimum taxable income of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and (iii) the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions.

     If the Holder of a REMIC Residual Certificate is an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income of such holder for purposes of Code Section 511. In addition, the Code provides that under Treasury regulations, if a real estate investment trust ('REIT') owns a REMIC
Residual Certificate, to the extent excess inclusions of the REIT exceed its real estate investment trust taxable income (excluding net capital gains) the excess inclusions


                                       66


would be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Excess inclusions derived by regulated investment companies ('RICs'), common trust funds, and subchapter T cooperatives must be allocated to the shareholders of such entities using rules similar to those applicable to REITs. The Internal Revenue Service has not yet adopted or proposed such regulations as to REITs, RICs, or similar entities. A life insurance company cannot adjust its reserve with respect to variable contracts to the extent of any excess inclusion, except as provided in regulations.

     The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the REMIC Residual Certificates is not considered to be 'significant,' then the entire share of REMIC taxable income of a Holder of a REMIC Residual Certificate may be treated as excess inclusions subject to the foregoing limitations. This authority has not been exercised to date.

     The REMIC is subject to tax at a rate of 100 percent on any net income it derived from 'prohibited transactions.' In general, 'prohibited transaction' means the disposition of a Mortgage Asset other than pursuant to specified exceptions, the receipt of income as compensation for services, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, or gain from the disposition of an asset representing a temporary investment of payments on the Mortgage Assets pending distribution on the REMIC
Certificates. In addition, a tax is imposed on the REMIC equal to 100 percent of the value of certain property contributed to the REMIC after its 'startup day.'
No REMIC in which interests are offered hereunder will accept contributions that would be subject to such tax. This provision will not affect the REMIC's ability to accept substitute Mortgage Assets or to sell defective Mortgage Assets in accordance with the Agreement.

     A REMIC is subject to a tax (deductible from its income) on any 'net income from foreclosure property' (determined in accordance with Section 857(b)(4)(B) of the Code as if the REMIC were a REIT).

     Any tax described in the two preceding paragraphs that may be imposed on the Trust initially would be borne by the Holders of the REMIC Residual
Certificates in the related REMIC rather than by the Holders of REMIC Regular
Certificates, unless otherwise specified in the Prospectus Supplement.

     Dealers' Ability to Mark to Market REMIC Residual Certificates. Temporary regulations provide that 'negative-value' REMIC Residual Certificates are not securities and cannot be marked to market pursuant to Section 475 of the Code
(relating to the requirement that dealers in securities mark them to market). A
REMIC Residual Certificate is a negative-value REMIC Residual Certificate if on the date the dealer acquires the REMIC Residual Certificate the present value of the anticipated tax liabilities associated with holding the REMIC Residual
Certificate (net of the present value of the tax savings resulting from losses associated with holding the REMIC Residual Certificate) exceeds the present value of the expected future distributions on the REMIC Residual Certificate.

Pursuant to the temporary regulations, the Commissioner has the authority to treat REMIC Residual Certificates which have the same economic effect as a negative-value REMIC Residual Certificate as not being a security for purposes of Section 475 of the Code. Proposed regulations would provide that all REMIC
Residual Certificates acquired on or after January 4, 1995 are not securities and cannot be marked to market pursuant to Section 475 of the Code.

     The anticipated and expected tax consequences and distributions are determined by taking into account events that have occurred through the date of acquisition, the Prepayment Assumption and reinvestment assumption adopted when the residual was created, and by taking account of required liquidations and required or permitted clean-up calls.

TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Tax on Disposition of REMIC Residual Certificates.  The sale of a REMIC
Residual Certificate by a Holder will result in gain or loss equal to the difference between the amount realized on the sale and the adjusted basis of the REMIC Residual Certificate.

     If the seller of a REMIC Residual Certificate held the REMIC Residual
Certificate as a capital asset, the gain or loss generally will be capital gain or loss. However, under Code Section 582(c), the sale of a REMIC Residual
Certificate by certain banks and other financial institutions will be considered a sale of property other than a capital asset, resulting in ordinary income or loss. Although the tax treatment with respect to a REMIC

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Residual Certificate that has unrecovered basis after all funds of the Trust have been distributed is unclear, the holder presumably would be entitled to claim a loss in the amount of the unrecovered basis.

     The Code provides that, except as provided in Treasury regulations (which have not yet been issued), if a holder sells a REMIC Residual Certificate and acquires the same or other REMIC Residual Certificates, residual interests in another REMIC, or any similar interests in a 'taxable mortgage pool' (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the 'wash sale' rules of Section 1091 of the Code. In that event, any loss realized by the seller on the sale generally will not be currently deductible.

     A tax is imposed on the transfer of any residual interest in a REMIC to a 'disqualified organization.' The tax is imposed on the transferor, or, where the transfer is made through an agent of the disqualified organization, on the agent. 'Disqualified organizations' include for this purpose the United States, any State or political subdivision thereof, any foreign government, any international organization or agency or instrumentality of the foregoing (with an exception for certain taxable instrumentalities of the United States, of a State or of a political subdivision thereof), any rural electrical and telephone cooperative, and any tax-exempt entity (other than certain farmers' cooperatives) not subject to the tax on unrelated business income.


     The amount of tax to be paid by the transferor on a transfer to a disqualified organization is equal to the present value of the total anticipated excess inclusions for periods after such transfer with respect to the interest transferred multiplied by the highest corporate rate of tax. The transferor (or agent, as the case may be) will be relieved of liability so long as the transferee furnishes an affidavit that it is not a disqualified organization and the transferor or agent does not have actual knowledge that the affidavit is false. Under the REMIC Regulations, an affidavit will be sufficient if the transferee furnishes (A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a disqualified organization.

     Treatment of Payments to a Transferee in Consideration of Transfer of a REMIC Residual Certificate. The federal income tax consequences of any consideration paid to a transferee on a transfer of an interest in a REMIC
Residual Certificate are unclear. The preamble to the REMIC Regulations indicates that the Internal Revenue Service is considering the tax treatment of these types of residual interests. A transferee of such an interest should consult its own tax advisors.

     Restrictions on Transfer; Holding by Pass-Through Entities. An entity or segregated pool of assets cannot qualify as a REMIC absent reasonable arrangements designed to ensure that (1) residual interests in such entity or segregated pool are not held by disqualified organizations and (2) information necessary to calculate the tax due on transfers to disqualified organizations
(i.e., a computation of the present value of the excess inclusions) is made available by the REMIC. The governing instruments of a Trust will contain provisions designed to ensure the foregoing, and any transferee of a REMIC
Residual Certificate must execute and deliver an affidavit stating that neither the transferee nor any person for whose account such transferee is acquiring the REMIC Residual Certificate is a disqualified organization. In addition, as to the requirement that reasonable arrangements be made to ensure that disqualified organizations do not hold a residual interest in the REMIC, the REMIC
Regulations require that notice of the prohibition be provided either through a legend on the certificate that evidences ownership, or through a conspicuous statement in the prospectus or other offering document used to offer the residual interest for sale. As to the requirement that sufficient information be made available to calculate the tax on transfers to disqualified organizations
(or the tax, discussed below, on pass-through entities, interests in which are held by disqualified organizations), the REMIC Regulations further require that such information also be provided to the Internal Revenue Service.

     A tax is imposed on 'pass-through entities' holding residual interests where a disqualified organization is a record holder of an interest in the pass-through entity. 'Pass-through entity' is defined for this purpose to include RICs, REITs, common trust funds, partnerships, trusts, estates, and subchapter T cooperatives. Except as provided in regulations, nominees holding interests in a 'pass-through entity' for another person will also be treated as 'pass-through entities' for this purpose. The tax is equal to the amount of excess inclusions allocable to the disqualified organization for the taxable year multiplied by the highest corporate rate of tax, and is deductible by the 'pass-through entity' against the gross amount of ordinary income of the entity.


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     The Agreement provides that any attempted transfer of a beneficial or record interest in a REMIC Residual Certificate will be null and void unless the proposed transferee provides to the Trustee an affidavit that such transferee is not a disqualified organization.

     Legislation has been introduced which would provide that partners of certain partnerships having a large number of partners will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if such partnerships hold residual interests in a REMIC. When applicable, the legislation would disallow 70 percent of a large partnership's miscellaneous itemized deductions, including deductions for servicing and guaranty fees and any expenses of the REMIC, although the remaining deductions would not be subject to the 2 percent floor applicable to individual partners.
See 'Deductibility of Trust Expenses' below. No prediction can be made regarding whether such legislation or similar legislation will be enacted.

     The REMIC Regulations provide that a transfer of a 'noneconomic residual interest' will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a 'noneconomic residual interest' unless, at the time of the transfer (1) the present value of the expected future distributions on the residual interest at least equals the product of (x) the present value of all anticipated excess inclusions with respect to the residual interest and (y) the highest corporate tax rate, and (2) the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on such excess inclusion accrue, sufficient to pay the taxes thereon. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had 'improper knowledge') that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to have improper knowledge if (i) the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future, and (ii) the transferee represents to the transferor that (A) the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and (B) the transferee intends to pay the taxes associated with owning the residual interest as they come due. Any transferee of a REMIC
Residual Certificate must execute and deliver to the transferor an affidavit containing the representations described in (ii) above. A different formulation of this rule applies to transfers of REMIC Residual Certificates by or to foreign transferees. See 'Foreign Investors' below.

DEDUCTIBILITY OF TRUST EXPENSES

     A holder that is an individual, estate or trust will be subject to the limitation with respect to certain itemized deductions described in Code Section

67, to the extent that such deductions, in the aggregate, do not exceed two percent of the Holder's adjusted gross income, and such Holder may not be able to deduct such fees and expenses to any extent in computing such Holder's alternative minimum tax liability. In addition, the amount of itemized deductioins otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the 'applicable amount' ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or
(ii) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. Such deductions will include servicing, guarantee, and administrative fees paid to the servicer of the Mortgage Assets. These deductions will be allocated entirely to the Holders of the REMIC Residual
Certificates in the case of REMIC Trusts with multiple Classes of REMIC Regular
Certificates that do not pay their principal amounts ratably. As a result, the REMIC will report additional taxable income to Holders of REMIC Residual
Certificates in an amount equal to their allocable share of such deductions, and individuals, estates, or trusts holding an interest in such REMIC Residual
Certificates may have taxable income in excess of the cash received. In the case of a 'single-Class REMIC,' as defined in applicable Treasury regulations, such deductions will be allocated proportionately among the REMIC Regular
Certificates and REMIC Residual Certificates based on the relative daily amounts of income accruing on such Certificates.

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FOREIGN INVESTORS

     REMIC Regular Certificates.  Except as discussed below, a Holder of a REMIC
Regular Certificate who is not a 'United States person' (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that (i) the Holder complies to the extent necessary with certain identification requirements, including timely delivery of a statement, signed by the Holder of the REMIC Regular Certificate under penalties of perjury, certifying that the Holder of the REMIC Regular Certificate is not a United States person and providing the name and address of the Holder, (ii) the Holder is not a '10-percent shareholder' within the meaning of Code Section 871(h)(3)(B), which could be interpreted to apply to a Holder of a REMIC Regular Certificate who holds a direct or indirect 10 percent interest in the REMIC Residual
Certificates, (iii) the holder is not a 'controlled foreign corporation' (as defined in the Code) related to the REMIC or related to a 10 percent Holder of a residual interest in the REMIC, and (iv) the Holder is not engaged in a United
States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a REMIC Regular Certificate. For these purposes, the term 'United
States person' means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate or trust whose income is includable in gross income for United States federal income taxation regardless of its source and (iv) a trust for which one or more
United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January
1, 1997, the term 'United States person' shall include a trust whose income is includible in gross income for United States federal income taxation regardless of source, in lieu of trusts described in (iv) above, unless the trust elects to have its United States status determined under the criteria set forth in (iv) above for tax years ending after August 20, 1996.

     REMIC Residual Certificates. The Conference Report to the Tax Reform Act of 1986 states that amounts paid to foreign persons with respect to residual interests should be considered interest for purposes of the withholding rules.
Interest paid to a foreign person which is not effectively connected with a trade or business of the foreign person in the United States is subject to a 30% withholding tax. The withholding tax on interest does not apply, however, to 'portfolio interest' (if certain certifications as to beneficial ownership are made, as discussed above under 'Foreign Investors--Regular Certificates') or to the extent a tax treaty reduces or eliminates the tax. Treasury regulations provide that amounts paid with respect to residual interests qualify as portfolio interest only if interest on the qualified mortgages held by the REMIC qualifies as portfolio interest. Generally, interest on Mortgage Assets held by a Trust will not qualify as portfolio interest, although interest on the Private
Mortgage-Backed Securities, other pass-through certificates, or REMIC regular interests held by a Trust may quality. In any case, a Holder of a REMIC Residual
Certificate will not be entitled to the portfolio interest exception from the 30% withholding tax (or to any treaty exemption or rate reduction) for that portion of a payment that constitutes excess inclusions. Generally, the withholding tax will be imposed when REMIC gross income is paid or distributed to the Holder of a residual interest or there is a disposition of the residual interest.

     The REMIC Regulations provide that a transfer of a REMIC Residual
Certificate to a foreign transferee will be disregarded for all federal income tax purposes if the transfer has 'tax avoidance potential.' A transfer to a foreign transferee will be considered to have tax avoidance potential unless at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the REMIC Residual Certificate will equal at least 30 percent of the anticipated excess inclusions and (2) such amounts will be distributed at or after the time at which the excess inclusion accrues, but not later than the close of the calendar year following the calendar year of accrual. A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the Mortgage Assets from 50 percent of the Prepayment Assumption to 200 percent of the Prepayment Assumption. A transfer by a foreign transferor to a domestic transferee will likewise be disregarded under the REMIC Regulations if the transfer would have the effect of allowing the foreign transferor to avoid the tax on accrued excess inclusions.

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BACKUP WITHHOLDING

     Distributions made on the REMIC Certificates and proceeds from the sale of

REMIC Certificates to or through certain brokers may be subject to a 'backup' withholding tax of 31 percent of 'reportable payments' (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) unless, in general, the Holder of the REMIC Certificate complies with certain procedures or is an exempt recipient. Any amounts so withheld from distributions on the REMIC Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the Holder's federal income tax.

REMIC ADMINISTRATIVE MATTERS

     The federal information returns for a Trust (Form 1066 and Schedule Q thereto) must be filed as if the Trust were a partnership for federal income tax purposes. Information on Schedule Q must be provided to Holders of REMIC
Residual Certificates with respect to every calendar quarter. Each Holder of a REMIC Residual Certificate will be required to treat items on its federal income tax returns consistently with their treatment on the Trust's information returns unless the Holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from an incorrect schedule received from the Trust. The Trust also will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC taxable income by the Internal Revenue Service. (Treasury Regulations exempt from certain of these procedural rules REMICs having no more than one residual interest holder.) Holders of REMIC Residual Certificates will have certain rights and obligations with respect to any administrative or judicial proceedings involving the Internal Revenue Service. Under the Code and Regulations, a REMIC generally is required to designate a tax matters person.
Generally, subject to various limitations, the tax matters person has authority to act on behalf of the REMIC and the Holders of the REMIC Residual Certificates in connection with administrative determinations and judicial review respecting returns of taxable income of the REMIC.

     Unless otherwise indicated in the Prospectus Supplement, and to the extent allowable, the Master Servicer or its designee will act as the tax matters person for each REMIC. Each holder of a REMIC Residual Certificate, by the acceptance of its interest in the REMIC Residual Certificate, agrees that the Master Servicer or its designee will act as the holder's fiduciary in the performance of any duties required of the Holder in the event that the Holder is the tax matters person.

NON-REMIC CERTIFICATES

     The discussion under this heading applies only to a Series of Certificates with respect to which a REMIC election is not made.

     Tax Status of the Trust. In the opinion of Federal Tax Counsel, upon the issuance of each Series of Non-REMIC Certificates, assuming compliance with the Agreement, the related Trust will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation or a taxable mortgage pool. Accordingly, each holder of a Non-REMIC Certificate will be treated for federal income tax purposes as the owner of an undivided interest in the Mortgage Assets included in the Trust. As further described below, each holder of a Non-REMIC Certificate therefore must report on its federal income tax return the gross income from the portion of the Mortgage Assets that is allocable to such Non-REMIC Certificate and may deduct the portion of the expenses incurred by the Trust that is allocable to such Non-REMIC Certificate, at the same time and to the same extent as such items would be reported by such Holder if it had purchased and held directly such interest in the Mortgage
Assets and received directly its share of the payments on the Mortgage Assets and incurred directly its share of expenses incurred by the Trust when those amounts are received or incurred by the Trust.

     A Holder of a Non-REMIC Certificate that is an individual, estate, or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the Holder's other miscellaneous itemized deductions exceeds two percent of such Holder's adjusted gross income. Moreover, a Holder of a Non-REMIC Certificate that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the 'applicable amount' ($100,000
(or $50,000 in the case of a

                                       71


separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year.
Such deductions will include servicing, guarantee and administrative fees paid to the servicer of the Mortgage Assets. As a result, the Trust will report additional taxable income to holders of Non-REMIC Certificates in an amount equal to their allocable share of such deductions, and individuals, estates, or trusts holding Non-REMIC Certificates may have taxable income in excess of the cash received.

     Status of the Non-REMIC Certificates as Real Property Loans.  The Non-REMIC
Certificates generally will be 'qualifying real property loans' within the meaning of Section 593(d) of the Code, 'real estate assets' for purposes of
Section 856(c)(5)(A) of the Code and 'loanssecured by an interest in real property' within the meaning of Section 7701(a)(19)(C)(v) of the Code, and interest income on the Non-REMIC Certificates generally will be 'interest on obligations secured by mortgages on real property' within the meaning of Section
856(c)(3)(B) of the Code. However, Federal Tax Counsel is unable to opine whether the Non-REMIC Certificates will be qualifying assets under any of the foregoing sections of the Code to the extent that the Trust's assets include
Buydown Funds, reserve funds, or payments on mortgages held pending distribution to Certificateholders.

     Taxation of Non-REMIC Certificates Under Stripped Bond Rules. The federal income tax treatment of the Non-REMIC Certificates will depend on whether they are subject to the rules of section 1286 of the Code (the 'stripped bond rules'). The Non-REMIC Certificates will be subject to those rules if stripped interest-only Certificates are issued. In addition, whether or not stripped interest-only Certificates are issued, the Internal Revenue Service may contend that the stripped bond rules apply on the ground that the Master Servicer's servicing fee, or other amounts, if any, paid to (or retained by) the Master
Servicer or its affiliates, as specified in the applicable Prospectus
Supplement, represent greater than an arm's length consideration for servicing the Mortgage Assets and should be characterized for federal income tax purposes as an ownership interest in the Mortgage Assets. The Internal Revenue Service has taken the position in Revenue Ruling 91-46 that retained interest in excess of reasonable compensation for servicing is treated as a 'stripped coupon' under the rules of Code Section 1286.

     If interest retained for the Master Servicer's servicing fee or other interest is treated as a 'stripped coupon,' the Non-REMIC Certificates will either be subject to the original discount rules or the market discount rules. A holder of a Non-REMIC Certificate will account for any discount on the Non-REMIC
Certificate as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Non-REMIC Certificate was treated as zero under the original issue discount de minimis rule when the Non-REMIC Certificate was stripped or (ii) no more than 100 basis points
(including any amount of servicing in excess of reasonable servicing) is stripped off from the Mortgage Assets. If neither of the above exceptions applies, the original issue discount rules will apply to the Non-REMIC
Certificates.

     If the original issue discount rules apply, the Holder of a Non-REMIC
Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from the Non-REMIC Certificate in each taxable year equal to the income that accrues on the Non-REMIC Certificate in that year calculated under a constant yield method based on the yield of the Non-REMIC Certificate
(or, possibly, the yield of each Mortgage Asset underlying such Non-REMIC
Certificate) to such Holder. Such yield would be computed at the rate (assuming monthly compounding) that, if used in discounting the Holder's share of the payments on the Mortgage Assets, would cause the present value of those payments to equal the price at which the holder purchased the Non-REMIC Certificate. With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires that original issue discount be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. It is unclear, and Federal Tax Counsel is unable to opine, whether such regulations would apply this rule to the Non-REMIC Certificates, whether Section 1272(a)(6) might apply to the Non-REMIC Certificates in the absence of such regulations, or whether the Internal Revenue Service could require use of a reasonable prepayment assumption based on other tax law principles. If required to report interest income on the Non-REMIC Certificates to the Internal Revenue Service under the stripped bond rules, it is anticipated that the Trustee will calculate the yield of the Non-REMIC Certificates based on a representative initial offering price of the Non-REMIC Certificates and a reasonable assumed rate of prepayment of the Mortgage Assets (although such yield may differ from the yield to any particular Holder that would be used in

                                       72


calculating the interest income of such Holder). The Prospectus Supplement for each Series of Non-REMIC Certificates will describe the prepayment assumption that will be used for this purpose, but no representation is made that the

Mortgage Assets will prepay at that rate or at any other rate.

     In the case of a Non-REMIC Certificate acquired at a price equal to the principal amount of the Mortgage Assets allocable to the Non-REMIC Certificate, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Non-REMIC Certificate acquired at a discount or premium
(that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate the reporting of interest income, respectively.

     If a Mortgage Asset is prepaid in full, the holder of a Non-REMIC
Certificate acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Asset that is allocable to the Non-REMIC
Certificate and the portion of the adjusted basis of the Non-REMIC Certificate
(see 'Sales of Non-REMIC Certificates' below) that is allocable to the Mortgage
Asset. The method of allocating such basis among the Mortgage Assets may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the Non-REMIC Certificates for purposes of accruing original issue discount. It is not clear, and Federal Tax Counsel is unable to opine, whether any other adjustments would be required to reflect differences between the prepayment rate that was assumed in calculating yield and the actual rate of prepayments.

     Non-REMIC Certificates of certain Series ('Variable Rate Non-REMIC
Certificates') may provide for a Pass-Through Rate based on the weighted average of the interest rates of the Mortgage Assets held by the Trust, which interest rates may be fixed or may vary based on an index. In the case of a Variable Rate
Non-REMIC Certificate that is subject to the original issue discount rules, the daily portions of original issue discount will be calculated in the same manner as discussed above except the principles discussed in 'REMIC Regular
Certificates--Current Income on REMIC Regular Certificates--Original Issue
Discount--Variable Rate REMIC Regular Certificates' (excluding any cross references to 'REMIC Regular Certificates--Current Income on REMIC Regular
Certificates--Original Issue Discount') will be applied.

     Taxation of Non-REMIC Certificates If Stripped Bond Rules Do Not Apply. If the stripped bond rules do not apply to a Non-REMIC Certificate, then the holder will be required to include in income its share of the interest payments on the Mortgage Assets in accordance with its tax accounting method. In addition, if the Holder purchased the Non-REMIC Certificate at a discount or premium, the Holder will be required to account for such discount or premium in the manner described below. The treatment of any discount will depend on whether the discount is original issue discount as defined in the Code and, in the case of discount other than original issue discount, whether such other discount exceeds a de minimis amount. In the case of original issue discount, the Holder (whether a cash or accrual method taxpayer) will be required to report as additional interest income in each month the portion of such discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of original issue discount to be accrued in each month, if any, will be significant relative to the interest paid currently on the Mortgage Assets. However, original issue discount could arise with respect to a Mortgage Asset ('ARM') that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. The original issue discount for ARMs will be determined under the principles discussed in 'REMIC
Regular Certificates--Current Income on REMIC Regular Certificates--Original
Issue Discount--Variable Rate REMIC Regular Certificates' (excluding any cross references to 'REMIC Regular Certificates--Current Income on REMIC Regular
Certificates--Original Issue Discount').

     If discount other than original issue discount exceeds a de minimis amount
(described below), the Holder will also generally be required to include in income in each month the amount of such discount accrued through such month and not previously included in income, but limited, with respect to the portion of such discount allocable to any Mortgage Asset, to the amount of principal on such Mortgage Asset received by the Trust in that month. Because the Mortgage
Assets will provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount accrues (and therefore at a rate not significantly slower than the rate at which such discount would be included in income if it were original issue discount). The Holder may elect to accrue such discount under a constant yield method based on the yield of the Non-REMIC
Certificate to such Holder. In the absence of such an election, it may be

                                       73


necessary to accrue such discount under a more rapid straight-line method. Under the de minimis rule, market discount with respect to a Non-REMIC Certificate will be considered to be zero if it is less than the product of (i) 0.25% of the principal amount of the Mortgage Assets allocable to the Non-REMIC Certificate and (ii) the weighted average life (in complete years) of the Mortgage Assets remaining at the time of purchase of the Non-REMIC Certificate.

     If a Holder purchases a Non-REMIC Certificate at a premium, such holder may elect under Section 171 of the Code to amortize, as an offset to interest income, the portion of such premium that is allocable to a Mortgage Asset under a constant yield method based on the yield of the Mortgage Asset to such holder, provided that such Mortgage Asset was originated after September 27, 1985.
Premium allocable to a Mortgage Asset originated on or before that date should be allocated among the principal payments on the Mortgage Asset and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

     It is not clear, and Federal Tax Counsel is unable to opine, whether the foregoing adjustments for discount or premium would be made based on the scheduled payments on the Mortgage Assets or taking account of a reasonable prepayment assumption.

     If a Mortgage Asset is prepaid in full, the holder of a Non-REMIC
Certificate acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Asset that is allocable to the Non-REMIC Certificate and the portion of the adjusted basis of the Non-REMIC Certificate (see 'Sales of Non-REMIC Certificates' below) that is allocable to the Mortgage Asset. The method of allocating such basis among the Mortgage Assets may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the Non-REMIC Certificates for purposes of accruing original issue discount.
It is not clear, and Federal Tax Counsel is unable to opine, whether any other adjustments would be required to reflect differences between the prepayment rate that was assumed in accounting for discount or premium and the actual rate of prepayments.

     Sales of Non-REMIC Certificates.  A Holder that sells a Non-REMIC
Certificate will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Non-REMIC Certificate.
In general, such adjusted basis will equal the Holder's cost for the Non-REMIC
Certificate, increased by the amount of any income previously reported with respect to the Non-REMIC Certificate and decreased by the amount of any losses previously reported with respect to the Non-REMIC Certificate and the amount of any distributions received thereon. Any such gain or loss generally will be capital gain or loss if the assets underlying the Non-REMIC Certificate were held as capital assets, except that, for a Non-REMIC Certificate to which the stripped bond rules do not apply and that was acquired with more than a de minimis amount of discount other than original issue discount (see 'Taxation of Non-REMIC Certificates if Stripped Bond Rules Do Not Apply' above), such gain will be treated as ordinary interest income to the extent of the portion of such discount that accrued during the period in which the seller held the Non-REMIC
Certificate and that was not previously included in income.

     Foreign Investors. A Holder of a Non-REMIC Certificate who is not a 'United States person' (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Non-REMIC Certificate will not be subject to United
States income or withholding tax in respect of payments of interest or original issue discount on a Non-REMIC Certificate to the extent attributable to Mortgage
Assets that were originated after July 18, 1984, provided that the Holder complies to the extent necessary with certain identification requirements
(including delivery of a statement, signed by the Holder of the Non-REMIC
Certificate under penalties of perjury, certifying that such Holder is not a United States person and providing the name and address of such Holder).
Interest or original issue discount on a Non-REMIC Certificate attributable to Mortgage Assets that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). For these purposes, the term 'United States person' means a citizen or a resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

                                       74


TAXABLE MORTGAGE POOLS

     Effective January 1, 1992, certain entities classified as 'taxable mortgage pools' are subject to corporate level tax on their net income. A 'taxable mortgage pool' is generally defined as an entity that meets the following requirements: (i) the entity is not a REMIC, (ii) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations consist of real estate mortgages (or interests therein), (iii) the entity is the obligor under debt obligations with two or more maturities, and
(iv) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (iii), the Code authorizes the Internal
Revenue Service to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If a Series of Non-REMIC Certificates were treated as obligations of a taxable mortgage pool, the Trust would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules. However, there can be no assurance that the proposed regulations will not be substantially modified before being finalized.

                                       75


                              ERISA CONSIDERATIONS

     ERISA imposes certain requirements on employee benefit plans and collective investment funds and separate accounts in which such plans or arrangements are invested to which it applies and on those persons who are fiduciaries with respect to such benefit plans. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA. In accordance with ERISA's general fiduciary standards, before investing in a Certificate a benefit plan fiduciary should determine whether such an investment is permitted under the governing benefit plan instruments and is appropriate for the benefit plan in view of its overall investment policy and the composition and diversification of its portfolio and is prudent.

     In addition, benefit plans subject to ERISA and individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to
Section 4975 of the Code (each a 'Plan') are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ('parties in interest' and 'disqualified persons'). Such transactions are treated as 'prohibited transactions' under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. The Depositor, the Originators, the Enhancer, the Underwriter and the
Trustee and certain of their affiliates might be considered 'parties in interest' or 'disqualified persons' with respect to a Plan. If so, the acquisition or holding or transfer of Certificates by or on behalf of such Plan could be considered to give rise to a 'prohibited transaction' within the meaning of ERISA and the Code unless an exemption is available. In addition, the Department of Labor ('DOL') has issued a regulation (29 C.F.R. Section
2510.3-101) concerning the definition of what constitutes the assets of a Plan
(the 'Plan Asset Regulations'), which provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an 'equity' investment will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. If an investing Plan's assets were deemed to include an interest in the Mortgage Loans and any other assets of the Trust and not merely an interest in the Certificates, transactions occurring between the Depositor, the Trustee, the Master Servicer, Sub-servicers, if any, the Enhancer or any of their affiliates might constitute prohibited transactions, and the assets of the Trust would become subject to the fiduciary investment standards of ERISA, unless an administrative exemption applies. Certain such exemptions which may be applicable to the acquisition and holding of the Certificates or to the servicing of the Mortgage Loans are noted below.

     The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ('PTCE 83-1'), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a 'mortgage pool' and the purchase, sale and holding of 'mortgage pool pass-through certificates.' A
'mortgage pool' is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A 'mortgage pool pass-through certificate' is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

     For the exemption to apply, PTCE 83-1 requires that (i) the Depositor and the Trustee maintain a system of insurance or other protection for the Mortgage
Loans and the property securing such Mortgage Loans, and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the Mortgage Loans, or 1% of the principal balance of the largest covered pooled Mortgage Loan; (ii) the Trustee may not be an affiliate of the Depositor; and (iii) the payments made to and retained by the Depositor in connection with the Trust, together with all funds inuring to its benefit for administering the Trust, represent no more than 'adequate consideration' for selling the Mortgage Loans, plus reasonable compensation for services provided to the Trust.

     In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Depositor, the Enhancer, the Master Servicer or the Trustee is a party in interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other
Certificates of the same pool. PTCE 83-1 also exempts from the

                                       76


prohibited transaction rules and transactions in connection with the servicing and operation of the Pool, provided that any payments made to the Master
Servicer in connection with the servicing of the Trust are made in accordance with a binding agreement, copies of which must be made available to prospective investors.


     In the case of any Plan with respect to which the Depositor, the Master
Servicer, the Enhancer or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the Depositor with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Depositor, the Trustee, the Master Servicer and the Certificate Insurer, if any.

     Before purchasing Certificates, a fiduciary of a Plan should confirm that the Trust is a 'mortgage pool,' that the Certificates constitute 'mortgage pool pass-through certificates,' and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The
Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan.

     In addition, DOL has granted to certain underwriters and/or placement agents individual prohibited transaction exemptions which may be applicable to avoid certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through certificates representing a beneficial undivided ownership interest in the assets of a trust that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption which may be applicable to the Certificates.

     One or more other prohibited transaction exemptions issued by the DOL may be available to a Plan investing in Certificates, depending in part upon the type of Plan fiduciary making the decision to acquire Certificates and the circumstances under which such decision is made, including but not limited to:
PTCE 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investment funds) PTCE
95-60 (regarding investments by insurance company general accounts), PTCE 84-14
(regarding investments by qualified professional asset managers) or PTCE 96-23
(regarding investment by in-house asset managers). However, even if the conditions specified in the Exemption or one or more of these other exemptions are met, the scope of the relief provided might or might not cover all acts which might be construed as prohibited transactions.

     Any Plan fiduciary considering the purchase of a Certificate should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. Special caution ought to be exercised before a Plan purchases a Certificate in such circumstances.


                                LEGAL INVESTMENT

SMMEA

     The related Prospectus Supplement will indicate whether the related
Certificates will constitute 'mortgage related securities' for purposes of SMMEA. If the Certificates so qualify, absent state legislation described below, such Certificates will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state
(including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that under applicable law obligations issued by or guaranteed as to principal and interest by the United States or any

                                       77


agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to 'mortgage related securities,' the Certificates will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain states adopted legislation which limits the ability of insurance companies domiciled in these states to purchase mortgage-related securities, such as the Certificates.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with Certificates without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in Certificates, and national banks may purchase Certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24
(Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

FFIEC POLICY STATEMENT

     The Board of Governors of the Federal Reserve System, the Federal Deposit
Insurance Corporation, the Comptroller of the Currency and the Office of Thrift
Supervision have adopted the Federal Financial Institutions Examination
Council's Supervisory Policy Statement on Securities Activities (the 'Policy
Statement'). Although the National Credit Union Administration has not yet adopted the Policy Statement, it has adopted other regulations affecting mortgage-backed securities and is expected to consider adoption of the Policy
Statement. The Policy Statement, among other things, places responsibility on a depository institution to develop and monitor appropriate policies and strategies regarding the investment, sale and trading of securities and restricts an institution's ability to engage in certain types of transactions.


     The Policy Statement and any applicable modifications or supplements thereto should be reviewed prior to the purchase of any Certificates by a depository institution. The summary of the Policy Statement contained herein does not purport to be complete and should not be relied upon for purposes of making any regulatory determinations. In addition, any regulator may adopt modifications or supplements to the Policy Statement or additional restrictions on the purchase of mortgage-backed or other securities. Investors are urged to consult their own legal advisors prior to making any determinations with respect to the Policy Statement or other regulatory requirements.

     The Policy Statement provides that a 'high-risk mortgage security' is not suitable as an investment portfolio holding for a depository institution. A high-risk mortgage security must be reported in the trading account at market value or as an asset held for sale at the lower of cost or market value and generally may only be acquired to reduce an institution's interest rate risk.
However, an institution with strong capital and earnings and adequate liquidity that has a closely supervised trading department is not precluded from acquiring high-risk mortgage securities for trading purposes.

     A depository institution must ascertain and document prior to purchase and no less frequently than annually thereafter that a nonhigh-risk mortgage security held for investment remains outside the high-risk category. If an institution is unable to make these determinations through internal analysis, it must use information derived from a source that is independent of the party from whom the product is being purchased. The institution is responsible for ensuring that the assumptions underlying the analysis and resulting calculations are reasonable. Reliance on analyses and documentation from a securities dealer or other outside party without internal analyses by the institution is unacceptable.

     In general, a high-risk mortgage security is a mortgage derivative product possessing greater price volatility than a benchmark fixed rate 30-year mortgage-backed pass-through security. Mortgage derivative products include
CMOs, REMICs, CMO and REMIC residuals and stripped mortgage-backed securities. A mortgage derivative product that, at the time of purchase or at a subsequent testing date, meets any one of three tests will be considered a high-risk mortgage security. When the characteristics of a mortgage derivative product are such that the first two tests cannot be applied (such as interest-only strips), the mortgage derivative product remains subject to the third test.

     The three tests of a high-risk mortgage security are as follows: (i) the mortgage derivative product has an expected weighted average life greater than
10.0 years; (ii) the expected weighted average life of the mortgage

                                       78


derivative product: (a) extends by more than 4.0 years, assuming an immediate and sustained parallel shift in the yield curve of plus 300 basis points, or (b) shortens by more than 6.0 years, assuming an immediate and sustained parallel shift in the yield curve of minus 300 basis points; and (iii) the estimated change in the price of the mortgage derivative product is more than 17%, due to an immediate and sustained parallel shift in the yield curve of plus or minus

300 basis points.

     When performing the price sensitivity test, the same prepayment assumptions and same cash flows that were used to estimate average life sensitivity must be used. The discount rate assumptions should be determined by (i) assuming that the discount rate for the security equals the yield on a comparable average life
U.S. Treasury security plus a constant spread, (ii) calculating the spread over Treasury rates from the bid side of the market for the mortgage derivative product, and (iii) assuming the spread remains constant when the Treasury curve shifts up or down 300 basis points. Discounting the cash flows by their respective discount rates estimates a price in the plus or minus 300 basis point environments. The initial price must be determined by the offer side of the market and used as the base price from which the 17% price sensitivity test will be measured.

     Generally, a floating-rate debt class will not be subject to the average life and average life sensitivity tests described above if it bears a rate that, at the time of purchase or at a subsequent testing date, is below the contractual cap on the instrument. An institution may purchase interest rate contracts that effectively uncap the instrument. For purposes of the Policy
Statement, a CMO floating-rate debt class is a debt class whose rate adjusts at least annually on a one-for-one basis with the debt class's index. The index must be a conventional, widely-used market interest rate index such as the London Interbank Offered Rate (LIBOR). Inverse floating rate debt classes are not included in the definition of a floating rate debt class.

     Securities and other products, whether carried on or off balance sheet
(such as CMO swaps but excluding servicing assets), having characteristics similar to those of high-risk mortgage securities, will be subject to the same supervisory treatment as high-risk mortgage securities. Long-maturity holdings of zero coupon, stripped and deep discount OID products which are disproportionately large in relation to the total investment portfolio or total capital of a depository institution are considered an imprudent investment practice. Long-maturity generally means a remaining maturity exceeding 10 years.

GENERAL

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates, to purchase
Certificates representing more than a specified percentage of the investor's assets, or to purchase certain types of Certificates, such as residual interests or stripped mortgage-backed securities. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors and comply with any other applicable requirements.

                             METHOD OF DISTRIBUTION

     The Certificates offered hereby and by the Prospectus Supplement will be offered in Series, either directly by the Depositor or through one or more underwriters or underwriting syndicates ('Underwriters'). The Prospectus
Supplement for each Series will set forth the terms of the offering of such Series and of each Class within such Series, including the name or names of the Underwriters, the proceeds to and their use by the Depositor, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Certificates will be determined.

     The Certificates in a Series may be acquired by Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any Underwriters will be subject to certain conditions precedent, and such Underwriters will be severally obligated to purchase all of a Series of Certificates described in the related Prospectus Supplement, if they are purchased. If Certificates of a Series are offered other than through Underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the seller and purchasers of Certificates of such Series.

                                       79


     If any of the Certificates are to be offered for the account of security holders, the related Prospectus Supplement will specify the name of such holder, the nature of any position, office or other material relationship which such holder has had within the past three years with the Depositor or any of its affiliates, and the amount and Percentage Interest of the applicable Class or Series of Certificates (i) held by such holder prior to the offering, (ii) being offered and (iii) to be held by such Holder following completion of the offering.

     The Depositor will indemnify any Underwriters against certain civil liabilities, including liabilities under the 1933 Act, or will contribute to payments any Underwriters may be required to make in respect thereof.

     In the ordinary course of business, the Depositor, its affiliates and any Underwriters may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's
Mortgage Assets pending the sale of such Mortgage Assets or interests therein, including the Certificates.

     The Depositor anticipates that the Certificates will be sold primarily to institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be 'underwriters' within the meaning of the 1933 Act in connection with reoffers and sales by them of Certificates. Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                 LEGAL MATTERS

     Certain legal matters relating to the issuance of the Certificates of each Series, including certain federal income tax consequences with respect thereto, will be passed upon by Stroock & Stroock & Lavan, Seven Hanover Square, New
York, New York 10004.


                             FINANCIAL INFORMATION

     The Depositor has determined that its financial statements are not material to the offering made hereby.

     A new Trust will be formed to own the Mortgage Assets and to issue each Series of Certificates. Each such Trust will have no assets or obligations prior to the issuance of the Certificates and will not engage in any activities other than those described herein. Accordingly, no financial statements with respect to such Trusts will be included in this Prospectus or any Prospectus Supplement.

                                     RATING

     Unless otherwise specified in the related Prospectus Supplement, it is a condition to the issuance of the Certificates of each Series offered hereby that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related Prospectus Supplement (each, a 'Rating Agency').

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                       80


                            INDEX OF PRINCIPAL TERMS

     Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:


Accounts..........................................     30
Accrual Certificates..............................     32
Agreement.........................................      7
Available Funds...................................     31
Balloon Loans.....................................     15
Bankruptcy Bond...................................     10
Cede..............................................     13
Certificate Guaranty Insurance Policy.............      9
Certificate Insurer...............................     37
Certificate Principal Balance.....................     33
Certificate Register..............................     31
Certificateholders................................     30
Certificates......................................      4
Class.............................................     30
Cleanup Costs.....................................     59
CMOs..............................................      6
Code..............................................     11
Commission........................................      2
Cut-off Date......................................      6
Definitive Certificates...........................     35
Delinquency Advances..............................     47
Depositor.........................................      4
Detailed Description..............................     20
Determination Date................................     32
Distribution Date.................................     31
DTC...............................................     13
Eligible Investments..............................     46
ERISA.............................................     13
Event of Default..................................     51
Excess Interest...................................     46
Exchange Act......................................      2
Garn-St Germain Act...............................     58
Home Equity Loans.................................     17
HUD...............................................     23
Indirect Participant..............................     34
Insurance Proceeds................................     32
Interest Weighted Class...........................     18
Liquidation Proceeds..............................     32
Loan Balance......................................     44
Loan Purchase Price...............................     44
Loan-to-Value Ratio...............................     21
Master Servicer...................................      4
Mortgage Assets...................................      4
Mortgage Loans....................................      4
Mortgage Loan Schedule............................     42

Mortgage Pool Insurance Policy....................     10
Mortgage Rate.....................................     20
Mortgaged Properties..............................      5
Mortgagors........................................     32
Multifamily Loans.................................      4

1933 Act..........................................      2
Non-REMIC Certificates............................     12
Participants......................................     34
Pass-Through Rate.................................      2
Plan..............................................     78
Plan Asset Regulations............................     78
PMBS..............................................      4
PMBS Issuer.......................................      7
PMBS Servicer.....................................      7
PMBS Trustee......................................      7
Pool..............................................      4
Pool Insurer......................................     37
Prepayment Assumption.............................     61
Primary Mortgage Insurance Policies...............      6
Principal Prepayment..............................     11
Private Mortgage-Backed Securities................      4
Proposed OID Regulations..........................     61
PTCE 83-1.........................................     78
Rating Agency.....................................     11
REIT..............................................     69
Relief Act........................................     19
REMIC.............................................     11
REMIC Certificates................................     60
REMIC Regular Certificates........................     12
REMIC Residual Certificates.......................     12
Second Mortgage Loans.............................     14
Senior Certificates...............................      7
Single Family Loans...............................      4
SMMEA.............................................     13
Special Hazard Insurance Policy...................     10
Special Hazard Insurer............................     38
Standard Hazard Insurance Policies................      6
Subordinated Certificates.........................      7
Sub-servicer......................................     11
Tiered REMICs.....................................     61
Title V...........................................     58
Trust.............................................      7
Trustee...........................................      4
UCC...............................................     34
United Companies..................................      4
United States Person..............................     72

Variable Rate Non-REMIC Certificates..............     75
Variable Rate REMIC Regular Certificate...........     63

                      [This page intentionally left blank]

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     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR ANY UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CERTIFICATES OFFERED HEREBY NOR AN OFFER OF SUCH CERTIFICATES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTING IN THE CERTIFICATES OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                         ------------------------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                               PAGE
                                            ----------
Summary of Terms........................       S-3
The Home Equity Loans...................       S-14
Maturity, Prepayment and Yield
 Considerations.........................       S-30
Description of the Certificates.........       S-39
The Originators.........................       S-48
The Pooling and Servicing Agreement.....       S-51
The Certificate Insurance Policy and the
 Certificate Insurer....................       S-53
Certain Federal Income Tax
 Consequences...........................       S-57
Legal Investment........................       S-58
ERISA Considerations....................       S-58
Underwriting............................       S-60
Report of Experts.......................       S-61
Certain Legal Matters...................       S-61
Ratings.................................       S-61
Annex I--Global Clearance, Settlement
 and Tax Documentation Procedures.......       S-62


                      PROSPECTUS
Prospectus Supplement...................        2
Available Information...................        2
Reports to Certificateholders...........        2
Incorporation of Certain Documents by
 Reference..............................        2
Summary of Terms........................        3
Risk Factors............................        12
The Trusts..............................        18
Use of Proceeds.........................        22
The Depositor...........................        23
The Originators.........................        23
The Home Equity Loan Program............        24
Description of the Certificates.........        29
Credit Enhancement......................        36
Maturity, Prepayment and Yield
 Considerations.........................        36
The Pooling and Servicing Agreement.....        39
Certain Legal Aspects of the Mortgage
 Loans..................................        53
Federal Income Tax
 Consequences...........................        57
ERISA Considerations....................        76
Legal Investment........................        77
Method of Distribution..................        79
Legal Matters...........................        80
Financial Information...................        80
Rating..................................        80
Index of Principal Terms................        81

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                                  $550,000,000
                                HOME EQUITY LOAN
                           PASS-THROUGH CERTIFICATES,
                           SERIES 1997-A1 AND 1997-A2

                          UCFC ACCEPTANCE CORPORATION
                                  (DEPOSITOR)

                            UNITED COMPANIES LENDING
                            CORPORATION(REGISTERED)
                                   (SERVICER)

                               LOGO       (REGISTERED)

                         ------------------------------
                             PROSPECTUS SUPPLEMENT
                         ------------------------------


                       PRUDENTIAL SECURITIES INCORPORATED
                           CREDIT SUISSE FIRST BOSTON
                              SALOMON BROTHERS INC

                                 March 25, 1997


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